                                                                    EXHIBIT 10.6

                            MASTER LEASE AND SUBLEASE

                                     BY AND

                                      AMONG

                                  STC SIX LLC,

                              SPRINT SPECTRUM L.P.,

                        GLOBAL SIGNAL ACQUISITIONS II LLC

                                       AND

                               GLOBAL SIGNAL INC.

                            DATED AS OF MAY 26, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
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SECTION 13. Requirements for Alterations; Title to Alterations; Addition

SECTION 35. Recording of Memorandum of Agreement or Site Designation

                                        i

                                       ii

                            MASTER LEASE AND SUBLEASE

     THIS MASTER LEASE AND SUBLEASE (this "AGREEMENT") is made and entered into this 26th day of May, 2005 (the "EFFECTIVE DATE"), by STC SIX LLC, a Delaware
limited liability company ("LESSOR"), SPRINT SPECTRUM L.P., a Delaware limited partnership ("SPRINT COLLOCATOR"), GLOBAL SIGNAL ACQUISITIONS II LLC, a Delaware
limited liability company ("LESSEE"), and GLOBAL SIGNAL INC., a Delaware corporation ("GLOBAL PARENT"). Lessor, Sprint, Lessee and Global Parent are
sometimes individually referred to in this Agreement as a "PARTY" and collectively as the "PARTIES".

     WHEREAS certain Affiliates of Sprint operate throughout the United States and its territories the Sites, which include Towers and related equipment and, in some cases, buildings, and such Affiliates either own, ground lease or otherwise have an interest in the tracts of land on which such Towers are located;

     WHEREAS, Lessee desires to lease or pre-lease the Sites;

     WHEREAS the obligations set forth in this Agreement are interrelated and required in order for Lessee to lease or pre-lease the Sites;

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     SECTION 1. DEFINITIONS.

     For purposes of this Agreement, the following capitalized terms have the following respective meanings:

     "AAA" means the American Arbitration Association or any successor entity.

     "ADDITIONAL MASTER LEASE AND SUBLEASE" collectively and individually, means
Master Lease and Sublease One, Master Lease and Sublease Two, Master Lease and
Sublease Three, Master Lease and Sublease Four and Master Lease and Sublease
Five.

     "ADDITIONAL MASTER LEASE LESSEE" means the "Lessee," as defined in a
Cross-Defaulted Master Lease and Sublease.

     "ADDITIONAL MASTER LEASE LESSOR" collectively and individually, means the
"Lessor," under and as defined in each Cross-Defaulted Master Lease and
Sublease.

     "ADDITIONAL MASTER LEASE SPRINT COLLOCATOR" collectively and individually, means the "Sprint Collocator," under and as defined in each Cross-Defaulted
Master Lease and Sublease.

     "ADDITIONAL MASTER LEASE SPRINT ADDITIONAL PARTY" collectively and individually, means the "SPRINT ADDITIONAL PARTY(s)," under and as defined in each Cross-Defaulted Master Lease and Sublease.

     "AFFILIATE" (and, with a correlative meaning, "AFFILIATED") means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" means the beneficial ownership (as such term is defined in Rules 13d-3 and 13d-5 of the Securities
Exchange Act of 1934, as amended) of more than fifty percent (50%) of the voting interests of the Person.

     "AFTER-TAX BASIS" has the meaning set forth in Section 39(a)(3)(i).

     "AGGREGATE LIGHTING SITES" has the meaning set forth in Section 17.

     "AGREEMENT" means this has the meaning set forth in the preamble and includes all subsequent modifications and amendments hereof. References to this
Agreement in respect of a particular Master Lease Site will include the Site
Designation Supplement therefor; and references to this Agreement in general and as applied to all Master Lease Sites will include all Site Designation
Supplements.

     "AGREEMENT TO LEASE AND SUBLEASE" means the Agreement to Contribute, Lease and Sublease, dated as of February 14, 2005, by and among Global Parent, Sprint
Parent and the other Affiliates of Sprint named therein.

     "ALLOCATED RENT" has the meaning set forth in Section 11(a).

     "ALTERATIONS" means the construction or installation of Improvements on any
Site or any part of any Site after the Effective Date, or the alteration, replacement, modification or addition to all or any component of a Site after the Effective Date, whether Severable or Non-Severable.

     "ASSUMED RATE" has the meaning set forth in Section 39(a)(1)(v).

     "AVAILABLE SPACE" means, as to any Site, a Tower location, a portion of the
Land, a portion of the Improvements or any other portion, space or area of such
Site that is available for lease to or collocation by any Tower Subtenant and all rights appurtenant to such portion, space or area.

     "AWARD" means any amounts paid, recovered or recoverable as damages, compensation or proceeds by reason of any Taking, including all amounts paid pursuant to any agreement with any Person which was made in settlement or under threat of any such Taking, less the reasonable costs and expenses incurred in collecting such amounts.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

     "CASUALTY NOTICE" has the meaning set forth in Section 14(a).

     "CLAIMS" means any claims, demands, actions, suits, proceedings, disbursements, judgments, damages, penalties, fines, losses, liabilities, costs and expenses, including reasonable attorneys' fees and amounts paid in settlements.

                                        2

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL AGREEMENTS" has the meaning set forth in the Agreement to Lease and Sublease.

     "COLLOCATION AGREEMENT" means an agreement, including master leases, between a Sprint Group Member (prior to the date hereof) or Lessee (on or after the date hereof) on the one hand, and a third party not an Affiliate of a Sprint
Group Member (on the date hereof), on the other hand, pursuant to which such
Sprint Group Member or Lessee, as applicable, rents to such third party space at any Site (including space on a Tower), including all amendments, modifications, supplements, assignments, guaranties, side letters and other documents related thereto.

     "COMMUNICATIONS EQUIPMENT" means, as to any Site, transmitting and/or receiving equipment and other equipment installed at the Sprint Collocation
Space (with respect to Sprint Collocator) or any other portion of the Site (with respect to a Tower Subtenant), which is used in providing current and future wireless and wireline communication services, including without limitation, switches, antennas, microwave dishes, panels, conduits, flexible transmission lines, cables, radio, amplifiers, filters and other transmission or communications equipment (including interconnect transmission equipment, transmitter(s), receiver(s) and accessories) and such other equipment and associated software as may be necessary in order to provide such wireless and wireline communication services, including without limitation, voice or data.
Communications Equipment will include any existing, replaced and upgraded
Communications Equipment.

     "COMMUNICATIONS FACILITY" means, as to any Site, (i) the Sprint Collocation
Space, together with all of Sprint's Communications Equipment and Sprint's
Improvements at such Site (with respect to Sprint Collocator) or (ii) any other portion of the Site leased to or used or occupied by a Tower Subtenant, together with all of such Tower Subtenant's Communications Equipment and such Tower
Subtenant's Improvements at such Site (with respect to a Tower Subtenant).

     "CONVERSION CLOSING" has the meaning set forth in the Agreement to Lease and Sublease.

     "CONVERSION CLOSING DATE" has the meaning set forth in the Agreement to
Lease and Sublease.

     "CPI" means the Consumer Price Index for all Urban Consumers, U.S., City
Average (1982-84 = 100) All Items Index, published by the Bureau of Labor
Statistics, United States Department of Labor. If the CPI ceases to be compiled and published at any time during the Term of this Agreement, but a comparable successor index is compiled and published by the Bureau of Labor Statistics,
United States Department of Labor, the adjustments to the Sprint Collocation
Charge provided for in Section 11, if any, and any other adjustments provided for in this Agreement which are based on the CPI Change will be computed according to such successor index, with appropriate adjustments in the index to reflect any differences in the method of computation from the CPI. If, at any time during the Term of this Agreement, neither the CPI nor a comparable successor index is compiled and published by the Bureau of Labor Statistics, the index for "all items" compiled and published by any other branch or department of the federal government will be used as a basis for calculation of the
CPI-related adjustments to

                                        3

the Sprint Collocation Charge provided for in this Agreement, and if no such index is compiled and published by any branch or department of the federal government, the statistics reflecting cost of living increases or decreases, as applicable, as compiled by any institution or organization or individual generally recognized as an authority by financial and insurance institutions will be used.

     "CPI CHANGE" means an increase, if any (expressed as a positive percentage)
in the most recently published CPI as of any applicable CPI Change Date from the
CPI published as of the corresponding month for the calendar year immediately preceding the calendar year of publication of such most recently published CPI.

     "CPI CHANGE DATE" means January 1, 2006 and January 1 of each year thereafter during the Term of this Agreement.

     "CROSS-DEFAULTED LEASE POOL" shall mean the set of Cross-Defaulted Master
Leases and Subleases hereunder, and each separate set of Cross-Defaulted Master
Leases and Subleases, under and as defined in any Additional Master Lease and
Sublease (or Severance Lease thereunder), as set forth in the Severance Notice.

     "CROSS-DEFAULTED MASTER LEASE AND SUBLEASE" collectively and individually, means, (i) on the date hereof, all of the Additional Master Leases and
Subleases, or (ii) from and after any exercise by Lessee of its rights under
Section 41(d) hereunder or any exercise by any Additional Master Lease Lessee of its rights under Section 41(d) under an Additional Master Lease and Sublease, those Additional Master Leases and Subleases designated as Cross-Defaulted
Master Leases and Subleases (to this Agreement), pursuant to any Severance
Notice hereunder (or under any Additional Master Lease and Sublease), subject to the provisions of the first sentence of Section 41(d)(ii)(B).

     "CROSS-DEFAULTED SITE" collectively and individually, means any Site hereunder and any "Site," as defined in a Cross-Defaulted Master Lease and
Sublease.

     "DATE OF TAKING" means the earlier of (a) the date upon which title to any
Site, or any portion of such Site, subject to a Taking is vested in the condemning authority, or (b) the date upon which possession of such Site or portion such Site is taken by the condemning authority.

     "DECISION PERIOD" has the meaning set forth in Section 31(h).

     "DEFAULT NOTICE" has the meaning set forth in Section 4(f).

     "EFFECTIVE DATE" has the meaning set forth in the preamble.

     "EMERGENCY" has the meaning set forth in Section 30(b).

     "ENVIRONMENTAL CONDITION" has the meaning set forth in the Agreement to
Lease and Sublease.

     "ENVIRONMENTAL LAW" has the meaning set forth in Section 23(a).

                                        4

     "EQUIPMENT" means all physical assets (other than real property and interests in real property), located at the applicable Site on or in, or attached to, the Land, Improvements or Towers leased to or operated by Lessee pursuant to this Agreement and includes, without limitation, to the extent existing at a Site on the Effective Date, all of the items listed on the attached Schedule 1. With respect to any item of or interest in real property included in the Leased Property of any Site, any fixture (other than Towers)
attached to that real property is "EQUIPMENT" related thereto. "EQUIPMENT" does not include any intellectual property or intangible rights or any Excluded
Equipment.

     "EXCLUDED ASSETS" has the meaning set forth in the Agreement to Lease and
Sublease.

     "EXCLUDED EQUIPMENT" has the meaning set forth in the Agreement to Lease and Sublease.

     "EXCLUDED PURCHASE SITES" means (i) any Pre-Lease Site pursuant to which
Lessee, in its reasonable discretion, determines that the transfer of such
Pre-Lease Site pursuant to the Purchase Option would violate the terms of the applicable Ground Lease, license or other agreement pursuant to which the applicable Sprint Additional Party has a possessory right in such Pre-Lease
Site, (ii) any Site where the Ground Lease has previously terminated or (iii)
any Site that Lessee has previously purchased from Lessor.

     "EXPIRING GROUND RENT" means the aggregate base Ground Rent payable during the last term of the expiring Ground Lease for which renewal is being sought.

     "FAA" means the United States Federal Aviation Administration or any
successor Federal Governmental Authority performing a similar function.

     "FCC" means the United States Federal Communications Commission or any
successor Federal Governmental Authority performing a similar function.

     "FEDERAL DEPRECIATION DEDUCTIONS" has the meaning set forth in Section
39(a)(1)(ii).

     "FEDERAL INCOME TAX BENEFITS" means the Federal Depreciation Deductions and the federal income tax deductions described in Section 39(a)(1)(iii).

     "FINAL NON-FINANCEABLE SITES STATEMENT" means the means the Preliminary
Non-Financeable Sites Statement as finally determined pursuant to Section 41(c).

     "FINANCIAL ADVISORS" has the meaning set forth in Section 34.

     "FINANCEABLE SITE" means a Master Lease Site with respect to which: (i)
Lessee, if it so elects, has obtained title insurance insuring its and its lenders' interests, subject only to Permitted Encumbrances and such other matters as are reasonably acceptable to Lessee, with a coverage amount equal to no less than the Rent paid by Lessee for such Master Lease Site, (ii) a Ground
Lessor Estoppel from any ground lessor and a Non-Disturbance Agreement from any ground lessor lenders, in each case with such modifications or changes as may be reasonably acceptable to Lessee (so long as such modifications or changes, if more burdensome to ground lessor or lender, as applicable, than those set forth on Exhibit J or Exhibit K to the Agreement to Lease

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and Sublease, as applicable, will not be required for purposes of establishing whether a "Ground Lessor Estoppel" has been obtained) has been obtained for the benefit of Lessee, its lenders and their respective successors and assigns,
(iii) the other Individual Site Closing Conditions have been satisfied, and (iv)
any Collocation Agreement that applies to such Master Lease Site as well as to other Sites that are not otherwise Financeable Sites (for example, as a result of a failure to satisfy the Environmental Conditions) may be severed without the consent of any third party, or has been severed with such consent, in order to permit at least one separate financing of such Master Lease Site.

     "FINANCIAL STATEMENTS" has the meaning set forth in the Agreement to Lease and Sublease.

     "GLOBAL PARENT" has the meaning set forth in the preamble.

     "GOVERNMENTAL APPROVAL" means all licenses, permits, franchises, certifications, waivers, variances, registrations, consents, approvals, qualifications and other authorizations to, from or with any Governmental
Authority.

     "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, administrative body, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, board, administrative hearing body, arbitration panel, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

     "GROUND LEASE" means, as to a Leased Site or Other Interest Site, the ground lease and/or any related easement, license or other agreement or document pursuant to which Lessor or Sprint holds a leasehold interest, leasehold estate, easement, license or other interest in such Site, together with any renewals or extensions of the term thereof (whether by exercise of any right or option contained therein or by execution of a new ground lease or other instrument providing for the use of such Site), and including all amendments, modifications, supplements, assignments, guarantees, side letters and other documents related thereto.

     "GROUND LESSOR" means, as to a Leased Site or Other Interest Site, the
"lessor", "landlord", "licensor", or similar Person under the related Ground
Lease.

     "GROUND LESSOR ESTOPPEL" means, as to a Ground Lease, an estoppel from the ground lessor thereunder for the benefit of Lessee, its successor and assigns, lenders and rating agencies, in substantially the form of Exhibit J attached to the Agreement to Lease.

     "GROUND RENT" means, as to any Site, all rents, fees and other charges payable by Lessor to the Ground Lessor under the Ground Lease for such Site.

     "GSI FINANCING SUBSIDIARY" means any Person formed as an Affiliate of
Lessee to be the lessee under a Severed Lease as described in Section 41(e).

     "HAZARDOUS MATERIAL" has the meaning set forth in Section 23(a).

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     "IMPROVEMENTS" means, as to each Site, (a) one or more equipment pads or raised platforms capable of accommodating exterior cabinets or equipment shelters, huts or buildings, electrical service and access for the placement and servicing of Sprint Collocator's and, if applicable, each Tower Subtenant's
Improvements; (b) buildings, huts, shelters or exterior cabinets; (c) generators and associated fuel tanks; (d) grounding rings; (e) fencing; (f) signage; (g)
connections for utility service up to the meter; (g) hardware constituting a tower platform to hold Sprint Collocator's and, if applicable, each Tower
Subtenant's Communications Equipment; (i) access road improvements; (j) common shelters, if any; (k) all lighting systems and light monitoring devices; and (l)
such other equipment, alterations, replacements, modifications, additions, and improvements as may be installed on or made to all or any component of a Site
(including the Land and the Tower). Improvements do not include Communications
Equipment.

     "INCLUSION" means the inclusion in the income of any Sprint Group Member of any amount realized in connection with the transactions effected by this
Agreement or related documents other than the amounts described in Section
39(a)(1)(iv).

     "INDIVIDUAL SITE CLOSING CONDITIONS" has the meaning set forth in the
Agreement to Lease and Sublease.

     "INDIVIDUAL SITE PREPAID RENT" means the portion of the Rent attributable to each Site, as set forth in Exhibit H hereto.

     "INITIAL MASTER LEASE SITES" has the meaning set forth in the definition of
"Master Lease Site."

     "LAND" means, as to each Site, the tract of land constituting a portion of such Site, together with all easements and other rights appurtenant thereto.

     "LANDLORD REIMBURSEMENT TAXES" means, with respect to a Leased Site or
Other Interest Site, if the applicable Ground Lease provides that Ground Lessor may pass-through any Taxes assessed against the Ground Lessor to the applicable ground lessee, the amount of such Taxes for which the Ground Lessor seeks reimbursement from the ground lessee or its assigns under the provisions of the
Ground Lease.

     "LAW" means any statute, rule, code, regulation, ordinance, interpretation or Order of, or issued by, any Governmental Authority.

     "LEASED PROPERTY" means, with respect to each Site, (a) the Land related to such Site, and (b) the Tower located on such Site (including the Sprint
Collocation Space), in each case together with the related Equipment,
Improvements (excluding Sprint's Improvements and any Tower Subtenant's
Improvements) and the Tower Related Assets with respect to such Site; provided, however, that no leasehold, subleasehold or other real property interest is granted pursuant to Section 3(b) in the Leased Property at any Pre-Lease Site
until the Conversion Closing for such Pre-Lease Site (to the extent same would cause a default under any Ground Lease).

     "LEASED SITE" means the Sites occupied by Lessor or a Sprint Additional
Party, as applicable, pursuant to a lease or sublease.

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     "LESSEE" has the meaning set forth in the preamble.

     "LESSEE COMPETITOR" means a Person that conducts, as a significant component of its business, the management, operation or marketing of communications towers, and does not provide wireless communications services as a substantial portion of its business.

     "LESSEE INDEMNITEE" means Lessee and its Affiliates, and its and their respective directors, officers, employees, agents and representatives.

     "LESSEE LENDER" means the holder(s) of any loan secured by all or any portion of Lessee's interests (or any of them) hereunder or with respect to any
Site, including, without limitation, a collateral assignment of any rights of
Lessee hereunder or under any related agreements or secured by the pledge of equity interests in Lessee (each, a "SECURED LESSEE LOAN"), together with the heirs, legal representatives, successors, transferees, nominees and assigns of such holder(s).

     "LESSEE NEGOTIATED RENEWAL" has the meaning set forth in Section 4(c).

     "LESSEE OBLIGATIONS" has the meaning set forth in Section 42(a).

     "LESSEE PROPERTY TAX CHARGE" means, as to any Site, the annual amount payable to Lessor by Lessee for Lessee's portion of Property Taxes with respect to such Site pursuant to this Agreement in an amount equal to $1,975 per annum
(prorated for partial years) subject to an annual increase on each CPI Change
Date equal to three percent (3%).

     "LESSEE PERMITTED LIENS" means, as to any Site, collectively: (a) liens in respect of Property Taxes or other Taxes that are not yet delinquent as long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto; (b) general utility, roadway and other easements or rights of way which do not or would not reasonably be expected to, individually or in the aggregate, materially adversely affect the use or operation of the Tower and/or
Site as a telecommunications tower facility; (c) rights of, or by, through or under Persons leasing, licensing or otherwise occupying space on any Tower or otherwise utilizing any Tower pursuant to any Collocation Agreement as provided therein; (d) all Liens and other matters of public record against the underlying real property interest of any ground lessor under any ground lease; (e) the terms and provisions of any ground lease as provided therein; (f) any Mortgage granted by Lessee in connection with a Secured Lessee Loan; (g) any Lien or right created by Persons other than Lessee or its Affiliates prior to the
Effective Date; and (h) any Lien or right otherwise caused or consented to by any Sprint Group Member.

     "LESSEE WORK" has the meaning set forth in Section 13(b).

     "LESSOR NEGOTIATED RENEWAL" has the meaning set forth in Section 4(d).

     "LIENS" means, with respect to any asset, any mortgage, guaranty, lien, pledge, security interest, charge, attachment, restriction or encumbrance of any kind in respect of such asset.

     "MASTER LEASE AND SUBLEASE ONE" means that certain Master Lease and
Sublease, dated as of May 26, 2005, by and among STC One LLC, a Delaware limited liability company, as

                                        8

lessor, Sprint Telephony PCS, L.P., as Sprint Collocator, Global Signal
Acquisitions II LLC, as lessee, and Global Signal Inc.

     "MASTER LEASE AND SUBLEASE TWO" means that certain Master Lease and
Sublease, dated as of May 26, 2005, by and among STC Two LLC, a Delaware limited liability company, as lessor, SprintCom, Inc., as Sprint Collocator, Global
Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

     "MASTER LEASE AND SUBLEASE THREE" means that certain Master Lease and
Sublease, dated as of May 26, 2005, by and among STC Three LLC, a Delaware limited liability company, as lessor, American PCS Communications, LLC, as
Sprint Collocator, Global Signal Acquisitions II LLC, as lessee, and Global
Signal Inc.

     "MASTER LEASE AND SUBLEASE FOUR" means that certain Master Lease and
Sublease, dated as of May 26, 2005, by and among STC Four LLC, a Delaware limited liability company, as lessor, PhillieCo, L.P., as Sprint Collocator,
Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

     "MASTER LEASE AND SUBLEASE FIVE" means that certain Master Lease and
Sublease, dated as of May 26, 2005, by and among STC Five LLC, a Delaware limited liability company, as lessor, Sprint Spectrum L.P., as Sprint
Collocator, Global Signal Acquisitions II LLC, as lessee, and Global Signal Inc.

     "MASTER LEASE SITE" means, for purposes of this Agreement, any Site, (a)
which is identified in Exhibit A-1 (the "INITIAL MASTER LEASE SITES"); and (b)
any Site added to this Agreement as a Master Lease Site as provided herein.

     "MORTGAGE" means, as to any Site, any mortgage, deed to secure debt, deed of trust, trust deed and/or other conveyance of, or encumbrance against, the right, title and interest of a Party in and to the Land, Tower and Improvements
on such Site as security for any debt, whether now existing or hereafter arising or created.

     "MORTGAGEE" means, as to any Site, the holder of any Mortgage, together with the heirs, legal representatives, successors, transferees and assigns of the holder.

     "NON-COLLOCATION SITES" has the meaning set forth in Section 6(c).

     "NON-CONTRIBUTABLE SITES" has the meaning set forth in the Agreement to
Lease and Sublease.

     "NON-FINANCEABLE SITES" has the meaning set forth in 41(c).

     "NON-FINANCEABLE SITE FINANCING COST" means, with respect to each
Non-Financeable Site included in the Final Non-Financeable Sites Statement, an amount equal to the product of (x) 12% of the aggregate Individual Site Prepaid
Rent attributable to the Non-Financeable Sites and (y) a fraction, the numerator of which is the amount of debt (not to exceed $850,000,000) Lessee obtains in connection with the consummation of the transactions under the Agreement to
Lease and Sublease and the denominator of which is the sum of (1) the Rent and
Pre-Lease Rent,

                                        9

payable on the date hereof hereunder and (2) the aggregate Rent and Pre-Lease
Rent under and as defined in all of the Additional Master Lease and Subleases on
the date hereof.

     "NON-FINANCEABLE SITES SUPPORTING DOCUMENTATION" means all relevant documentation reasonably requested by Lessor to verify the accuracy of the
Preliminary Non-Financeable Sites Statement.

     "NON-RESTORABLE SITE" means a Site that has suffered a casualty which damages or destroys all or a Substantial Portion of any Site that constitutes a non-conforming use under applicable Zoning Laws prior to such casualty and for which Restoration requires under applicable Zoning Laws either (i) obtaining a change in the zoning classification of the Site under applicable Zoning Laws or
Zoning Laws would not allow Lessee to rebuild a comparable replacement tower on the Site substantially similar to the Tower damaged or destroyed by the casualty, (ii) the filing and prosecution of a lawsuit or other legal proceeding in a court of law, or (iii) any other permit or approval under applicable Zoning
Laws that cannot be obtained by Lessor, using commercially reasonable efforts, in a period of time that will enable Restoration to be commenced (and a building permit issued) within one (1) year after the casualty.

     "NON-SEVERABLE" means, with respect to any Alteration, any Alteration that is not a Severable Alteration.

     "ONGOING REVENUE SHARING PAYMENT" means a Sprint Additional Party's and/or
Lessor's share of any Shared Ground Rent Increase Payment that is payable to a
Ground Lessor in installments rather than a one-time lump sum payment.

     "OPTION PURCHASE PRICE" means, with respect to each Site, the fixed purchase price for such Site in the event Lessee exercises its purchase option with respect to such Site under Section 36 of this Agreement, as specified in
Exhibit H.

     "OPTION SELLERS" has the meaning set forth in Section 36(a).

     "OPTION TRIGGER WINDOW" has the meaning set forth in Section 36(a).

     "OTHER INTEREST SITES" means the Sites, which are occupied by Lessor pursuant to a license, easement, permit or similar arrangement. If a Site is not an Owned Site or a Leased Site, such Site shall be deemed an Other Interest
Site.

     "OWNED SITE" not applicable.

     "PARTIES" has the meaning set forth in the preamble.

     "PARTY" has the meaning set forth in the preamble.

     "PERMITTED ACT" means any act expressly permitted under the Transaction
Documents; provided that the use and operation of the Leased Property in commercial service in the manner that the Lessee or its Affiliates currently uses and operates similar property in the tower business shall be considered to be expressly permitted (provided that such use and operation is not in violation of the Transaction Documents); provided further that, notwithstanding the foregoing,

                                       10

the following shall not be Permitted Acts: (i) any substitution or replacement of the Leased Property; (ii) any merger or consolidation of the Lessee or its
Affiliates; (iii) any modification, alteration, addition or improvement to the
Leased Property, in each case, which fails to comply with the provisions of Rev.
Proc. 2001-28, 2001-1 C.B. 1156; (iv) any voluntary or involuntary case or proceeding seeking relief of debts of the Lessee or its Affiliates, (v) any assignment of the Lessee's interest in the transactions contemplated by the
Transaction Documents; (vi) the entry into a New Lease under Section 40 of this
Agreement; and (vii) any severance of this Agreement under Section 41.

     "PERMITTED ENCUMBRANCES" has the meaning set forth in the Agreement to
Lease and Sublease.

     "PERMITTED USE" means use of each Site for the purposes of: (a)
constructing, installing, operating, repairing, altering, managing, maintaining and marketing the Tower and Improvements of each Site and making further
Improvements to such Site as permitted under this Agreement, and (b) the use of such Site by Sprint Collocator with respect to the Sprint Collocation Space or any Available Space at such Site subject to the terms of the Collocation
Agreements and this Agreement, as the case may be, and (c) the use by Tower
Subtenants of any portions of the Land, Tower and Improvements of such Site
(including any Available Space) as is reasonably necessary for operation of the
Communications Facilities of such Tower Subtenants subject to the terms of the
Collocation Agreements and this Agreement.

     "PERSON" means any individual, corporation, limited liability company (or series thereof), partnership, association, trust or any other entity or organization, including a Governmental Authority.

     "PRE-LEASE RENT" has the meaning set forth in Section 11(b).

     "PRE-LEASE SITE" means, for purposes of this Agreement, each Site which is not identified as a Master Lease Site on Exhibit A-1 and is therefore subject to this Agreement as a Pre-Lease Site as of the Effective Date, until such Site is converted to a Master Lease Site as provided herein.

     "PRELIMINARY NON-FINANCEABLE SITES STATEMENT" has the meaning set forth in
Section 41(c)(i).

     "PRIME RATE" means the rate of interest reported in the "Money Rates"
column or section of The Wall Street Journal (Eastern Edition) as being the prime rate on corporate loans of larger U.S. Money Center Banks.

     "PROCEEDS" means all insurance moneys recovered or recoverable by Lessor,
Lessee or Sprint Collocator as compensation for casualty damage to any Site
(including the Tower and Improvements of such Site).

     "PROPERTY TAXES" means, as to each Site, any and all of the following levies, assessed or imposed upon, against or with respect to the Site, any part of the Site, or the use and occupancy of the Site at any time during the Term as to such Site (whether imposed directly by a Governmental Authority or indirectly through any other Persons, and including any penalties,

                                       11

fines, and interest related thereto): (a) real property and personal property ad valorem taxes and assessments (other than Taxes imposed on Lessee by a
Governmental Authority with respect to Improvements treated as being owned by
Lessee); (b) charges made by any public or quasi public authority for improvements or betterments related to the Site (other than Taxes imposed on
Lessee by a Governmental Authority with respect to Improvements treated as being owned by Lessee); (c) sanitary taxes or charges, sewer or water taxes or charges, and (d) any other tax imposed solely as a result of ownership of the
Leased Property similar to the Taxes described in (a) through (c), in each case other than Landlord Reimbursement Taxes.

     "PROPORTIONAL RENT" has the meaning set forth in Section 11(f).

     "PURCHASE OPTION CLOSING DATE" means May 25, 2037.

     "PURCHASE SITES" means all Sites then subject to the terms and provisions of this Agreement that are not Excluded Purchase Sites.

     "QUALIFYING LESSEE TRANSFEREE" means a Person who has outstanding senior unsecured debt securities or comparable long term obligations rated B- or higher by Standard & Poor's Ratings Services or B3 or higher by Moody's Investors
Service.

     "QUALIFYING SPRINT TRANSFEREE" means a Person who has outstanding senior unsecured debt securities or comparable long term obligations rated BBB- or higher by Standard & Poor's Ratings Services or Baa3 or higher by Moody's
Investors Service.

     "RATABLE GLOBAL PARENT MAXIMUM OBLIGATION" has the meaning set forth in
Section 41(d).

     "REIMBURSABLE COSTS" has the meaning set forth in Section 18(f).

     "REIMBURSABLE MAINTENANCE EXPENSES" has the meaning set forth in Section
30(a).

     "RELEASE" has the meaning set forth in Section 23(a).

     "RENEWAL GROUND RENT" means the aggregate base Ground Rent (including any periodic escalations thereof) payable during the initial term of any Lessee
Negotiated Renewal or Lessor Negotiated Renewal.

     "RENT" has the meaning set forth in Section 11(b).

     "RENT PAYMENT PERIOD" means, as to each Site, the taxable period set forth in Exhibit A.

     "RESTORATION" means, as to a Site that has suffered casualty damage or is the subject of a Taking, such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of such Site, or any portion of such Site pending completion of action, required to restore the applicable Site (including the Tower and
Improvements on such Site but excluding any of Sprint's Communications Equipment or Improvements the restoration of which shall be the sole cost and obligation of Sprint Collocator) to a condition which is at least as good as the condition which existed immediately prior to such

                                       12

damage or Taking (as applicable), and such other changes or alterations as may be reasonably acceptable to Sprint Collocator and Lessee or required by Law.

     "REVENUE SHARING PAYMENT" means any additional amounts payable to any
Ground Lessor as a Shared Ground Lease Payment under (i) any Ground Lease in effect as of the Effective Date, (ii) renewals and extensions of any Ground
Lease executed after the Effective Date pursuant to terms contained therein on the Effective Date or (iii) any renewals or extensions of a Ground Lease executed after the Effective Date that do not increase any revenue sharing percentage beyond the amount immediately prior to the effectiveness thereof.

     "RIGHT OF SUBSTITUTION" means the right of Sprint Collocator to remove its
Communications Equipment from the Sprint Collocation Space at a Site and move same to Available Space on such Site by relocation of its Communications
Facility on such Site to a portion of such Available Space not larger than the
Sprint Tower Envelope, in accordance with and subject to the limitations contained in Section 25.

     "SECTION 467 LOAN" has the meaning set forth in Section 11(f).

     "SECURED LESSEE LOAN" has the meaning set forth in the definition of
"LESSEE LENDER".

     "SEVERABLE" means, with respect to any Alteration, any Alteration that can be readily removed from a Site or portion of such Site without damaging it in any material respect or without diminishing or impairing the value, utility, useful life or condition that the Site or portion of such Site would have had if such Alteration had not been made (assuming the Site or portion of such Site would have been in compliance with this Agreement without such Alteration), and without causing the Site or portion of such Site to become "limited use property" within the meaning of Rev. Proc. 2001-28, 2001-1 C.B. 1156.
Notwithstanding the foregoing, an Alteration will not be considered Severable if such Alteration is necessary to render the Site or portion of such Site complete for its intended use by Lessee (other than Alterations consisting of ancillary items of Equipment of a kind customarily furnished by lessees or operators of property comparable to the Site or portion of such Sites).

     "SEVERANCE NOTICE" has the meaning set forth in Section 41(d).

     "SEVERED LEASE" means a lease and sublease in substantially the form of this Agreement, with appropriate changes to reflect the fact that this Agreement has been so severed.

     "SEVERED SITE" means the Sites severed from this Agreement pursuant to
Section 41.

     "SHARED GROUND LEASE PAYMENT" has the meaning set forth in the Agreement to
Lease and Sublease.

     "SHARED GROUND RENT INCREASE PAYMENT" means, as to any Site, an amount equal to (i) fifty percent (50%) of the Renewal Ground Rent under any Lessee
Negotiated Renewal or any Lessor Negotiated Renewal exceeding one-hundred thirty percent (130%) of the Expiring Ground Rent for such Site up to and including one hundred sixty percent (160%) of the Expiring Ground Rent for such Site, plus
(ii) one hundred percent (100%) of the portion of the Renewal Ground Rent under such Lessee Negotiated Renewal or Lessor Negotiated Renewal exceeding

                                       13

one hundred sixty percent (160%) of the Expiring Ground Rent for such Site. The foregoing assumes the term of the applicable Ground Lease for which Renewal
Ground Rent and Expiring Ground Rent are calculated are of equivalent length, and, if not of equivalent length, the period over which the Ground Rent for the
Expiring Ground Lease shall be calculated shall match the length of the term of the Lessee Negotiated Renewal or Lessor Negotiated Renewal, as applicable.

     "SITE" means all of the Sites identified on Exhibit A hereto, which includes all Master Lease Sites and Pre-Lease Sites, as applicable, now or hereafter subject to this Agreement. As used in this Agreement, reference to a
Site (including any reference to a Master Lease Site or a Pre-Lease Site) will include the Land, the Tower, the Improvements (excluding Severable Alterations)
and Non-Severable Alterations but will not include Sprint's Improvements or
Sprint's Communications Equipment or any Tower Subtenant's Improvements or Tower
Subtenant's Communications Equipment and in each case shall include all of the
Leased Property with respect to such Site.

     "SITE DESIGNATION SUPPLEMENT" means, as to any Master Lease Site, a supplement to this Agreement, in substantially the form of Exhibit B attached to this Agreement.

     "SITE EXPIRATION DATE" means, as to any Site, (a) as to an Owned Site, the
Site Expiration Outside Date and (b) as to a Leased Site or Other Interest Site,
the sooner to occur of (i) one day prior to the expiration of the relevant
Ground Lease (as the same may be extended or renewed pursuant to the terms of this Agreement), or (ii) the Site Expiration Outside Date.

     "SITE EXPIRATION OUTSIDE DATE" means, as to any Site, May 25, 2037.

     "SPRINT" means Sprint Corporation and Affiliates thereof that are parties to the Agreement to Lease and Sublease.

     "SPRINT ADDITIONAL PARTY" means each Sprint Group Member which, at any applicable time during the Term of this Agreement, has not yet contributed its right, title and interest in the Leased Property at a Pre-Lease Site to Lessor
pursuant to the Agreement to Lease and Sublease.

     "SPRINT BUFFER ZONE" has the meaning set forth in Section 6(b).

     "SPRINT COLLOCATION CHARGE" has the meaning set forth in Section 11(b).

     "SPRINT COLLOCATION SPACE" means, as to each Site: (a) the portions of the
Land and Improvements comprising the Site used or occupied exclusively by Sprint
Collocator or its Affiliates, or on which any portion of Sprint's Communications
Facility is located, operated or maintained as of the Effective Date (including, without limitation, portions of the Land and Improvements on which switches and other of Sprint's Communications Equipment are located and the air space above such portion of the Land and Improvements (to the extent such air space is not occupied by a third party on the Effective Date)), (b) the portion of the Tower on the Site on or within which any portion of Sprint's Communications Facility is located, operated or maintained as of the Effective Date (including without limitation, portions of the Tower on which any antennas, transmission lines, amplifiers and filters are located), plus (in the event Sprint Collocator maintains fewer than nine (9) 1' x 6' panel antennas on such Tower as of the

                                       14

Effective Date) an additional portion of the Tower on the Site that will enable
Sprint Collocator to locate, operate and maintain Communications Equipment on the Tower consisting of an aggregate (or the equivalent weight and wind loading)
of no more than nine (9) 1' x 6' panel antennas and related equipment extending not more than eight (8) contiguous vertical feet on such Tower, with no more than nine (9) lines of co-axial cable not to exceed 1-5/8 inch in diameter
(provided any space for such co-axial cable constitutes a non-exclusive easement, available for use by Lessee and other Tower Subtenants); and (c) any and all rights pursuant to Sections 6(b) and 25 and all appurtenant rights reasonably inferable to permit Sprint Collocator's full use and enjoyment of the
Sprint Collocation Space, including without limitation, the rights specifically described in Section 6, all in accordance with Section 6.

     "SPRINT COLLOCATOR" means Sprint Telephony PCS, L.P. and its permitted successors and assigns hereunder, to the extent same are permitted to succeed to
Sprint Collocator's rights hereunder.

     "SPRINT GROUP" means, collectively, Sprint Parent and its Affiliates
(including Lessor) whose names are set forth in the signature pages of this
Agreement or the Agreement to Lease and Sublease and any Affiliate of Sprint
Parent which at any time becomes a "sublessor" under this Agreement in accordance with the provisions of this Agreement. Each member of the Sprint
Group is herein a "SPRINT GROUP MEMBER". Solely for purposes of Section 39, the term "SPRINT GROUP" will include each Sprint Group Member, the affiliated group of corporations and each member of such group within the meaning of Code Section
1504 of which any Sprint Group Member is or will become a member if such group will have filed a consolidated return; if applicable, each member in any entity classified as a partnership for federal income tax purposes and such entity itself if and to the extent such entity is treated as the tax owner of any of the Sites or portions of the Sites or such entity is a direct or indirect partner in another entity classified as a partnership which is so treated (in either case, a "SPRINT PARTNERSHIP"); and, if applicable, any entity owned by a
Sprint Group Member or an Sprint Partnership that for federal income tax purposes is disregarded as an entity separate from its owner.

     "SPRINT INDEMNITEE" means Lessor, each Sprint Additional Party, Sprint
Collocator and their respective Affiliates, directors, officers, employees, agents and representatives (except Lessee and its Affiliates and any agents of
Lessee or its Affiliates).

     "SPRINT MARKET ASSIGNEE" has the meaning set forth in Section 26(b).

     "SPRINT PARENT" means Sprint Corporation, a Kansas corporation.

     "SPRINT PARTNERSHIP" has the meaning set forth in the definition of "SPRINT
GROUP".

     "SPRINT TOWER ENVELOPE" means, as to each Site, the portion of the Sprint
Collocation Space on the Tower on the Site that will enable Sprint Collocator to locate, operate and maintain Sprint's Communications Equipment on the Tower consisting of an aggregate (or the equivalent weight and wind loading) of nine
(9) 1' x 6' panel antennas and related equipment extending not more than eight
(8) contiguous vertical feet on such Tower.

     "SPRINT TRANSFER" has the meaning set forth in Section 26(b).

                                       15

     "SPRINT'S COMMUNICATIONS EQUIPMENT" means any Communications Equipment owned or leased (other than from Lessee) by Sprint Collocator or its Affiliates.

     "SPRINT'S IMPROVEMENTS" means any Improvements of Sprint Collocator or its
Affiliates located at a Site, solely with respect to Sprint's Communications
Equipment.

     "STANDARD PROCEDURES" has the meaning set forth in Section 13(b)(ii).

     "SUBSTANTIAL PORTION OF ANY SITE" means, as to a Site, so much of the such
Site (including the Land, Tower and Improvements of such Site, or any portion of such Site) as, when subject to a Taking or damage as a result of a casualty, leaves the untaken or undamaged portion unsuitable for the continued feasible and economic operation of such Site for the Permitted Use.

     "SUBSTITUTION" means the relocation by Sprint Collocator on a Site, pursuant to its Right of Substitution.

     "SUPER FUND" has the meaning set forth in Section 23(a).

     "SUPER LIEN" has the meaning set forth in Section 23(a).

     "TAKING" means, as to any Site, any condemnation or exercise of the power of eminent domain by any Governmental Authority, or any taking in any other manner for public use, including a private purchase, in lieu of condemnation, by a public authority.

     "TAXES" means all forms of taxation, whenever created or imposed, whether imposed by a local, municipal, state, foreign, Federal or other Governmental
Authority, and whether imposed directly by a Governmental Authority or indirectly through any other Person, and, without limiting the generality of the foregoing, will include any income, gross receipts, ad valorem, excise, value-added, sales, use, transfer, franchise, license, stamp, occupation, withholding, employment, payroll, personal property, real property or environmental tax, levy, charge, assessment, fee or premium, together with any interest, penalty, addition to tax or additional amount imposed by a
Governmental Authority or indirectly through any other Person.

     "TAX ASSUMPTIONS" has the meaning set forth in Section 39(a)(1).

     "TAX CLAIM" has the meaning set forth in Section 39(d).

     "TAX INDEMNITEE" has the meaning set forth in Section 39(a)(3)(i).

     "TAX INDEMNITY NOTICE" has the meaning set forth in Section 39(a)(3)(i).

     "TAX LOSS" has the meaning set forth in Section 39(a)(3)(i).

     "TECHNICAL CLOSING" has the meaning set forth in the Agreement to Lease and
Sublease.

     "TEN YEAR WITHDRAWAL DATE" has the meaning set forth in Section 10(a).

     "TERM" means: (i) as to this Agreement, the term set forth in Section 9(a);
and (ii) as to each Site, the term during which this Agreement is applicable to such Site.

                                       16

     "TOTAL NON-FINANCEABLE SITE FINANCING COSTS" has the meaning set forth in
Section 41(c)(iii).

     "TOWER RELATED ASSETS" means, with respect to each Tower, (a) to the extent such rights are assignable to Lessee, all rights to any warranties held by
Lessor with respect to such Tower (or the related Site) prior to the date hereof
(and if such rights cannot be granted to Lessee, such rights shall be enforced by Sprint Collocator, at Lessee's cost, at the direction of and for the benefit of Lessee), (b) to the extent such rights are assignable to Lessee, all rights under any Governmental Approvals held exclusively with respect to the ownership or operation of such Tower (and of the related Site if such Site is an Owned
Site) prior to the date hereof (and if such rights cannot be granted to Lessee, such rights shall be enforced by the applicable Sprint Additional Party (or if such rights must be enforced by an Affiliate of Sprint, the applicable Sprint
Additional Party shall cause such Affiliate to enforce such rights), at Lessee's cost, at the direction of and for the benefit of Lessee), (c) to the extent such rights may be granted to Lessee, a sublicense or other right to use any
Governmental Approvals not held exclusively with respect to, but held in part for the benefit of, the ownership or operation of such Tower (and of the related
Site if such Site is an Owned Site), and (d) copies of, or extracts from, all current files and records of Lessor or any other Sprint Group Member solely related to the ownership, occupancy or leasing of such Tower (and of the related
Site if such Site is an Owned Site), or, to the extent not so solely related, appropriate extracts thereof. "TOWER RELATED ASSETS" does not include any intellectual property or intangible rights or Excluded Assets.

     "TOWER REMOVAL BONDS" means, collectively, any bonds, letters of credit, deposits or other security interests relating to the removal of a Tower from a
Site.

     "TOWER SUBTENANT" means, as to any Site, any Person (other than Sprint
Collocator), which: (a) is a "sublessee" under any Collocation Agreement affecting such Site; or (b) subleases, licenses or otherwise acquires from
Lessee the right to use Available Space on such Site.

     "TOWER SUBTENANT'S COMMUNICATIONS EQUIPMENT" means any Communications
Equipment owned or leased (other than from Lessee) by a Tower Subtenant.

     "TOWER SUBTENANT'S IMPROVEMENTS" means the Improvements of any Tower
Subtenant located at any Site.

     "TOWERS" means the communications towers on the Sites.

     "TRANSACTION DOCUMENTS" means this Agreement, the Agreement to Lease and
Sublease, the Collateral Agreements and all other documents to be executed by the Parties in connection with the consummation of transactions contemplated by the Agreement to Lease and Sublease and this Agreement.

     "TRANSFER TAXES" has the meaning set forth in Section 16(d).

     "TRANSITION SERVICES AGREEMENT" has the meaning set forth in Section 12(c).

     "UNAMORTIZED RENT" means, for any applicable Site, an amount equal to the product of (x) the Rent or Pre-Lease Rent, as applicable for such Site, and (y)
a fraction, the numerator of

                                       17

which is the number of years (to three decimal places) remaining from and after the applicable measuring date to the Site Expiration Outside Date and the denominator of which is thirty-two (32).

     "UNPAID AMOUNT" has the meaning set forth in Section 11(d).

     "WITHDRAWAL CAUSE" means, as to any Site, the inability of Sprint
Collocator (after using commercially reasonable efforts) to obtain or maintain any Governmental Approval necessary for the operation of Sprint's Communications
Facility at such Site; provided, however, that Sprint Collocator may not assert
Withdrawal Cause if Sprint Collocator (i) cannot maintain or obtain or otherwise forfeits a Governmental Approval as a result of the violation of any Laws by
Sprint Collocator or its Affiliates or any enforcement action or proceeding brought by any Governmental Authority against Sprint Collocator or its
Affiliates because of any alleged wrongdoing by Sprint Collocator or its
Affiliates or (ii) does not have such Governmental Approval on the Effective
Date and such Governmental Approval was required on the Effective Date.

     "WITHDRAWAL DATE" means the effective date of Sprint Collocator's election to terminate its leaseback or other use and occupancy of the Sprint Collocation
Space at any Site pursuant to a Withdrawal Notice.

     "WITHDRAWAL NOTICE" has the meaning set forth in Section 10(a).

     "WITHDRAWAL RIGHTS" means the rights of Sprint Collocator to elect to terminate its leaseback or other use and occupancy of the Sprint Collocation
Space with respect to a Site as described in Section 10(a).

     "ZONING LAWS" means any zoning, land use or similar Laws, including, without limitation, Laws relating to the use or occupancy of any communications towers or property, building codes, zoning ordinances and land use regulations.

     "90 DAY LESSEE NOTICE" has the meaning set forth in Section 16(c).

     Any other capitalized terms used in this Agreement will have the respective meanings given to them elsewhere in this Agreement.

     SECTION 2. DOCUMENTS.

     (a) This Agreement will consist of the following documents, as amended from time to time as provided herein:

          (i) this Agreement;

          (ii) the following Exhibits, which are incorporated herein by this reference:

          Exhibit A          List of Sites
          Exhibit A-1        List of Master Lease Sites
          Exhibit B          Form of Site Designation Supplement

                                       18

          Exhibit C          Intentionally Omitted
          Exhibit D          Form of Officer's Certificate of Sprint Corporation
          Exhibit E          Form of Officer's Certificate of Global Signal Inc.
          Exhibits F and G   Intentionally Omitted
          Exhibit H          Individual Site Rent and Option Purchase Price
                             Amount

          (iii) Schedules to the Exhibits, which are incorporated herein by reference and Schedule 1 hereto which is Incorporated by reference; and

          (iv) such additional documents as are incorporated by reference.

     (b) If any of the foregoing are inconsistent, this Agreement will prevail over the Exhibits, the Schedules and additional incorporated documents.

     SECTION 3. MASTER LEASE SITES AND PRE-LEASE SITES.

     (a) Subject to the terms and conditions of this Agreement, Lessor hereby lets, leases and demises unto Lessee, and Lessee hereby leases, takes and accepts from Lessor the Leased Property of all of the Master Lease Sites. Each
Master Lease Site in addition to the Initial Master Lease Sites will be made subject to this Agreement by means of a Conversion Closing (after which Lessor and Lessee will execute and deliver at a Technical Closing a Master Lease Site
Designation Supplement between Lessor and Lessee and the amendment of Exhibit A hereto to reflect such Site as a Master Lease Site instead of a Pre-Lease Site).
Lessor and Lessee acknowledge and agree that this single Agreement is indivisible (except pursuant to Section 41(d)), intended to cover all of the
Sites and is not a separate lease and sublease or agreement with respect to individual Sites, and in the event of a bankruptcy of any Party, all Parties intend that this Agreement be treated as a single indivisible Agreement. All disclaimers of obligations by Sprint Collocator and its Affiliates under this
Agreement are qualified in all respects by such Parties' representations, warranties and covenants under the Agreement to Lease and Sublease. In addition, the Parties acknowledge and agree that this Agreement is intended to be treated for U.S. federal income tax purposes as (i) a lease between Lessee and Lessor, with respect to the Sites, and (ii) a lease between Lessee and Sprint
Collocator, with respect to the Sprint Collocation Space; and the Parties further agree to not take any position on any tax return that is inconsistent with such treatment.

     (b) As to each Master Lease Site, this Agreement is a grant of a leasehold interest in each Owned Site; and as to Leased Sites and Other Interest Sites,
this Agreement is a grant of a subleasehold or other interest in each Leased
Site or Other Interest Site, as applicable.

     (c) As to each Pre-Lease Site, Lessor hereby appoints, and Lessee agrees to act and will act, as the exclusive operator of the Leased Property at each of the Pre-Lease Sites during the Term as to each Pre-Lease Site. In performing its duties as operator of the Pre-Lease Sites, Lessee will manage, administer and operate each of the Pre-Lease Sites, subject to the provisions of this
Agreement, in a manner (i) which is comparable to and in accordance with prudent

                                       19

management and quality standards used in the telecommunications industry by nation-wide communications tower operators operating portfolios of comparable size and quality as that being leased and operated under this Agreement and (ii)
consistent with the standards used to manage, administer and operate the Master
Lease Sites. Except as specifically provided herein, no Sprint Additional Party nor Lessor shall exercise any rights or take any actions with respect to the operation, maintenance, leasing or licensing with respect to any Pre-Lease
Sites, all such rights being exclusively reserved to Lessee hereunder.

     (d) Lessee hereby accepts the Leased Property at each Site in its "AS IS"
condition, without any representation, warranty or covenant of or from Lessor,
Sprint or their respective Affiliates whatsoever as to its condition or suitability for any particular use, except as may be expressly set forth in this
Agreement or in the Agreement to Lease and Sublease. Except as set forth in this
Agreement and the Agreement to Lease and Sublease, Lessee hereby acknowledges that neither Lessor, Sprint nor any agent or Affiliate of Lessor or Sprint has made any representation or warranty, express or implied, with respect to any of the Leased Property, or any portion of such Leased Property, or the suitability or fitness for the conduct of Lessee's business or for any other purpose, including the Permitted Use, and Lessee further acknowledges that it has had sufficient opportunity to inspect and approve the condition of the Leased
Property at each of the Sites.

     (e) From and after the Effective Date, Lessee will receive and will be entitled to all of the revenue generated by the Sites (including, without limitation, all revenue under the Collocation Agreements) and neither Lessor,
Sprint nor any of their respective Affiliates will be entitled to any of such revenue, and if any such revenue is paid to any such Person, it will remit same to Lessee as soon as reasonably possible after any Sprint Group Member becomes aware of its receipt thereof (including, without limitation, by notice from
Lessee of such receipt), but in no event more than ten (10) Business Days, and
Sprint Collocator shall cause its Affiliates to perform any such obligation hereunder. Lessor or the applicable Sprint Additional Party (as applicable) will direct (or cause its Affiliate to direct), in writing, all payors of amounts due with respect to any Sites to pay such amounts to Lessee. From and after the
Effective Date, and except as expressly provided in this Agreement, Lessee also will be responsible for the payment of, and will pay, all expenses related to or associated with the Sites, whether ordinary or extraordinary, and whether foreseen or unforeseen. The rights granted to Lessee under this Agreement include, with respect to each Tower, the right of Lessee to use and employ, to the extent such rights may be legally granted to or used by Lessee, the Tower
Related Assets related to the Sites.

     (f) Lessee may from time to time make, subject to the requirements of
Section 13, such Alterations as Lessee may deem desirable in the proper conduct of its business, so long as (i) such Alteration will not disrupt or otherwise adversely affect Sprint Collocator's use of the Site in any material respect and is made in accordance with the requirements set forth in Section 13 of this
Agreement, (ii) such Alteration will not result in any material respect in (y)
the value of the Site or portion of such Site being less than the value of such
Site immediately prior to such Alteration, or (z) the economic life of the Site or portion of the Site being less than the economic life of the Site or portion of the Site immediately prior to such Alteration, and (iii) such Alteration will not cause the Site or portion of such Site to constitute "limited use property"
within the meaning of Rev. Proc. 2001-28, 2001-1 C.B. 1156.

                                       20

     SECTION 4. GROUND LEASES.

     (a) Lessee hereby acknowledges that, as to the Leased Property of each
Leased Site or Other Interest Site, as applicable, this Agreement is subject and subordinate to all of the terms and conditions of, the applicable Ground Lease of such Leased Site or Other Interest Site, as applicable. As to any Leased Site or Other Interest Site, as applicable, neither Lessor nor any other Sprint Group
Member will be deemed to have assumed any duty or obligation of the Ground
Lessor under the applicable Ground Lease and will not be liable or responsible in any manner whatsoever for any failure of such Ground Lessor to perform any such duty or obligation. Lessee agrees that it will promptly pay or cause to be paid the Ground Rent under each of the Ground Leases for the Leased Sites or
Other Interest Sites, as applicable during the Term of this Agreement when such payments become due and payable and, if Lessee fails to pay Ground Rent under any Ground Lease on a timely basis, Lessee will be responsible for any applicable late charges, fees or interest payable to the Ground Lessor;
provided, however, that should any Ground Lessor refuse the payment of Ground
Rent for an applicable Site from any Person other than Lessor or its Affiliate, as applicable, then Lessor or its Affiliate, as applicable, after written notice from Lessee of the need for payment from such Person, will promptly pay such amount, and Lessee will reimburse Lessor therefor within five (5) days after the date of Lessor's payment. Except as provided in Section 4(c), Lessee will abide by, comply in all respects with, and fully and completely perform all terms, covenants, conditions, and provisions of each Ground Lease (including, without limitation, terms, covenants, conditions, and provisions relating to maintenance, insurance and alterations) as if Lessee were the "ground lessee"
under the applicable Ground Lease and, to the extent evidence of such performance must be provided to the Ground Lessor of the applicable Ground
Lease, Lessee will provide such evidence to Ground Lessor. Unless otherwise directed by Lessee or upon the suspension of the limited power of attorney granted to Lessee below, neither Lessor, Sprint, nor any of their respective
Affiliates shall take any actions to interfere with Lessee acting as the "ground lessee" under any Ground Leases as long as Lessee is performing its obligations with respect to Ground Leases hereunder. To the extent that any Ground Lease imposes or requires the performance of the "ground lessee" thereunder of any duty or obligation that is more stringent than or in conflict with any term, covenant, condition, or provision of this Agreement, the applicable term, covenant, condition, or provision of the Ground Lease will control and will constitute the duties and obligations of Lessee under this Agreement as to the subject matter of such term, covenant, condition, or provision. Lessee will not
(and with respect to its activities on the Sprint Collocation Space, Sprint
Collocator will not) engage in or permit any conduct that would: (i) constitute a breach of or default under any Ground Lease; or (ii) result in the Ground
Lessor being entitled to terminate the applicable Ground Lease or to terminate
Lessor's right as ground lessee under such Ground Lease, or to exercise any other rights or remedies to which the Ground Lessor may be entitled for a default or breach under the applicable Ground Lease. In no event shall Lessee have any liability to any Sprint Group Member for any breach of a Ground Lease caused by an act or omission of Lessor or any Sprint Group Member, before, on, or after the Effective Date, and Sprint Collocator hereby indemnify and hold the
Lessee Indemnitees harmless from and against and in respect of any and all
Claims (other than Claims, to the extent arising from actions taken by Lessee or its Affiliates) paid, suffered, incurred or sustained by any Lessee Indemnitee and in any manner arising out of, by reason of, or in connection therewith.
During the Term as to any Leased Site or Other Interest Site, as applicable, and subject to Sections 4(c) and 4(f) below, Lessee agrees to exercise prior to the expiration of the applicable Ground Lease and in

                                       21

accordance with the provisions of the applicable Ground Lease, any and all renewal options existing as of the Effective Date and any further renewal or extension options that may be granted by any Ground Lessor after the Effective
Date for any such Leased Site or Other Interest Site, as applicable, under the
Ground Leases of such Leased Sites or Other Interest Sites, as applicable;
provided, however, that Lessee shall not be required to exercise any Ground
Lease renewal option if Sprint Collocator at the Site covered by such Ground
Lease is in default of its obligations under this Agreement as to the Site beyond applicable notice and cure periods provided herein.

     (b) Lessee will not be entitled to act as agent for, or otherwise on behalf of, Lessor or its Affiliates or to bind Lessor or its Affiliates in any way whatsoever in connection with any Ground Lease or otherwise except as provided in this Section 4. Lessor hereby delegates to Lessee the sole and exclusive right to perform the obligations of and assert the rights of the "ground lessee"
under all Ground Leases and of the Sprint Additional Parties (or their respective Affiliates) under all Collocation Agreements with respect to
Pre-Lease Sites, and to exercise all rights thereunder subject only to the other provisions of this Section 4. In accordance with the provisions of this
Agreement, Lessee will have the right to review, negotiate and execute on behalf of Lessor amendments and other documentation relating to Ground Leases and to otherwise act on behalf of Lessor in dealing with the Ground Lessors under the
Ground Leases, and Lessor hereby grants to Lessee a limited power of attorney and, subject to any limitation on such appointment herein, appoints Lessee as its agent and attorney to review, negotiate and execute on behalf of Lessor amendments and other documentation relating to Ground Leases and to otherwise act on behalf of Lessor in dealing with the Ground Lessors under the Ground
Leases. The foregoing power of attorney and appointment are subject to the following requirements and limitations: (i) all amendments and other documentation executed by Lessee, and actions taken by Lessee on behalf of
Lessor must comply in all respects with the requirements and provisions of this
Agreement, (ii) upon request by Lessor, Lessee will provide Lessor with such summaries, documentation and other information relating to Lessee's negotiations and other activities pertaining to the Ground Lease and the Ground Lessors as
Lessor may reasonably request, and (iii) the foregoing power of attorney and appointment granted herein to Lessee may be suspended by written notice from
Lessor to Lessee at any time upon the occurrence of an event of default by
Lessee under this Agreement or if Lessee violates or fails to comply with the foregoing requirements and limitations and until such violation or failure is cured. Lessee may use such power of attorney to (i) negotiate and execute any
Ground Lease renewal that is for a term of not more than five (5) years, which may contain successive five (5) year renewal options and otherwise shall be on commercially reasonable terms, (ii) execute other modifications, waivers and amendments to Ground Leases (including non-disturbance agreements related thereto) that are reasonably required in the normal course of business and operations of the Sites, (iii) amend, modify, enforce or waive any terms of any
Collocation Agreements or enter into new site supplements or site subleases applicable to Pre-Lease Sites or (iv) enter into any collocation agreements, site supplements or site subleases out for signature on the date hereof or partially executed on the date hereof applicable to Master Lease Sites and
Pre-Lease Sites. Lessor shall, from time to time and upon reasonable request from Lessee, execute documentation reasonably necessary to confirm Lessee's rights hereunder to a counterparty under a Collocation Agreement, within ten
(10) Business Days of receipt of a request therefor by Lessee, provided, that
Lessor and each Sprint Additional Party will not be required to obtain any new board resolutions from any Person that is a corporation or similar resolutions or approvals from any Person that is a

                                       22

limited liability company, partnership or trust. Lessee will, and does hereby agree to, indemnify, defend and hold the Sprint Indemnitees harmless from, against and in respect of any and all Claims paid, suffered, incurred or sustained by any Sprint Indemnitee and in any manner arising out of, by reason of, or in connection with all deeds and activities performed by Lessee pursuant to and under the authority granted by the power of attorney granted in this
Section 4(b) (including, without limitation, a violation failure to comply with the foregoing requirements and limitations), provided, however, that such indemnity shall not be for amounts payable under a Ground Lease after the Site
Expiration Outside Date, unless Lessee exercises its rights under Section 36 with respect to a Site or the terms and provisions of such Ground Lease that extends beyond the Site Expiration Outside Date are not commercially reasonable.
Except as expressly provided in this Agreement, no amendment, renewal, extension or other change to any Ground Lease desired by Lessee during the Term pursuant to this Section 4 will be effected without the prior consent of Lessor, such consent not to be unreasonably withheld, conditioned or delayed. Lessor or the
Sprint Additional Parties, as applicable, shall respond to any written request that they execute or consent to the execution of a Ground Lease amendment within ten (10) Business Days of written notice thereof, with a failure to respond being deemed a consent to the execution of such Ground Lease amendment by
Lessee.

     (c) With respect to any negotiations with a Ground Lessor of the terms of a renewal or extension of a Ground Lease (other than a renewal or extension pursuant to an option contained in such Ground Lease which Lessor is obligated to exercise pursuant to Section 4(a)), Lessee will, at Lessee's sole cost and expense, use commercially reasonable efforts to negotiate and obtain an extension or renewal of all Ground Leases of the Leased Sites and Other Interest
Sites on behalf of and for the benefit of Lessor, and Lessor, if requested by
Lessee, will make commercially reasonable efforts to assist Lessee in obtaining such extension or renewal; provided, however, that such renewal or extension does not impose any liability or obligation on Lessor, Sprint Collocator or any of their respective Affiliates during the Term as to the applicable Site for which Lessee is not responsible (or subsequently agrees to be responsible) under the terms of this Agreement. If, at the conclusion of any such negotiations by
Lessee (a "LESSEE NEGOTIATED RENEWAL"), Lessee has obtained a proposal from the applicable Ground Lessor for the renewal or extension of such Ground Lease that provides for Renewal Ground Rent under such renewal or extension that does not exceed one hundred sixty percent (160%) of the Expiring Ground Rent, does not increase any revenue sharing thereunder and does not impose any other conditions or responsibilities on the Lessee thereunder materially more onerous than in such Ground Lease prior to the renewal thereof for such Site, Lessee agrees that
Lessee will be required to accept such proposal and use commercially reasonable efforts to cause such renewal or extension to be entered into (subject to Sprint
Collocator not being in default hereunder at such Site beyond applicable notice and cure periods provided herein); provided, however, that in such event the
Sprint Collocation Charge payable by Sprint Collocator under this Agreement for the Sprint Collocation Space at the Site that is subject to such renewal or extension will increase during the entire period of such renewal or extension
(and any subsequent renewals or extensions thereof exercised prior to the applicable Withdrawal Date) by the amount of the Shared Ground Rent Increase
Payment. If the proposed Lessee Negotiated Renewal provides for Renewal Ground
Rent that exceeds one hundred sixty percent (160%) of the Expiring Ground Rent or otherwise increases any revenue sharing thereunder or otherwise imposes any other conditions materially more onerous than those contained in such Ground
Lease prior to the renewal thereof for such Site, and Lessee does not desire to accept Renewal

                                       23

Ground Rent, Lessee shall so notify Lessor in writing of the Renewal Ground Rent provided for in such Lessee Negotiated Renewal, and Lessor shall have right
(exercisable by written notice from Lessor to Lessee within thirty (30) days after receipt of such notice from Lessee to Lessor) to either (i) require Lessee to accept such proposal and use commercially reasonable efforts to cause such
Lessee Negotiated Renewal to be entered into (but only at a Renewal Ground Rent not exceeding the amount of the Renewal Ground Rent contained in the proposed
Lessee Negotiated Renewal of which Lessor was so notified) or (ii) attempt to negotiate the Renewal Ground Rent for the period of such renewal or extension directly with the applicable Ground Lessor; provided, however, that in either of such events, if any renewal or extension is thereafter entered into, the Sprint
Collocation Charge payable by Sprint Collocator under this Agreement for the
Sprint Collocation Space at the Site that is subject to such renewal or extension will increase during the entire period of such renewal or extension
(and any subsequent renewals or extensions thereof exercised prior to the applicable Withdrawal Date) by the amount of the Shared Ground Rent Increase
Payment. Lessee at any time may enter into any renewal or extension of a Ground
Lease on any commercially reasonable terms as it may elect. To the extent that
Lessee or any Affiliate of Lessee succeeds to the interest of any Ground Lessor in and to the Ground Lease located at any Site, upon the expiration of the term of such Ground Lease (and any renewal options contained therein), the term of such Ground Lease shall thereafter be automatically renewed for additional five
(5) year terms on the same terms and conditions as the immediately preceding renewal or extension term of the Ground Lease, provided, however, that the
Ground Rent thereunder shall be increased by an amount equal to the product of
(x) the Ground Rent in the term then expiring and (y) a fraction (but not less than one), the numerator of which is the aggregate base Ground Rent payable during the final term of said Ground Lease (prior to renewal in accordance with this sentence) and the denominator of which is the aggregate base Ground Rent payable during the term immediately preceding the final term of said Ground
Lease (prior to renewal in accordance with this sentence), assuming such terms are of equivalent length (or, if not of equivalent length, then the period over which the base Ground Rent for the expiring Ground Lease shall be calculated shall match the length of the renewal or extension, as applicable), or if such
Ground Lease had only one term thereto, then the base Ground Rent shall increase during each year of the renewal or extension at the periodic escalations, if any, provided for in the immediately previous five (5) years of the term of such
Ground Lease.

     (d) Commencing from and after January 1, 2007, if on the date that is six
(6) months prior to the expiration of any Ground Lease, such Ground Lease has not been renewed or extended, Lessee will so notify Lessor in writing, and
Lessor, at its option, may attempt to negotiate such renewal or extension and if
Lessee has not previously used commercially reasonable efforts pursuant to
Section 4(c) to obtain such renewal or extension, Lessee will reimburse Lessor for its reasonable out of pocket expenses relating to such negotiation;
provided, however, that Lessor will not in connection with such renewal or extension, without the approval of Lessee, agree to any revenue sharing in excess of existing revenue sharing arrangements. If Lessor completes the foregoing negotiations for, and executes and delivers, such renewal or extension
(a "LESSOR NEGOTIATED RENEWAL"), the Term as to such Site shall continue in full force and effect; provided, however, that the Sprint Collocation Charge payable by Sprint Collocator under this Agreement for the Sprint Collocation Space at the Site that is subject to the Lessor Negotiated Renewal will increase during the entire period of such Lessor Negotiated Renewal (and any subsequent renewals or extensions thereof) by the amount of the Shared Ground Rent

                                       24

Increase Payment. Notwithstanding anything in this Agreement to the contrary, however, in the event of an increase in the Sprint Collocation Charge as a result of the payment by Sprint Collocator of any Shared Ground Rent Increase
Payment under this Agreement, no portion of the Sprint Collocation Charge attributable to any Shared Ground Rent Increase Payment shall be subject to the annual increase in the Sprint Collocation Charge provided for in Section 11(b)
(except that Sprint Collocator will be obligated to pay as a part of the Sprint
Collocation Charge any periodic increases in the Shared Ground Rent Increase
Payment based on increased rent, fees and other charges provided for in the applicable Ground Lease during the period of the applicable renewal or extension). The foregoing sentence shall not limit the annual increase in the portions of the Sprint Collocation Charge other than the Shared Ground Rent
Increase Payment as provided in Section 11(b). If Lessor or Lessee is not able to renew or extend any Ground Lease in accordance with Section 4(c) and this
Section 4(d), then the Parties will permit such Ground Lease to expire on the applicable expiration date, in which event this Agreement will have no further force and effect as to the Leased Site or Other Interest Site, as applicable, to which such Ground Lease applies except for such obligations accruing prior to or as of such expiration date that are then unperformed.

     (e) Notwithstanding anything in this Agreement to the contrary, with respect to any Lessee Negotiated Renewal or Lessor Negotiated Renewal with respect to a Site pursuant to which Sprint Collocator is obligated to pay any
Shared Ground Rent Increase Payment in accordance with the provisions of Section
4(c) or 4(d), Sprint Collocator agrees that (i) if such Lessee Negotiated
Renewal or Lessor Negotiated Renewal provides for Renewal Ground Rent that exceeds one hundred sixty percent (160%) of the Expiring Ground Rent and Sprint
Collocator exercises its Withdrawal Right with respect to such Site so that the
Withdrawal Date for such Site would occur during the term of such Lessee
Negotiated Renewal or Lessor Negotiated Renewal, the Withdrawal Date for such
Site shall be automatically extended to, and shall be, the expiration date of the then current term of such Lessee Negotiated Renewal or Lessor Negotiated
Renewal, (or if such Ground Lease has been extended prior to such exercise of the Withdrawal Right, the Withdrawal Date shall be automatically extended until the expiration of the next applicable Ground Lease term) and (ii) if such Lessee
Negotiated Renewal or Lessor Negotiated Renewal provides for Renewal Ground Rent exceeding one hundred thirty percent (130%), but equal to or less than one hundred sixty percent (160%), of the Expiring Ground Rent for such Site, and
Sprint Collocator exercises its Withdrawal Right with respect to such Site so that the Withdrawal Date for such Site would occur during the term of such
Lessee Negotiated Renewal or Lessor Negotiated Renewal Sprint Collocator shall continue to pay to Lessee the portion of the Sprint Collocation Charge attributable to the Shared Ground Rent Increase Payment for such Site (but no other portion of the Sprint Collocation Charge) in accordance with the provisions of this Agreement until the earlier of (y) the expiration of the then current term of such Lessee Negotiated Renewal or Lessor Negotiated Renewal (or
if such Ground Lease has been extended prior to such exercise of the Withdrawal
Right, the Withdrawal Date shall be automatically extended until the expiration of the next applicable Ground Lease term) or (z) the fifth (5th) anniversary of the commencement of the then current term of such Lessee Negotiated Renewal or
Lessor Negotiated Renewal (or if such Ground Lease has been extended prior to such exercise of the Withdrawal Right, the Withdrawal Date shall be automatically extended until the expiration of the next applicable Ground Lease term). Notwithstanding the foregoing provisions of this Section 4(e), the obligations of Sprint Collocator in clause (ii) of the immediately preceding sentence of this Section 4(e) shall not

                                       25

apply with respect to any Lessor Negotiated Renewal (without in any manner otherwise affecting the obligations of Sprint Collocator under clause (i) of the immediately preceding sentence) if Lessee did not use commercially reasonable efforts pursuant to Section 4(c) to obtain a renewal or extension of the Ground
Lease that was renewed or extended pursuant to such Lessor Negotiated Renewal.
Lessee's commercially reasonable efforts shall mean providing Sprint Collocator evidence, which may be a certification as to item (x), that it either (x)
engaged in active negotiations with the applicable Ground Lessor or (y) sent regular correspondence to the applicable Ground Lessor with respect to renewing such Ground Lease, in either case, at least six (6) months prior to the expiration of such Ground Lease. Any dispute under this Section 4 shall be subject to arbitration in accordance with the procedures set forth in Section
31(h). If a Withdrawal Right is exercised with respect to a Site that is the subject of Lessor Negotiated Renewal or a Lessee Negotiated Renewal, Lessee
shall have no obligation to exercise any further extension options under the
Ground Lease applicable to such Site.

     (f) Upon receipt by Lessor or any other Sprint Group Member of any notice of default or notice of an act or omission which could with the passing of time and/or the giving of notice constitute an event of default under a Ground Lease or non-compliance with a term of a Ground Lease (the "DEFAULT NOTICE"), Lessor will, within five (5) Business Days after receipt of the Default Notice or such shorter time as is reasonably necessary to avoid a termination of such Ground
Lease, provide Lessee with a copy of the Default Notice. If such default or non-compliance with a term of a Ground Lease is caused by Lessee or any Tower
Subtenant, Lessee will, and will cause the applicable Tower Subtenant to, cure or otherwise remedy such default or noncompliance. If such default or non-compliance is caused by Sprint Collocator, or any other Sprint Group Member,
Lessor or Sprint Collocator will cause such default or non-compliance to be cured or otherwise remedied at its sole cost and expense. Lessor and each Sprint
Additional Party hereby agree that if because of the failure of Lessor, any
Sprint Additional Party or any other Sprint Group Member to perform of any of its duties, obligations, liabilities or responsibilities under any Ground Lease that results in a default under and termination of a Ground Lease (unless such duty, obligation, liability or responsibility is assumed by Lessee hereunder),
Sprint Collocator shall pay to Lessee an amount equal to the Unamortized Rent as of the date of termination of the Ground Lease for the affected Site; provided, however, that such payment shall be and constitute liquidated damages (and not as a penalty) to Lessee hereunder on account of such failure, it being agreed between the Parties that the actual damages to Lessee in such event are impractical to ascertain and the amount of the Unamortized Rent is a reasonable estimate thereof, and Lessee hereby expressly waives and relinquishes any and all other remedies at law or in equity.

     SECTION 5. COLLOCATION AGREEMENTS.

     (a) Without limiting the generality of Section 4, Lessee expressly acknowledges that, as to each Site, this Agreement is subject to all Collocation
Agreements currently in effect with respect to such Site as are set forth in the
Agreement to Lease and Sublease. In respect of each Master Lease Site, by execution of this Agreement as to the Initial Master Lease Sites and thereafter as of the Conversion Closing Date for each additional Master Lease Site, Lessor does transfer, assign and convey over unto Lessee, for the Term as to such
Master Lease Site, all of its rights, title and interest in, to or under any
Collocation Agreements affecting such Master Lease Site and shall execute documentation reasonably necessary to confirm same to a counterparty

                                       26

under a Collocation Agreement, within ten (10) Business Days of receipt of a request therefor by Lessee, provided, that Lessor and each Sprint Additional
Party will not be required to obtain any new board resolutions from any Person that is a corporation or similar resolutions or approvals from any Person that is a limited liability company, partnership or trust. In respect of each
Pre-Lease Site, Lessor and each Sprint Additional Party does hereby (on its behalf and on behalf of any Affiliate thereof that is a party thereto) delegate all of its respective rights, duties, obligations and responsibilities under the
Collocation Agreements to Lessee for the Term as to such Site for periods occurring from and after the Effective Date and shall execute documentation reasonably necessary to confirm same to a counterparty under a Collocation
Agreement, within ten (10) Business Days of receipt of a request therefor by
Lessee, provided, that Lessor and each Sprint Additional Party will not be required to obtain any new board resolutions from any Person that is a corporation or similar resolutions or approvals from any Person that is a limited liability company, partnership or trust. Lessee does hereby assume and agree to pay and perform all of the duties, obligations, liabilities and responsibilities of Lessor and all Sprint Additional Parties under the
Collocation Agreements affecting each Site arising from and after the Effective
Date, and Lessee will receive all rents payable under such Collocation Agreement for periods occurring from and after the Effective Date. Lessor, each Sprint
Additional Party and Lessee acknowledge and agree that in connection with the transactions described in this Section 5(a), certain of the Collocation
Agreements may be required to be bifurcated as provided in Section 6.11 of the
Agreement to Lease and Sublease and shall be subject to further bifurcation as provided in Section 41(f).

     (b) Lessee will, and does hereby agree to, indemnify, defend and hold the
Sprint Indemnitees harmless from, against and in respect of any and all Claims, paid, suffered, incurred or sustained by any Sprint Indemnitee and in any manner arising out of, by reason of, or in connection with any failure of the duties, obligations, liabilities and responsibilities of Lessor or the Sprint Additional
Parties under any of the Collocation Agreements (solely in their role as
"landlord" thereunder and not with respect to the use and operation of the
Sprint Collocation Space or otherwise as the subtenant of a Site) affecting each
Site and arising from and after the Effective Date, to be fully and completely performed pursuant to the Collocation Agreements; provided, however, that the foregoing indemnification shall not be deemed to abrogate or impair the operation or effect of any representations or warranties of the Sprint
Additional Party made with respect to the Collocation Agreements in the
Agreement to Lease and Sublease or be applicable to a matter that constitutes an
Excluded Liability under, and as defined in, the Agreement to Lease and
Sublease.

     (c) Sprint Collocator hereby agrees to indemnify, defend and hold the
Lessee Indemnitees harmless from, against and in respect of any and all Claims, paid, suffered, incurred or sustained by any Lessee Indemnitee and in any manner arising out of, by reason of, or in connection with any failure of the duties, obligations, liabilities and responsibilities of Lessor or any Sprint Additional
Party or any other Sprint Group Member under any of the Collocation Agreements affecting each Site and arising (i) prior to the date hereof, to be fully and completely performed pursuant to the Collocation Agreements, (ii) during the
Term of this Agreement and is related to an action or failure to act by the
Sprint Additional Parties or any of their respective Affiliates required under this Agreement, or (iii) following the expiration of the Term as to any Site to which any such Collocation Agreement applies from and after the date that any such

                                       27

Collocation Agreement is reassigned or deemed reassigned to Lessor or its designee as provided in Section 5(d).

     (d) Unless Lessee exercises the purchase option with respect to a Site under Section 36 of this Agreement, the assignment by Lessor to Lessee of the
Collocation Agreements in respect of each Site will automatically terminate and expire and such Collocation Agreements will automatically be (or be deemed)
reassigned or assigned, as the case may be, to Lessor or its designee, and
Lessor or its designee will accept such reassignment or assignment, as the case may be, upon the expiration of the Term of, or earlier termination of, this
Agreement in respect of such Site.

     SECTION 6. SPRINT COLLOCATION SPACE.

     (a) Lessor, Sprint Collocator and Lessee expressly acknowledge that, at all times during the Term as to each Master Lease Site, the Sprint Collocation Space of each Master Lease Site will be deemed to be leased, subleased or otherwise made available by Lessor to Lessee, and subleased back or otherwise made available to Sprint Collocator, pursuant to this Agreement, and the Sprint
Collocation Space at each Pre-Lease Site will be deemed reserved for or otherwise be made available to Sprint Collocator pursuant to this Agreement, in each case for the exclusive possession and use by Sprint Collocator and its
Affiliates and permitted transferees, whether or not such Sprint Collocation
Space is now or hereafter occupied. As a part of the Sprint Collocation Space of each Site, Lessee also grants to Sprint Collocator as to each Master Lease Site, and Sprint Collocator reserves and shall at times retain (for the benefit of
Sprint Collocator or any of its Affiliates and except to the extent limited by any restrictions contained in any applicable Ground Lease, the Permitted
Encumbrances or by Law): (i) a non-exclusive right and easement (over the surface of the Site), but subject to the terms of this Agreement, the Ground
Leases, the rights of Tower Subtenants, any other agreements affecting the Site existing prior to the Effective Date (not entered into by Lessee or its
Affiliates) and such commercially reasonable rules and regulations as Lessee may from time to time propagate (such rules and regulations to be applied uniformly by Lessee between Sprint Collocator and Tower Subtenants) and applicable Laws, for ingress to and egress from the entire Site, and access to the entire Tower and all Improvements to such Site and Tower, at such times (on a 24-hour, seven
(7) day per week basis unless otherwise limited by the Ground Lease), to such extent, and in such means and manners (on foot or by motor vehicle, including trucks and other heavy equipment), as Sprint Collocator deems reasonably necessary in connection with its full use and enjoyment of the Sprint
Collocation Space, including, without limitation, a right to construct, install, use, operate, maintain, repair and replace its Communications Equipment on the applicable Sprint Collocation Space; and (ii) the right, exercisable only during periods during which Sprint Collocator is actively performing work at a Site
(and subject to the terms of the applicable Ground Lease and applicable Laws), to use any unoccupied portion of the ground space at the applicable Site for purposes of temporary location and storage (but only during the period of the performance of such work at such Site) of any of its Communications Equipment and for performing any repairs or replacements (provided that such use and occupancy of any unoccupied portion of a Site will not materially adversely affect the use and occupancy by, or interfere with the operations of, a Tower
Subtenant or Lessee of the Site, and, provided further that Sprint Collocator will be required to remove any of its stored Communications Equipment on any unoccupied portion of the Site upon fifteen (15) days prior written notice from
Lessee if

                                       28

such unoccupied portion of the Site is under sublease or other occupancy arrangement with a Tower Subtenant that is prepared to take occupancy of such portion of the Site or is otherwise required for use by Lessee for work or storage at such Site); and (iii) a non-exclusive right and easement for the use, operation, maintenance, repair and replacement of all utility lines, Equipment and appurtenances now existing and located on the Site and providing electrical and any other utility service to Sprint's Communications Facility on the Site, which right and easement includes the right of Sprint Collocator and its agents, employees and contractors to enter upon the Site to repair, maintain and replace such utility facilities.

     (b) Notwithstanding the foregoing provisions of this Section 6, except in the event of an Emergency, Sprint Collocator shall give Lessee at least ten (10)
days prior written notice of its intention to undertake any activity that involves having Sprint Collocator or its contractors, subcontractors, engineers, agents, advisors, consultants, representatives, or other Persons authorized by
Sprint Collocator to (i) climb the Tower at any Site (and in the event of an
Emergency Sprint Collocator will provide such notice of having climbed the Tower promptly after performed such act), (ii) perform construction or maintenance activities that might reasonably be expected to temporarily or permanently affect access or use of a Site or (iii) involves the use of heavy equipment. No representation is made by Lessee with respect to whether any Sites are accessible by trucks or other heavy equipment or are currently capable of being utilized by same, and Lessee shall have no obligation to Sprint Collocator to build access roads that are accessible by trucks or other heavy equipment or to prepare the Site to be utilized by same; provided, however, that Lessor will be required to maintain in such order and repair as would be required under industry standards such access roads existing as of the Effective Date and agrees not to take any action (except as required by Law, a Governmental
Authority, the applicable Ground Lease existing prior to the Effective Date, any
Collocation Agreement existing prior to the Effective Date or other agreement affecting the Site existing prior to the Effective Date (and not entered into by
Lessee or its Affiliates)) that would materially diminish or impair any means of access to any Site existing as of the Effective Date. The Sprint Collocation
Space at each Site, on the Land constituting a portion of such Site, shall include an additional unobstructed buffer area three (3) feet in width along and around the perimeter of all portions of Sprint's Improvements located on such
Land (collectively, the "SPRINT BUFFER ZONE"); provided, however, that Sprint
Collocator acknowledges and agrees that (i) with respect Sprint's Improvements located on the Land at any Site on the Effective Date, the Sprint Buffer Zone is
hereby established only to the extent it exists on any Site as of the Effective
Date, (ii) with respect to the portions of Sprint's Improvements consisting of cable runs, the Sprint Buffer Zone need not necessarily include an area three
(3) feet in width around the perimeter thereof so long as Sprint Collocator has reasonable access to such portions of Sprint's Improvements for the purposes of maintenance, repair and replacement thereof. If the Sprint Buffer Zone (coupled with applicable zoning, setback or other Laws or terms in the applicable Ground
Lease or agreements with other Tower Subtenants) effectively limits Lessee's ability to lease, license or otherwise allow space at a Site to be used by a prospective Tower Subtenant in a commercially reasonable manner, then the Lessee may, by written notice to Sprint Collocator, request Sprint Collocator to reduce the size of the Sprint Buffer Zone to accommodate the reasonable requirements of such prospective Tower Subtenant. Each such request shall be accompanied by reasonable information that will enable Sprint Collocator to determine the nature and location of the requested reduction and the extent of the proposed encroachment into the Sprint Buffer Zone, and Sprint Collocator agrees to not unreasonably withhold, condition or delay its consent to any

                                       29

such request. If Sprint Collocator consents to such a reduction in the Sprint
Buffer Zone, then such reduction shall be effective only during the period during which the permitted encroachment into the Sprint Buffer Zone exists, and at such time as the Improvements or Equipment at the applicable Site that encroach upon the Sprint Buffer Zone and are the subject of the permitted reduction are permanently removed, the Sprint Buffer Zone shall be reinstated to the extent it existed prior to the time of the permitted reduction. In addition, if at any time Sprint Collocator has ceased use of any portion of the Sprint
Collocation Space on the Tower that contained Communications Equipment located outside the Sprint Tower Envelope on the Effective Date, then Lessee may, by written notice to Sprint Collocator, request Sprint Collocator to permit Lessee to use such unused portion of the Sprint Collocation Space to accommodate the reasonable requirements of such prospective Tower Subtenant, and Sprint
Collocator agrees to not unreasonably withhold, condition or delay its consent to any such request.

     (c) Notwithstanding anything in this Agreement to the contrary, (i) Lessor,
Lessee and Sprint acknowledge and agree that certain Sites as identified on
Exhibit A, are either being leased, subleased or otherwise made available by
Lessor to Lessee or being operated by Lessee pursuant to this Agreement but are not subject to the sublease to or reservation by Sprint Collocator of any Sprint
Collocation Space (such Sites, along with any Site where Sprint Collocator exercises its Withdrawal Rights from and after the Withdrawal Date for such
Site, the "NON-COLLOCATION SITES"), and the duties and obligations of Sprint
Collocator in this Agreement regarding Sprint Collocation Space shall not be applicable to the Non-Collocation Sites and (ii) Lessee shall have no duties to
Lessor or Sprint with respect to such Non-Collocation Sites pursuant to Sections
6 and 25. On the Effective Date, the number of Sites either subleased back or otherwise made available to Sprint Collocator is 107.

     (d) Sprint Collocator will, at all times during the Term as to any Site, at
Sprint Collocator's sole cost and expense, keep and maintain Sprint's
Communications Equipment and Sprint's Improvements in a structurally safe and sound condition and in working order.

     (e) Without limiting any of Lessee's rights or obligations under this
Agreement, Lessee acknowledges and agrees that Lessee will not engage, nor will it permit any Tower Subtenant to engage, in any conduct or activity that might reasonably be expected to interfere (excluding electrical interference which will be governed by Section 15) with Sprint Collocator's peaceful and quiet enjoyment of the Sprint Collocation Space or the use and operation of Sprint
Collocator of Sprint's Communications Equipment at such Site. Notwithstanding anything to the contrary herein, in no event shall Lessee be required to enforce any rights against or resolve any disputes with a Tower Subtenant who at the time of such enforcement action or dispute is an Affiliate of Sprint.

     (f) Without limiting the rights or obligations of Sprint Collocator under this Agreement, Sprint Collocator acknowledges and agrees that it will not engage, nor permit its Affiliates to engage, in any conduct or activity that might reasonably be expected to interfere (excluding electrical interference which will be governed by Section 15) with Lessee's or any Tower Subtenant's peaceful and quiet enjoyment of its space on any Tower or the use and operation of Communications Equipment by any Tower Subtenant.

                                       30

     (g) Sprint Collocator agrees to indemnify and hold the Lessee Indemnitees harmless from and against and in respect of any and all Claims, paid, suffered, incurred or sustained by any Lessee Indemnitee and in any manner arising out of, by reason of, or in connection with the activities of Sprint Collocator or any of its Affiliates in connection with any work at any applicable Site performed at by or at the direction of Sprint Collocator or its Affiliates (but not including any work at any Site that Lessee is required to perform pursuant to this Agreement). Sprint Collocator shall restore any property damage to any Site or appurtenant property or any access roads thereto in connection with any such work caused by motor vehicles, trucks or heavy equipment of Sprint Collocator, any of its employees, agents, contractors or designees. If such restoration work is not performed by Sprint Collocator within fifteen (15) days after written notice from Lessee (or if not capable of being performed within such fifteen
(15) day period, then within a reasonable period of time provided that Sprint
Collocator is actively and diligently pursuing completion of such restoration work), Lessee may, but shall not be obligated to perform such work on behalf of an for the account of Sprint Collocator, and Sprint Collocator shall reimburse
Lessee for the costs of such restoration work within fifteen (15) days after demand thereof, together with reasonable evidence of the incurrence of such costs.

     (h) Lessee agrees to and does hereby waive and relinquish any lien of any kind and any and all rights, including levy, execution and sale for unpaid rents, that Lessee may have or obtain on or with respect to any of Sprint's
Communications Equipment.

     SECTION 7. PERMITTED USE.

     (a) Lessee will use, and will permit the use of, the Leased Property at each Site only for the Permitted Use.

     (b) Lessee will not use, or permit to be used, any Site, or any portion of such Site, by Lessee, any Person or the public in such manner as might reasonably be expected to impair Lessor's title to, or interest or rights in, such Site, or any portion of such Site, or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any Person, or of implied dedication of any of the Leased
Property of such Site (provided there is no obligation to monitor or control use of the Site by Sprint Collocator or its Affiliates). Nothing contained in this
Agreement and no action or inaction by Lessor, Sprint Collocator or any of their respective Affiliates will be deemed or construed to mean that Lessor or Sprint
Collocator has granted to Lessee any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Lessor in any Site.

     (c) Sprint Collocator will use the Sprint Collocation Space at each Site only for installation, use, operation, repair and replacement of Sprint's
Communications Facility. Sprint Collocator will not use the Sprint Collocation
Space at any Site in such manner as might reasonably be expected to impair
Lessee's rights or interest in such Site or in such manner as might reasonably make possible a Claim or Claims of adverse usage or adverse possession by the public, as such, or any other Person (other than Sprint Collocator or any of its
Affiliates), or of implied dedication of such Sprint Collocation Space. Except as specifically permitted hereunder, Sprint Collocator and its Affiliates shall have no right to use or occupy any space at any Site

                                       31

other than the Sprint Collocation Space that it occupies from time to time in accordance with the terms of this Agreement.

     SECTION 8. ACCESS.

     Except to the extent limited by any restrictions contained in any applicable Ground Lease, the Permitted Encumbrances, this Agreement or by Law, the interest or rights of Lessee in or to each Site under this Agreement includes, as an appurtenance thereto, a non-exclusive right for access to the
Leased Property of each Site on a 24-hour, seven (7) day per week basis, on foot or motor vehicle, including trucks and other heavy equipment, for the installation and maintenance of the Tower and Improvements of such Site and the
Communications Facilities of Tower Subtenants. The Parties acknowledge and agree that the right to access to any portion of the Leased Property of each Site granted pursuant to this Section 8 will be granted to Lessee and its authorized contractors, subcontractors, engineers, agents, advisors, consultants, representatives, or other persons authorized by Lessee and, under Lessee's direct supervision, and to Tower Subtenants, subject to any restrictions contained in the applicable Ground Lease, the Permitted Encumbrances, this
Agreement or by Law.

     SECTION 9. TERM.

     (a) The term of this Agreement, as to each Master Lease Site, will commence on the Effective Date with respect to the Initial Master Lease Sites and
Conversion Closing Date (as acknowledged and confirmed in the applicable Site
Designation Supplement) with respect to all other Master Lease Sites and will expire on the Site Expiration Date for such Site. The term of this Agreement, as to each Pre-Lease Site, will commence on the Effective Date and will expire on the Site Expiration Date for such Site; provided; however, that the term of this
Agreement as to any Pre-Lease Site shall automatically expire as a result of a
Conversion Closing under the provisions of the Agreement to Lease and Sublease, in which event the Pre-Lease Site will automatically be converted to and become a Master Lease Site hereunder as of the Conversion Closing Date for such Site, and no further instrument will be required to evidence such conversion;
provided, however, that upon the request of any Party, the Parties will promptly execute such instruments as may be reasonably required to further evidence such conversion. This Agreement will remain in full force and effect until the expiration or earlier termination of the term of this Agreement as to all Sites.

     (b) No surrender by Lessee to Lessor of the Leased Property of any Master
Lease Site or any portion of such Site, prior to the expiration of the Term as to such Master Lease Site will be valid or effective unless agreed to and accepted in writing by Lessor, and no act by Lessor, other than such a written acceptance, will constitute an acceptance of any such surrender.

     (c) Upon expiration or earlier termination of the Term as to any Master
Lease Site or as to any Pre-Lease Site prior to any Conversion Closing for such
Pre-Lease Site, Lessee, if requested by Lessor, will, at its cost and expense and in accordance with instructions of Lessor, within a reasonable period of time, but in no event less than thirty (30) days or such shorter period of time as may be required under any applicable Ground Lease, (i) cause the Tower
Subtenants on such Site to stop and cease the operation of their respective
Communications Facilities on such Site (but only to the extent that any such
Tower Subtenant, in Lessee's

                                       32

reasonable judgment, does not occupy such Site pursuant to a commercially reasonable Collocation Agreement) and (ii) to the extent permitted by the applicable Ground Lease, remove all of Lessee's Severable Alterations from such
Site and restore each Site substantially to the condition it was in on the
Effective Date, subject to the addition of any permitted Non-Severable
Alterations; provided, however, that upon expiration or earlier termination of the Term as to any Site upon the expiration or termination of any Ground Lease, if required by the applicable Ground Lease, Lessee will remove the Tower and any
Improvements (whether or not constituting Severable Alterations) from such Site and otherwise restore such Site to the condition required under the applicable
Ground Lease. The Tower and any Improvements so removed (to the extent not constituting Severable Alterations of Lessee) will either be (i) delivered by
Lessee to any Person designated by Lessor for disposition by Lessor or its designee, who shall pay to Lessee its cost of removal thereof, up to the net sales proceeds such Person receives from the dispositions thereof, or (ii) sold or otherwise disposed of by Lessee for not less than their salvage value, and the net proceeds of such sale or other disposition after deducting Lessee's cost of removal thereof will be paid to Lessor when and as received by Lessee. Any
Severable Alterations not removed by Lessee within such 30-day period will, at
Lessor's option, be deemed abandoned by Lessee and title to such Severable
Alterations will automatically, without further action, vest in Lessor. Except as set forth in Section 41, in the event of the expiration of the Term as to any
Site prior to the Site Expiration Outside Date, and without limiting any of
Lessee's other rights or remedies hereunder, Lessee will have no right or claim to any refund or credit of any portion of the prepaid Rent for such Site. Each
Site shall be delivered by Lessee to Lessor at the end of the Term as to such
Site in the condition required by this Agreement and shall otherwise be delivered to Lessor in good condition, repair and order, reasonable wear and tear and casualty and condemnation which Lessee is not required to repair excepted, but without any implied warranties.

     (d) Upon expiration or earlier termination of the Term as to any Master
Lease Site or any Pre-Lease Site (other than as a result of the conversion of such Pre-Lease Site to a Master Lease Site hereunder), Lessee, if requested by
Lessor, will deliver or cause to be delivered to Lessor (i) copies of all written (and effective) Ground Leases, Collocation Agreements and material
Governmental Approvals solely related to such Site or, to the extent not solely related, appropriate extracts thereof, and (ii) copies of, or extracts from, all current files and records of Lessee solely related to the ownership, occupancy or leasing of such Site or, to the extent not so solely related, appropriate extracts thereof; provided, that Lessee will not be required to deliver to
Lessor any privileged document and Lessee, in its sole discretion, may deliver such documents in electronic form.

     (e) Unless and until Lessee has exercised its purchase option under Section
36, Lessor will maintain or replace all Tower Removal Bonds as are in existence as of the Effective Date with respect to the Sites (and provide Lessee copies of same), unless any such Tower Removal Bond is no longer required with respect to a Site. Lessee will, and does hereby agree to, indemnify, defend and hold the
Sprint Indemnitees harmless from, against and in respect of any and all Claims paid, suffered, incurred or sustained by any Sprint Indemnitee and in any manner arising out of, by reason of or in connection with the failure of Lessee to comply with the conditions of the Tower Removal Bonds or any claim made by an obligee on, or any payment made to, such obligee under any Tower Bond.

                                       33

     SECTION 10. WITHDRAWAL.

     (a) Sprint Collocator at each Site will have Withdrawal Rights, which will be exercisable in respect of any Site only if the applicable Withdrawal Date is
(i) on the tenth (10th) anniversary of the Effective Date (the "TEN YEAR
WITHDRAWAL DATE"), (ii) on the last day of each successive five (5) year period thereafter or (iii) at any time after the Ten Year Withdrawal Date if there is an occurrence of a Withdrawal Cause. To exercise any such Withdrawal Rights with respect to any Site, Sprint Collocator will give Lessee written notice of such exercise (the "WITHDRAWAL NOTICE"), as applicable (A) not less than one (1) year prior to the Ten Year Withdrawal Date, (B) one hundred eighty (180) days prior to any applicable Withdrawal Date pertaining to any five (5) year period following the Ten Year Withdrawal Date, and (C) ninety (90) days prior to any
Withdrawal Date occurring as a result of the occurrence of Withdrawal Cause. If
Sprint Collocator exercises the Withdrawal Rights as to any Site, Sprint
Collocator will not be required to pay the Sprint Collocation Charge with respect to such Site for the period occurring after the Withdrawal Date specified in the applicable Withdrawal Notice. Not later than the Withdrawal
Date of any Site, Sprint Collocator will vacate the Sprint Collocation Space of such Site and remove, at Sprint Collocator's cost and expense, all of Sprint's
Communications Equipment at such Site (and otherwise leave the vacant Sprint
Collocation Space in good condition, repair and order (reasonable wear and tear and loss by casualty and condemnation excepted) and shall remove all of Sprint's
Communications Equipment therefrom and restore any damage thereto caused by, through or under any Sprint Group Member), if such Sprint Collocation Space is occupied, whereupon Sprint Collocator's right to occupy and use the Sprint
Collocation Space of such Site pursuant to this Agreement will be terminated. At the request of either Sprint Collocator or Lessee, the appropriate Parties will enter into documentation, in form and substance reasonably satisfactory to such
Parties, evidencing any withdrawal effected pursuant to this Agreement.

     (b) In addition to, and not in limitation of any right of Sprint Collocator under Section 10(a), and notwithstanding anything in this Agreement to the contrary, without limiting or diminishing Sprint Collocator's payment obligations hereunder in any manner, including its obligation to pay Sprint
Collocation Charge, Sprint Collocator will not have any obligation to occupy, or to operate a Communications Facility on, the Sprint Collocation Space of any
Site, and Sprint Collocator will have the right, exercisable at any time during the Term as to any Site, to cease occupying or operating Sprint's Communications
Facility on the Sprint Collocation Space of such Site, and retain its right to such Sprint Collocation Space and may permit any of its Affiliates to occupy such Sprint Collocation Space, so long as Sprint Collocator remains the primary obligor for the Sprint Collocation Charge in respect of such Site and such
Affiliates' use of the Sprint Collocation Space is in accordance with all the terms and conditions of this Agreement. In no event shall such use and occupancy by an Affiliate of Sprint diminish Sprint Collocator's rights and obligations hereunder.

     SECTION 11. RENT AND PRE-LEASE RENT; SPRINT COLLOCATION CHARGE.

     (a) Lessee will prepay Rent in respect of the Leased Property of each of the Initial Master Lease Sites for the entire Term as to such Master Lease Site on the Effective Date. Lessee will prepay the Pre-Lease Rent in respect of the
Leased Property of each Pre-Lease Site for the entire Term as to such Pre-Lease
Site on the Effective Date for each Pre-Lease Site. Such

                                       34

Rent and Pre-Lease Rent will be specifically allocated to the periods as set forth in Exhibit H ("ALLOCATED RENT"); provided, however, that if any Pre-Lease
Site becomes a Master Lease Site as a result of a Conversion Closing, then the remaining portion of the Pre-Lease Rent attributable to the periods from and after the Conversion Closing Date will thereafter be credited to and constitute
Rent for such Master Lease Site for the corresponding periods after such
Conversion Closing Date; and provided, further, that such allocation of Rent and
Pre-Lease Rent shall in no event fail to qualify for the uneven rent test provided for in Treasury Regulations Section 1.467-3(c)(4). For each calendar month during the Term as to each Site, Sprint Collocator at each Site will pay the Sprint Collocation Charge with respect to the Sprint Collocation Space for such Site (or if there is more than one Tower at such Site on which Sprint
Collocator or its Affiliates maintain Sprint Collocation Space, with respect to the Sprint Collocation Space of each Tower at such Site), in advance on the first day of each such month, beginning on the Effective Date. Lessee agrees that, except pursuant to the terms of Sections 4(f) and 41 and any provision contained in the Agreement to Lease and Sublease that expressly provides for the same, the Rent and the Pre-Lease Rent are non-refundable and that Lessee will have no right of abatement, reduction, setoff, counterclaim, rescission, refund, defense or deduction with respect thereto. Sprint Collocator agrees that it will have no right of abatement (except as set forth in Section 14), reduction, setoff, counterclaim, rescission, refund, defense or deduction with respect to any payment of the Sprint Collocation Charge (including any Shared Ground Rent
Increase Payment) or any amount payable by Sprint Collocator pursuant to Section
11(g).

     (b) The following terms will have the following definitions:

     "PRE-LEASE RENT" means, as to any Pre-Lease Site, the amount prepaid by
Lessee to Lessor with respect to such Pre-Lease Site pursuant to this Agreement and as specified in Exhibit H, and "RENT" means, as to any Master Lease Site, the amount prepaid by Lessee to Lessor with respect to such Master Lease Site pursuant to this Agreement and as specified in Exhibit H (and as credited in
Section 11(a)). Pre-Lease Rent and Rent are intended to constitute "fixed rent"
(as such term is defined in Treasury Regulations Section 1.467-1(h)(3)).

     "SPRINT COLLOCATION CHARGE" means, as to any Sprint Collocation Space at any Site, the monthly amount payable to Lessee by Sprint Collocator for the sublease, use and occupancy, as applicable, of the Sprint Collocation Space at such Site pursuant to this Agreement in an amount equal to $1,400 per month subject to an annual increase on each CPI Change Date equal to the lesser of (a)
three percent (3%) or (b) the applicable CPI Change plus two percent (2%).

     (c) If the Effective Date is a day other than the first day of a calendar month, the applicable Sprint Collocation Charge for the period from the
Effective Date through the end of the calendar month during which the Effective
Date occurs will be prorated on a daily basis, and will be included in the calculation of and payable with the Sprint Collocation Charge for the first full calendar month of the Term. If the date of the expiration of the Term as to any
Site is a day other than the last day of a calendar month, the applicable Sprint
Collocation Charge for such calendar month will be prorated on a daily basis. On the Effective Date, the aggregate number of Sites for which the Sprint
Collocation Charge is payable on the Effective Date is 107.

     (d) If Sprint Collocator does not pay all or any portion of the Sprint
Collocation Charge (the "UNPAID Amount") or any Ongoing Revenue Sharing Payment
when due and

                                       35

payable, Sprint Collocator will pay Lessee a late charge equal to the product of
(i) the lesser of (A) the Prime Rate plus one and one-half percent (1.5%) or (B)
twelve percent (12%) per annum and (ii) the Unpaid Amount calculated for each day from the date on which the outstanding Unpaid Amount was due until the date of payment of such Unpaid Amount in full.

     (e) Notwithstanding that Rent and Pre-Lease Rent shall be prepaid in accordance with Section 11(a), the Parties agree that, for Tax purposes only, the Allocated Rent for each Site shall represent and be the amount of Rent or
Pre-Lease Rent, as applicable, for which Lessee becomes liable on account of the use of each applicable Site for each calendar year, in whole or in part, of the
Term.

     (f) It is the intention of the Parties that the allocation of Rent or
Pre-Lease Rent to each Rent Payment Period as provided in Exhibit H constitutes a specific allocation of fixed rent within the meaning of Treasury regulations
Section 1.467-1(c)(2)(ii)(A), with the effect that pursuant to Treasury regulation Sections 1.467-1(d) and 1.467-2, Lessor and Lessee, on any federal income tax returns filed by each of them (or on any Tax return on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each Rent Payment Period in Exhibit H under the caption "Proportional Rent" (the "PROPORTIONAL RENT"). Because Lessee is
prepaying the Rent or Pre-Lease Rent in respect of each Site for the entire Term pursuant to Section 11(a), there shall be considered to exist a loan from Lessee to Lessor for purposes of Section 467 of the Code with respect to each Site equal to the amount set forth in Exhibit H under the caption "Section 467 Loan"
(the "SECTION 467 LOAN"). Lessor shall deduct interest expense and Lessee shall accrue interest income, in each case, in an amount equal to that set forth in
Exhibit H under the caption "Section 467 Interest" for the applicable Rent
Payment Period. In no event shall any principal or interest on any Section 467
Loan be separately payable as such (including upon any termination of this
Agreement with respect to a Site), it being agreed and understood that these items represent characterizations for Tax purposes only, and in no event whatsoever shall Lessee be entitled to a reduction of, or offset against, the amounts of Rent and Pre-Lease Rent payable pursuant to Section 11(a).

     (g) Sprint Collocator shall pay, as additional collocation rent, to Lessee,
(i) within fifteen (15) Business Days after demand by Lessee (accompanied by reasonable evidence that such amounts are due and payable to the applicable
Ground Lessors), an amount equal to one half (1/2) of (A) the lump sum amount necessary to be paid to lessors under any applicable Ground Leases in order to relieve Lessee of any obligation to pay Revenue Sharing Payments under such
Ground Leases during the entire Term as to the Site covered by any such Ground
Lease, and (B) any Ongoing Revenue Sharing Payment during the Term of this
Agreement; provided, however, that if at the time Lessee notifies Sprint
Collocator of the existence and amount of such any Ongoing Revenue Sharing
Payment, Lessee also notified Sprint Collocator of the duration of such Ongoing
Revenue Sharing Payment and the amount of and the dates on which such Ongoing
Revenue Sharing Payments are due and payable to the Ground Lessor, Lessor will pay to the Ground Lessor or to Lessee for payment to the Ground Lessor (as directed by Lessee) the amount of such Ongoing Revenue Sharing Payments so payable on and before the date when they become due and payable for the duration of such payment period as designated by Lessee. Upon request by Sprint
Collocator, Lessee will provide Lessor with such supporting documentation as
Sprint Collocator may reasonably require to evidence that any Revenue Sharing
Payments are due and payable to any Ground Lessor.

                                       36

     SECTION 12. CONDITION OF THE SITES AND OBLIGATIONS OF LESSEE.

     (a) Lessee acknowledges that, as between Lessor, Lessee and Sprint
Collocator, in respect of each Site, Lessee has the obligation, right and responsibility to repair and maintain such Site except as otherwise provided in this Agreement, including without limitation, an obligation to monitor each
Tower to maintain the structural integrity of the Tower and the ability of the
Tower to hold and support all Communications Equipment then mounted on the
Tower, in accordance with all applicable Laws and standard industry practices.
Unless any Lessee Indemnitee has received payment for a claim for indemnification under Article 9 of the Agreement to Lease and Sublease related to such condition, Lessee shall have no obligation to perform any repair of a
Site with respect to a condition existing prior to the date hereof. Subject to the other provisions contained in this Agreement, Lessee, at its sole cost and expense, will monitor, maintain and repair each Site such that Sprint Collocator and Tower Subtenants may utilize such Site to the extent permitted in this
Agreement, including, without limitation, the markings on each Tower and the structural integrity of each Tower. Installation, maintenance and repair of each
Site will comply in all material respects with all Laws and will be performed in a manner consistent with standard industry practices and so as to minimize any material disruption in Sprint Collocator's business conducted, and use and operation of Sprint's Communications Equipment located, at such Site. Lessee assumes all responsibilities, as to each Site, for any fines, levies, and/or other penalties imposed as a result of non-compliance with such requirements of the applicable Governmental Authorities commencing from and after the Effective
Date with such requirements of the applicable Governmental Authorities except for non-compliance caused by Sprint Collocator or its Affiliates that is not caused as a result of Lessee's failure to perform its obligations under this
Agreement. Sprint Collocator assumes all responsibilities, as to each Site, for any fines, levies, and/or other penalties imposed as a result of Sprint
Collocator's or its Affiliates past, current or future non-compliance with such requirements of the applicable Governmental Authorities. Subject to the terms of any applicable Collocation Agreement in existence as of the Effective Date,
Lessee will use reasonable efforts to cause and (if a default would result under any applicable Ground Lease for a failure to cause) shall cause Tower Subtenants to maintain and repair all of its Communications Equipment on each Site in accordance with the requirements of this Agreement; provided, however that nothing herein will require Lessee to maintain any of Sprint's Communications
Equipment or any Communications Equipment of Tower Subtenants to the extent that such Tower Subtenants are required to perform such maintenance. Without limiting the foregoing, Lessee at its own cost and expense, will make (or cause to be made) all Alterations to the Sites as may be required from time to time to meet in all material respects the requirements of applicable Laws except for the maintenance and repair work to be performed by Sprint Collocator in accordance with clause (c) of this Section 12.

     (b) For each Site, Lessee, at its sole cost and expense, will provide
Lessor, as applicable, all necessary and appropriate information reasonably requested by Lessor for Lessor to obtain (and Lessor will obtain within a reasonable amount of time) all of the certificates, permits, and other approvals which may be required in connection with FCC or FAA regulations. Lessee will also provide Lessor all appropriate information reasonably requested by Lessor pertaining to any easements or consents which are required from any third parties with respect to the operation of such Site (to the extent different from the easements and consents needed prior to the Effective Date), including with respect to the lighting system serving such Site, and Lessor

                                       37

will cooperate with Lessee in connection with such actions, as contemplated by
Section 18 (without requirement that Lessee expend any sums to obtain any such easement or consent). Notwithstanding anything herein to the contrary, Lessee will have no obligation to provide any information necessary for Lessor or
Sprint Collocator to obtain any certificate, permit or other approval relating to Sprint's Communications Equipment. If, as to any Site, any material certificate, permit, license, easement, or approval relating to the operation of such Site is canceled, expires, lapses, or is otherwise withdrawn or terminated
(unless the same is the result of the acts or omissions of Lessor, Sprint
Collocator or their respective Affiliates, agents or employees) or, if Lessee has breached its obligation under this Section 12(b), then Sprint Collocator will have the right, in addition to its other remedies pursuant to this
Agreement, at law, or in equity, to take appropriate action to remedy any such noncompliance and demand reimbursement for any expenses incurred in connection with such actions from Lessee. Notwithstanding anything to the contrary contained herein, Lessee will have no obligation to obtain or restate (or otherwise provide information for Lessor or Sprint Collocator to obtain or restate) any certificates, permits or approvals that (i) relate exclusively to
Sprint's Communications Equipment or (ii) were rescinded due to a violation by any of the same by Lessor or Sprint Collocator. Sprint Collocator will, at all times, keep, operate and maintain Sprint's Communications Equipment at each Site in a safe condition, in good repair and in accordance with applicable Laws.

     (c) The following provisions will apply with respect to the lighting systems serving the Sites (but only if such lighting systems are required by applicable Law (including approvals granted by any local zoning board) or existing written agreements):

     For each Site, Lessee agrees to monitor the lighting system serving such
Site and will notify the appropriate FAA service office of any lighting failure not existing on the Effective Date or at the time responsibility for such notification is assumed by Lessee under the Transition Services Agreement of even date herewith (the "TRANSITION SERVICES AGREEMENT") in accordance with the requirements of applicable Law. In addition, Lessee agrees, as soon as practicable, to begin a diligent effort to repair any failed lighting in accordance with the requirements of applicable Law, and to notify Lessor and
Sprint Collocator upon successful completion of the repair. Notwithstanding anything to the contrary contained in this Agreement, Lessee agrees to indemnify, defend and hold each Sprint Indemnitee harmless from and against any
Claims arising out of or by reason of any failed lighting (unless such Claim is the result of the action or failure to act of Lessor, Sprint Collocator or their respective Affiliates, agents or employees). In addition to and not in limitation of Sections 31(e) and (f), if Lessee defaults under this Section
12(c), Lessor or Sprint Collocator, in addition to their other remedies pursuant to this Agreement, at law, or in equity, may elect to take appropriate action to repair or replace lights and invoice Lessee. In addition, Lessor may subject to arbitration of any dispute pursuant to the provisions of Section 31(h), terminate this Agreement as to such Site (i) if Lessor or Lessee is at any time fined by the FAA (pursuant to a final and non-appealable order) as a result of the occurrence of such default or (ii) if Lessor has given Lessee notice of such default under Section 31(e)(ii) and Lessee does not cure such default within the applicable cure period set forth in Section 31(e)(ii), within sixty (60) days of the occurrence of such event. The foregoing right may not be exercised by Lessor if (a) such fine occurs during a period where Lessor or Sprint Collocator is still providing light monitoring service to Lessee with respect to a Site and such fine results in whole or in part from the failure of Lessee to receive timely information with respect to the failure of a

                                       38

lighting system; (b) such fine occurs during a period where light monitoring service is being transitioned to Lessee and Lessee takes prompt action to address any non-compliance of which it is aware; (c) such fine or non-compliance or underlying failure of the lighting system results from actions or omissions of Sprint Collocator, its Affiliates or agents or (d) such fine or non-compliance results from the occurrence a force majeure event.
Notwithstanding Lessor's agreement to provide such light monitoring service,
Lessee will perform, at Lessee's sole cost and expense, all repair and maintenance associated with the lighting system at each Site. Without in any way affecting Lessee's obligations relating to lighting; (i) during the Term, Sprint
Collocator will have the right, at its expense, to install and maintain equipment for the purpose of monitoring (x) the lighting system serving the
Tower or the Improvements of each Site, and/or (y) any device of Lessee's used to monitor the lighting system serving each Tower (provided that none of the foregoing interferes with Lessee's monitoring of the lighting system at such
Site or any of Tower Subtenant's use of the Site or does not otherwise result in any material increased costs to Lessee or any Tower Subtenant); and (ii) Lessee will have the right, at its expense, to install and maintain equipment for the purpose of monitoring any device of Sprint Collocator used to monitor the lighting system servicing any Tower.

     (d) Without limiting Lessee's obligations under this Section 12 and the other provisions of this Agreement, the Parties acknowledge that Sprint
Collocator (or its Affiliate) is licensed by the FCC to provide telecommunications services and that the Sites are used to provide those services. Nothing in this Agreement will be construed to transfer control of any
FCC authorization held by Sprint Collocator (or its Affiliate) to Lessee with respect to telecommunications services provided by Sprint Collocator or its
Affiliates or to limit the right of Sprint Collocator (or its Affiliate) to take all necessary actions to comply with its obligations as an FCC licensee or with any other legal obligations to which it is or may become subject (subject to the other terms of this Agreement with respect to actions Sprint Collocator or its
Affiliates may take with respect to a Site).

     SECTION 13. REQUIREMENTS FOR ALTERATIONS; TITLE TO ALTERATIONS; ADDITION OF
EQUIPMENT; WORK ON THE SITE.

     (a) All Alterations that are made to a Site (whether required or optional), including, without limitation, Alterations made to the Sprint Collocation Space of a Site to the extent required to be performed by Lessee, will comply with the requirements of Section 3(f) of this Agreement. Title to each Alteration will without further act or instrument be deemed to constitute a part of the Site and be subject to this Agreement unless such Alteration is a Severable Alteration.

     (b) Whenever Lessee makes Alterations to any Site; constructs, replaces, maintains or repairs the Tower and Improvements of any Site; installs, maintains, replaces or repairs, or causes Tower Subtenants to install, maintain, replace or repair, any Equipment; or reconstruct or restore the Leased Property
(the "LESSEE WORK"), the following provisions will apply:

          (i) No Lessee Work will be commenced until all certificates, licenses, permits, authorizations, consents and approvals necessary for the Lessee
     Work, from all Governmental Authorities having jurisdiction with respect to any Site or the Lessee Work as set out in Section 3(f) of this Agreement, have been obtained. Lessor will reasonably

                                       39

     cooperate with Lessee, at Lessee's sole cost and expense, as is reasonably necessary in connection with Lessee's obtaining all such certificates, licenses, permits, etc. required to be issued by any Governmental
     Authorities in connection with Lessee's Work.

          (ii) Lessee will commence and perform the Lessee Work in accordance with then-current industry-standard practices and procedures ("STANDARD
     PROCEDURES").

          (iii) Lessee will cause the Lessee Work to be done and completed in a good, substantial and workmanlike manner and in compliance in all material respects with all Laws. Lessee will be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the Lessee Work, and neither Lessor nor Sprint
     Collocator will have any duty or obligation to inspect the Lessee Work, but will have the right to do so, at reasonable times, upon reasonable prior notice and in a reasonable manner.

          (iv) Lessee will promptly commence the Lessee Work and, once commenced, diligently and continually pursue the Lessee Work and complete the Lessee Work within a reasonable time. Lessee will assign such qualified personnel to the Lessee Work as may be necessary to cause the Lessee Work to be completed in an expeditious fashion.

          (v) All Lessee Work will be performed at Lessee's sole cost and expense. Lessee will provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the Lessee Work. Lessee will promptly pay when due all costs and expenses incurred in connection with the Lessee Work.
     Lessee will pay, or cause to be paid, all fees and Taxes required by Law in connection with the Lessee Work.

          (vi) Lessee will be responsible for initiating and maintaining all necessary safety precautions and programs in connection with the Lessee
     Work, and will take necessary protections in accordance with Standard
     Procedures to prevent damage, injury or loss to, the Lessee Work, all persons performing Lessee Work on the Site, all other persons who may be involved in or affected by the Lessee Work, and all materials and equipment to be incorporated in the Lessee Work, Tower and Improvements of such Site.

          (vii) Lessee will procure and maintain in full force and effect, and will cause its contractors and subcontractors to procure and maintain in full force and effect, with respect to the Lessee Work: (x) in the case of
     Lessee only but subject to Section 24, full replacement cost "ALL-RISK",
     "BUILDER'S RISK" insurance, insuring the Lessee Work; and (y) the other types of insurance required to be maintained pursuant to Section 24 of this
     Agreement. Such additional insurance policies will meet the requirements set forth elsewhere in this Agreement with respect to the insurance policies otherwise required to be obtained and maintained by Lessee under this Agreement.

     SECTION 14. DAMAGE TO THE SITE, TOWER OR THE IMPROVEMENTS.

                                       40

     (a) If there occurs a casualty which damages or destroys all or a
Substantial Portion of any Site, then within thirty (30) days after the date of the casualty, Lessee shall notify Lessor in writing as to whether the Site is a
Non-Restorable Site (it being understood Lessee may waive any condition in the definition of Non-Restorable Site, if it believes in good faith that Restoration may be commenced (and a building permit issued) within one year), which notice will specify in detail the reasons for such determination by Lessee, and if such
Site is not a Non-Restorable Site the estimated time, in Lessee's reasonable judgment, for Restoration of the Site (a "CASUALTY NOTICE"). If Lessee fails to give Casualty Notice to Lessor within such thirty (30) day period, the affected
Site shall be deemed not to be a Non-Restorable Site. If Lessor or the applicable Sprint Additional Party disagrees with any determination of Lessee in the Casualty Notice that the Site is a Non-Restorable Site, Lessor or the applicable Sprint Additional Party (as applicable) may institute arbitration proceedings to determine any such matter in the manner described in Section
31(h). If such Site is a Non-Restorable Site, then (i) either Lessee or Sprint
Collocator shall have the right to terminate Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space at such Site, upon written notice to Sprint Collocator and such leaseback or other use and occupancy at such Site shall terminate as of the date of such Notice and (ii)
Lessor or the applicable Sprint Additional Party, as applicable, will have the right to terminate this Agreement as to such Site by written notice to Lessee within thirty (30) days after receipt of such written notice from Lessee, whereupon the Term as to such Site will automatically expire as of the date of such notice of termination and, if such right is exercised, Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space shall be terminated by written notice to Lessee within thirty (30) days after receipt of such written notice from Lessee, whereupon Sprint Collocator's rights and obligations as to the leaseback or other use and occupancy of Sprint Collocation
Space at such Site will automatically expire as of the date of such notice of termination. In all instances Lessee shall have the sole right to retain all insurance Proceeds related to a Non-Restorable Site and any other Site.

     (b) If there occurs, as to any Site, a casualty which damages or destroys
(i) all or a Substantial Portion of such Site and the Site is not a
Non-Restorable Site, or (ii) less than a Substantial Portion of any Site,
Lessee, at its sole cost and expense, will promptly and diligently commence with the adjustment of Lessee's insurance Claims with respect to such event within a period of thirty (30) days after the date of the damage and, thereafter, promptly commence, and diligently prosecute to completion, the Restoration of the same. The Restoration will be carried on and completed in accordance with the provisions and conditions of this Section 14.

     (c) If Lessee is required to restore any Site in accordance with Section
14(b), all Proceeds of Lessee's insurance will be held by Lessee or the Lessee
Lender and applied to the payment of the costs of the Restoration and will be paid out from time to time as the Restoration progresses. Any portion of the
Proceeds of Lessee's insurance applicable to a particular Site remaining after final payment has been made for work performed on such Site will be retained by and be the property of Lessee. If the cost of Restoration exceeds the Proceeds of Lessee's insurance, Lessee will pay the excess cost.

     (d) Without limiting Lessee's obligations under this Agreement in respect of a Site subject to a casualty, if Lessee is required to cause the Restoration of a Site that has suffered a casualty, Lessee will make available to Sprint
Collocator a portion of the Leased Property of such Site for the purpose of
Sprint Collocator's locating, at its sole cost and expense, a temporary

                                       41

communications facility, and will give Sprint Collocator priority over Tower
Subtenants at such Site as to the use of such portion; provided, however, that
(i) the placement of such temporary communications facility will not interfere in any material respect with Lessee's Restoration or the continued operations of any Tower Subtenant; (ii) Sprint Collocator will obtain any permits and approvals, at Sprint Collocator's cost, required for the location of such temporary communications facility on such Site; and (iii) there must be
Available Space on the Site for locating such temporary communications facility.

     (e) If Lessee fails at any time to diligently pursue the substantial completion of the Restoration of the Site required under this Agreement (subject to delay for force majeure events other than inability to obtain Governmental
Approvals), Sprint Collocator may, in addition to any other available remedy, terminate this Agreement as to Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space at the applicable Site upon giving
Lessee written notice of its election to terminate at any time prior to completion of the Restoration.

     (f) From and after any casualty as to any Site described in this Section 14 and during the period of Restoration at a Site, the Sprint Collocation Charge
with respect to such Site will abate until completion of the Restoration.

     (g) The Parties acknowledge and agree that this Section 14 is in lieu of and supersedes any statutory requirements under the laws of any State applicable to the matters set forth in this Section 14.

     SECTION 15. TOWER SUBTENANTS; INTERFERENCE.

     (a) Lessee acknowledges and agrees that Lessee will not permit the addition of any Tower Subtenants at any Site if such addition would materially and adversely affect the operation of Sprint's Communications Equipment installed prior to such Tower Subtenant's addition and Sprint Collocator's operation, use or enjoyment of any Sprint Collocation Space on such Site, taking into account customary and commercially reasonable practices for multi-tenant wireless communication sites and towers.

     (b) Lessee will not and will not permit any Tower Subtenant at any Site to
(i) install or change, alter or improve the frequency, power, or type of the
Communications Equipment that materially and adversely interferes with the operation of Sprint's Communications Equipment in existence on such Site as of the date of such installation, change, alteration or improvement or is not authorized by, or violates, any applicable Laws or is not made or installed in accordance with good engineering practices (and Lessee will require any Tower
Subtenant who subleases, licenses, or uses any portion of a Site to covenant to comply with the foregoing); or (ii) implement a configuration which materially and adversely interferes with the operation of Sprint's Communications Equipment on such Site in existence as of the date of such implementation.

     (c) If any Tower Subtenant installs or operates any Communications
Equipment which is in violation of, any Laws, Lessee will cause such Tower
Subtenant to shut down such Communications Equipment as promptly as practicable
(but in any event within fifteen (15) days

                                       42

after having actual knowledge thereof), failing which Lessee will shut down such
Communications Equipment.

     (d) If any interference at any Site (at levels above commercially acceptable levels of interference at multi-tenant wireless communication sites)
occurs as a result of actions of Lessee or Tower Subtenants described in Section
15(b) above as to any Site, Lessee will be responsible for coordinating and resolving any such interference problems caused by Lessee or Tower Subtenants at such Site, including, without limitation, using its commercially reasonable efforts to correct and eliminate the interference within two (2) Business Days of receipt of notification from Sprint Collocator and perform an interference study in accordance with then-current industry-standard procedures. If the interference cannot be corrected or eliminated within such two (2) Business Days period, Lessee will cause, at Lessee's option, any of Lessee's or Tower
Subtenants' Communications Equipment or Communications Facility that interferes with the operation of Sprint's Communications Facility's authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering Communications Equipment or facility back up or on only during off-peak hours in order to determine whether such interference continues or has been eliminated; provided, that if any interference continues at the time the power output of the interfering Communications Equipment is powered down, the Communications Equipment that interferes with the operation of
Sprint's Communication Facility or the Sprint Collocation Space will be turned off. If Lessee or any Tower Subtenant cannot reasonably correct or eliminate such interference within thirty (30) days of receipt of written notice from
Sprint Collocator, Lessee will or will cause such Tower Subtenant to cease the operations of the applicable Communications Equipment and to stop providing services from the applicable Communications Facility or the Leased Property at the applicable Site in its entirety until the interference problems are resolved.

     (e) Notwithstanding the foregoing provisions of this Section 15, (i) the obligations of Lessee hereunder as to any Site are subject to the rights of any
Tower Subtenant under any Collocation Agreement in existence as of the Effective
Date at such Site, and to the extent that the provisions of any such Collocation
Agreement prohibits Lessee from performing the obligations of Lessee hereunder,
Lessee will be required to perform such obligations only to the extent permitted under such Collocation Agreement and shall have no liability with respect thereto to Sprint Collocator and (ii) Lessee shall have no obligation to enforce any rights under a Collocation Agreement against an Affiliate of Sprint.

     (f) Sprint Collocator will not, as to any Site, (i) install or change, alter or improve the frequency, power, or type of Sprint's Communications
Equipment that materially and adversely interferes with the operation of any
Tower Subtenant's Communications Equipment in existence on such Site as of the date of such installation, change, alteration or improvement or is not authorized by, or violates, any applicable Laws or is not made or installed in accordance with good engineering practices or otherwise violates the terms of any Collocation Agreement existing on the Effective Date; or (ii) implement a configuration which materially and adversely interferes with the operation of any Tower Subtenant's Communications Equipment on such Site in existence as of the date of such implementation.

     (g) If Sprint Collocator installs or operates any Communications Equipment which is not authorized by, or is in violation of, any Laws, Sprint Collocator will remove such

                                       43

Communications Equipment as promptly as practicable (but in any event within fifteen (15) days after having actual knowledge thereof).

     (h) If any interference (at levels above commercially acceptable levels of interference at multi-tenant wireless communication sites) occurs as a result of actions of Sprint Collocator described in Section 15(f) above as to Sprint's
Communications Equipment at any Site, Sprint Collocator will be responsible for coordinating and resolving any such interference problems caused by Sprint
Collocator, including, without limitation, using its commercially reasonable efforts to correct and eliminate the interference within two (2) Business Days of receipt of notification from Lessee and perform an interference study in accordance with then-current industry-standard procedures. If the interference cannot be corrected or eliminated within such two (2) Business Day period,
Sprint Collocator will cause any of Sprint's Communications Equipment that interferes with the operation of any Tower Subtenant's Communications Facility's authorized frequency spectrum or signal strength, to be immediately powered down or turned off, with the right to turn such interfering Communications Equipment or facility back up or on only during off-peak hours specified by Lessee in order to determine whether such interference continues or has been eliminated;
provided, that if any interference continues at the time the power output of the interfering Communications Equipment is powered down, the Communications
Equipment that interferes with the operation of the applicable Tower Subtenant's
Communication Facility will be turned off. If Sprint Collocator cannot correct or eliminate such interference within thirty (30) days of receipt of written notice from Lessee, Sprint Collocator will cease the operations of the applicable Communications Equipment and to stop providing services from the
Sprint's Communications Facility or the Sprint Collocation Space of the
applicable Site in its entirety until the interference problems are resolved.

     SECTION 16. TAXES.

     (a) Subject to Sections 16(b) and (c) and 39(b), and except as provided below, Lessee will be responsible for all Taxes upon or with respect to (A) any of the Leased Property, any portion of such Leased Property, or any interest therein, (B) the acquisition, purchase, sale, financing, leasing, subleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, delivery, possession, repossession, location, storage, refinancing, refund, transfer of title, registration, reregistration, transfer of registration, return, or other disposition of any of the Leased Property or any portion of such Leased Property, or interest in such Leased Property, (C) the rental payments, receipts, or earnings arising from the Leased Property, any portion of such Leased Property, or any interest in such Leased Property, or payable pursuant to this Agreement, or any other payment or right to receive payment pursuant to any related document, or (D) any Alteration, removal, substitution, maintenance, or repair of any of the Leased Property. Subject to
Sections 16(b) and (c) and 39(b), and except as provided below, Lessee will be responsible for all Taxes upon or with respect to each Site applicable to all periods occurring after the Effective Date and during the Term as to such Site.
Lessee will receive any refunds for Taxes paid by Lessee pursuant to this
Agreement. Notwithstanding the foregoing, Lessee will not be required to pay any
Taxes payable with respect to a Leased Site or Other Interest Site, if the applicable Ground Lease provides that the Ground Lessor is responsible for such
Taxes without pass-through to the applicable ground lessee and the Ground Lessor actually pays any such Taxes. If the Ground Lessor does not pay any such Taxes
and

                                       44

either Party becomes aware of it, the Parties will, at Lessee's expense, cooperate and use commercially reasonable efforts to cause the Ground Lessor to pay such Taxes.

     (b) In the taxable periods occurring during the Term as to any Site, any
Taxes (determined without regard to the Term) for which Lessee is responsible under this Section 16 and that are calculated or assessed on the basis of a time period any portion of which is not included within the Term as to such Site
(e.g., Property Taxes assessed annually) will be prorated proportionately between the applicable Sprint Group Member and Lessee based on the number of days in each such period during the time period of assessment that is included within the Term as to such Site. Lessee's obligations for Taxes under this
Section 16 will be limited to that proportionate amount of such Taxes attributable to the period during which this Agreement is in effect with respect to such Site; provided, that any Taxes resulting from special assessments or appraisals of any Site occurring during the period during which this Agreement is in effect will be the sole responsibility of Lessee. Any other Taxes that are not calculated or assessed on the basis of a time period, but for which Lessee is responsible under Sections 16 or 39(b), will be prorated using a fair and equitable proration method that considers, among other things, the basis upon which such Taxes are assessed.

     (c) Notwithstanding anything to the contrary in this Section 16 or in
Section 39, the Parties agree as follows with respect to Property Taxes: (i)
Lessor or the applicable Sprint Group Member will prepare all returns with respect to Property Taxes in the ordinary course and with the same degree of diligence that it exercises with respect to similar tax compliance matters; (ii)
Lessor or the applicable Sprint Group Member will pay all Property Taxes on a timely basis to the appropriate Governmental Authority and Lessee shall have no responsibility for Property Taxes other than with respect to the Lessee Property
Tax Charge and Landlord Reimbursement Taxes, (iii) for each calendar year, or portion thereof, that is included in the Term as to each Site, Lessee will pay to Lessor the Lessee Property Tax Charge on or before July 1 of the respective calendar year; provided that if the Effective Date is after July 1, the payment for the first calendar year (or portion thereof) shall be made on the Effective
Date; provided further that if the Term ends prior to July 1, the payment for the final year shall be made on the last day of the Term; and (iv) by June 15 of each calendar year, Lessor will provide Lessee with an officer's certificate in the form of Exhibit D. Lessor, Lessee and the applicable Sprint Group Member will cooperate with each other, and make available to each other such information as will reasonably be necessary, in connection with the preparation of tax returns for Property Taxes and any audit or judicial or administrative proceeding relating to the same. To the extent a Sprint Group Member, other than
Lessor or Sprint Collocator, has an obligation under this Section 16, Sprint
Collocator shall cause such Sprint Group Member to perform such obligation.
Lessee will be responsible for all Landlord Reimbursement Taxes for which the applicable Ground Lessor seeks reimbursement under the provisions of the Ground
Lease after the Effective Date and during the Term with respect to each Site;
provided, however, the Parties will prorate such amounts relating to tax periods that include the Effective Date or the Site Expiration Date in a manner consistent with the provisions of Section 16(b) and the paying Party will be entitled to reimbursement from the non-paying Party for the non-paying Party's portion of the Landlord Reimbursement Taxes paid, and provided further that, with respect to the twelve month period beginning on the Effective Date, Lessor will reimburse Lessee for the amount of the aggregate Landlord Reimbursement
Taxes paid by Lessee (prorated for such twelve month period with the actual amount of Landlord Reimbursement Taxes during 2005 and 2006 straightlined) that

                                       45

exceed the product of $200 multiplied by the number of Sites. To the extent either Party is entitled to reimbursement from the other Party for the payment of prorated Landlord Reimbursement Taxes, such reimbursement shall be due within fifteen (15) days of the presentation of a statement reflecting amounts due and appropriate other documentation supporting the calculation and payment of such amounts to the applicable Ground Lessor. In the event of (1) the non-payment of
Taxes when due (unless such Taxes are being contested in good faith and there is no material risk of forfeiture of any Site as a result of such non-payment of
Taxes) by Lessor or any of its Affiliates, which could result in a material risk of forfeiture of a Site (in which case, Lessor will promptly notify Lessee when
Lessor becomes aware of such event) or (2) the failure by Lessor to deliver the certificate required to be delivered under clause (iv) of the first sentence of
Section 16(c) with respect to any Site by July 15 of the calendar year, Lessee may notify Lessor in writing of the non-payment of Taxes and request that Lessor or its Affiliates take action within 90 days to pay such Taxes and remove any
Liens ("90 DAY LESSEE NOTICE"). Within 90 days after receipt of the 90 Day
Lessee Notice, Lessor will provide evidence to Lessee to support that Lessor or its Affiliates have paid such Taxes and started the process of removing any Lien or have contested such Taxes in good faith with the appropriate Governmental
Authority and are diligently prosecuting such contest, and there is no material risk of forfeiture of the Site. In the case of a contest, Lessor will provide periodic updates to Lessee at least every 30 days thereafter until Lessor provides evidence that such Lien has been removed. In the event that Lessor or its Affiliates have elected to contest a Tax on a Site in accordance with the provisions of this Section, Lessor agrees that it or its Affiliates will pay all
Taxes and take all actions necessary to remove any Lien within the time provided by the appropriate Governmental Authority after a final determination. If, on the ninety-first day after receipt of the 90 Day Lessee Notice, the Lessor or its Affiliates have not (x) paid such Taxes and otherwise started the process of removing any Lien or (y) taken action to contest such Taxes and continuously prosecuted such contest, and there is no material risk of the forfeiture of the
Site, the Lessee may (but shall be under no obligation to) pay the Tax and cure any Lien by taking any reasonable action necessary. Lessor will reimburse Lessee for all costs incurred in paying such Taxes within 15 days of the presentation to Lessor by Lessee of written documentation evidencing the payment of such
Taxes and the removal of any Lien for which Lessee is requesting reimbursement.
If, at any time after delivery of the 90 Day Lessee Notice, a material risk of forfeiture of the Site arises, Lessor shall give prompt notice to Lessee and
(whether or not Lessor has provided such notice) Lessee shall have the right to purchase the individual Site that is the subject of the proceeding for a purchase price of $100 by giving Lessor written notice of its exercise of such purchase option (provided that in the case of a 90 Day Lessee Notice described in clause (1) above, such purchase option shall not be exercisable (j) until 10 days after the earlier of the Lessee delivery of the 90 Day Lessee Notice and
Lessor having actual knowledge of the event giving rise to such 90 Day Lessee
Notice, and (k) unless the material risk of forfeiture is continuing), and such option shall be exercised pursuant to the provisions of Section 36, mutatis mutandis, except that the Option Purchase Price shall be $100 and shall apply only with respect to the individual Site.

     (d) Except as provided in Section 36(e), any excise, sales, use, value added, registration, stamp, recording, documentary, conveyancing, transfer, gains and similar Taxes ("TRANSFER TAXES") incurred in connection with the transactions contemplated by this Agreement or the Collateral Agreements will be borne by Lessee. Lessee will provide Lessor with a certificate substantially in the form of Exhibit E. The Parties will cooperate in providing each

                                       46

other with any additional exemption certifications and other similar documentation as appropriate. The Party that is required by applicable Law to file the tax returns with respect to any applicable Transfer Taxes will do so at its own expense, and the other Parties will cooperate with respect thereto as necessary.

     SECTION 17. UTILITIES.

     Except as set forth to the contrary below in this Section 17, Lessor will have no obligation to make arrangements for or to pay any charges for connection or use of utilities and similar services to any Site, including but not limited to, electricity, telephone, power, and other utilities. As among Sprint
Collocator and all new Tower Subtenants, Lessee will cause utility charges to be separately metered. Sprint Collocator will pay to the applicable utility service provider the charges for all separately metered utility services used by Sprint
Collocator at each Site in the operation of Sprint's Communications Facility at such Site. Notwithstanding the foregoing provisions of this Section 17, if the applicable utility service provider will not render a separate bill for Sprint
Collocator's usage, Sprint Collocator will reimburse Lessee monthly for Sprint
Collocator's actual metered usage at the rate charged to Lessee by the applicable utility service provider, or if Lessee is prohibited from installing a separate meter to measure Sprint Collocator's usage, Sprint Collocator may use
Lessee's utility sources to provide utility service to the Communications
Facility, and Sprint Collocator will reimburse Lessee monthly for Sprint
Collocator's actual usage at the rate charged to Lessee by the applicable service provider (and Lessee and Sprint Collocator agree to cooperate in determining a method by which to measure or estimate Sprint Collocator's usage if the usage is not capable of actual measurement). Notwithstanding anything to the contrary contained herein, Lessee shall have no obligation to provide, maintain or pay for utility services related to Sprint's Communication
Equipment. Sprint Collocator shall pay for all utility services utilized by
Sprint Collocator and its Affiliates in its operations at each Site prior to delinquency. For all Sites where Sprint Collocator leases Sprint Collocation
Space, certain Affiliates of Sprint and Lessee have agreed to an arrangement in a separate agreement for the segregation and transfer of responsibility for electrical service serving the lighting system serving each Site from Sprint
Collocator to Lessee. In connection with such arrangement, Sprint Collocator agrees to pay the utility costs for such electrical power as follows. If not prohibited by applicable Laws, Sprint Collocator shall allow Lessee to access
Sprint Collocator's (or other Person occupying the Sprint Collocation Space's)
power sources at all Sites with lighting systems in order to install lighting monitoring equipment and maintain Tower lighting as required under this
Agreement and the Transition Services Agreement. Accessing such power sources shall be at Lessee's sole cost and expense. The cost of all power provided to
Lessee shall be at no cost or expense to Lessee. During each of the first four
(4) years of the Term of this Agreement, Lessee shall obtain its own power source for its lighting and lighting monitoring equipment and transition from using power of Sprint Collocator (or other Persons occupying the Sprint
Collocation Space) for the Sites and the sites leased or preleased under each
Additional Master Lease and Sublease (collectively, with the Sites, the
"AGGREGATE LIGHTING SITES") requiring lighting monitoring equipment
(approximately 1,137 Sites) as of the Effective Date at a rate of twenty-five percent (25%) of such Aggregate Lighting Sites by the end of each of the first four (4) years of the Term of this Agreement, all as to be more fully described in the Transition Services Agreement. Notwithstanding anything to the contrary contained herein, Lessee is not required to obtain its own power source for lighting and

                                       47

monitoring equipment if lighting at a Site is not required under applicable Law
(including approvals granted by any local zoning board) or other existing written agreement.

     SECTION 18. GOVERNMENTAL PERMITS.

     (a) In addition to and not in limitation of the provisions of Section 12(a)
of this Agreement, Lessee will, at its own cost and expense, provide to Lessor and Sprint Collocator or its Affiliates all necessary and appropriate information reasonably requested by Lessor or Sprint Collocator or its
Affiliates to obtain and maintain in effect all certificates, permits, licenses and other approvals relating to FAA or FCC regulations and Lessee will, at its own cost and expense, obtain and maintain in effect all certificates, permits, licenses and other approvals (other than those relating to FCC and FAA regulations) and comply with all Laws, required or imposed by Governmental
Authorities (other than those relating to FCC or FAA regulations), in connection with the operation and maintenance of the Leased Property at each Site
(including the Tower on such Site). As part of Lessee's obligation to provide information, Lessee will provide Lessor and Sprint Collocator or its Affiliates access to data reasonably necessary to monitor the lighting systems at each Site to the extent in Lessee's possession (to the extent Sprint Collocator is not already independently monitoring the same and to the extent such lighting systems are required by applicable Law (including approvals granted by any local zoning board) or existing written agreements).

     (b) Lessee will reasonably cooperate with Sprint Collocator or its
Affiliates in their efforts to obtain and maintain in effect any certificates, permits, licenses and other approvals and to comply with any Laws required or imposed on Sprint Collocator by Governmental Authorities applicable to the
Sprint Collocation Space of each Site.

     (c) Sprint Collocator will, at its own cost and expense, obtain and maintain or cause to be maintained in effect all material certificates, permits, licenses and other approvals and comply with all Laws required or imposed by
Governmental Authorities in connection with the operation and maintenance of the
Sprint Collocation Space of each Site, including, without limitation, FCC regulations. The cost of obtaining and maintaining such FCC or FAA permits or approvals will be reimbursed to Lessor in accordance with Section 18(f).

     (d) Lessor and Sprint Collocator will reasonably cooperate with Lessee in
Lessee's efforts to provide required information and to comply with all Laws required or imposed by Governmental Authorities applicable to each Site.

     (e) Lessor and Sprint Collocator will be afforded access, at reasonable times and upon reasonable prior notice, to all of Lessee's records, books, correspondence, instructions, blueprints, permit files, memorandum and similar data relating to the compliance of the Towers with all applicable Laws or if
Lessor or Sprint Collocator otherwise provides reasonable justification therefore, except privileged documents or where disclosure is prohibited by Law.
Lessee will also provide Lessor or Sprint Collocator with an electronic interface or other real time access to Lessee's Tower administration database which will enable access to detailed information concerning collocations. Any information described in this Section 18(e) will be open for inspection upon reasonable notice by Lessor or Sprint Collocator, at its cost, and its

                                       48

authorized representatives at reasonable hours at Lessee's principal office and will be retained by Lessee for period of three (3) years after the expiration of this Agreement.

     (f) The cost of Lessor's or Sprint Collocator's or its Affiliates obtaining and maintaining all FCC and FAA permits and approvals relating to the operation and maintenance of the Leased Property of each Site (excluding the Sprint
Collocation Space) and Lessee Work, in each case, after the Effective Date, will be borne by Lessee in accordance with Sections 13(b)(i) and 18(c) (the
"REIMBURSABLE COSTS"). Lessor will provide Lessee with an invoice for
Reimbursable Costs on a monthly basis, which amount will be paid by Lessee to
Lessor or Sprint Collocator, as applicable, within twenty (20) Business Days of
Lessee's receipt of such invoice.

     SECTION 19. NO LIENS.

     (a) Lessee will not create or permit any Lien (other than Lessee Permitted
Liens) against any Site, or any part of any Site. If any such Lien created or permitted by Lessee (other than Lessee Permitted Liens) is filed against all or any part of any Site, Lessee will be required to cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days only (i)
after Lessee has obtained knowledge of such Lien and (ii) Lessee has elected not to contest such Lien in accordance with Section 19(b) hereof. If Lessee fails, after notice and opportunity to cure, to cause any Lien not being contested as provided in Section 19(b) (other than Lessee Permitted Liens) to be discharged within the permitted time, Lessor may cause it to be discharged and may pay the amount of such Lien in order to do so. If Lessor makes any such payment, all amounts paid by Lessor will be payable by Lessee to Lessor within ten (10) days of demand.

     (b) To the extent not prohibited under any applicable Ground Lease, Lessee may, at Lessee's sole cost and expense, in its own name and on its own behalf or in the name of and on behalf of Lessor, in good faith, contest any claim of Lien and, in the event of any such contest, may permit such claim of Lien so contested to remain unpaid, unsatisfied and undischarged during the period of such contest and any appeal from such contest; provided, that, if any portion of any Site is subject to imminent danger of loss or forfeiture by virtue of or by reason of such claim of Lien, such claim of Lien will be complied with as promptly as practicable, but in any event prior to any loss or forfeiture.
Lessor, at the sole cost and expense of Lessee, will use commercially reasonable efforts to cooperate fully with Lessee in any such contest.

     (c) Any Secured Lessee Loan (including any Mortgage execute in connection therewith) will be subject to each and every term, covenant, condition, agreement, requirement, restriction and provision set forth in this Agreement and subject to all rights of Lessor hereunder.

     (d) Lessor will execute any necessary easement or right of way for utilities for any Owned Site promptly following any request by Lessee, provided such easement or right of way does not have an adverse effect on Sprint
Collocator's use or enjoyment of the Sprint Collocation Space of such Site or on the ownership by Lessor of the Tower on such Site, including without limitation, the operation of Sprint's Communications Equipment on such Site.

     (e) Sprint Collocator will not create or permit (or allow any of its
Affiliates to create or permit) any Lien arising by, through or under Sprint
Collocator or its Affiliates (other than

                                       49

Permitted Encumbrances) against Site, or any part of any Site. If any such Lien
(other than Permitted Encumbrances) is filed against all or any part of any Site as a result of the acts or omissions of Sprint Collocator or any of its
Affiliates, Sprint Collocator will cause the same to be discharged by payment, satisfaction or posting of bond within thirty (30) days after obtaining actual knowledge such Lien. If Sprint Collocator fails to cause any such Lien (other than Permitted Encumbrances) to be discharged within such thirty (30) day period, Lessee may, after ten (10) days prior written notice to Sprint
Collocator, cause such Lien to be discharged and may pay the amount of such Lien in order to do so. If Lessee makes any such payment, all amounts paid by Lessee will be payable by Sprint Collocator to Lessee upon demand.

     SECTION 20. CONDEMNATION.

     (a) If there occurs a Taking of all or a Substantial Portion of any Site, other than a Taking for temporary use, then (i) Lessee will have the right to terminate this Agreement as to such Site by written notice to Lessor and Sprint
Collocator within thirty (30) days of the occurrence of such Taking whereupon the Term will automatically expire as to such Site, on the Date of Taking, as if such date were the Site Expiration Date as to such Site and each Party shall be entitled to prosecute, claim and retain the entire Award attributable to its respective interest in such Site under this Agreement and (ii) Sprint Collocator will have the right to terminate this Agreement as to Sprint Collocator's leaseback or other use and occupancy of the Sprint Collocation Space by written notice to Lessee within thirty (30) days of the occurrence of such Taking, whereupon ) Sprint Collocator's rights and obligations as to the leaseback or other use and occupancy of the Sprint Collocation Space at such Site will automatically expire as of the Date of Taking.

     (b) If there occurs a Taking of less than a Substantial Portion of any
Site, then this Agreement and all duties and obligations of Lessee under this
Agreement in respect of such Site will remain unmodified, unaffected and in full force and effect. Lessee will promptly proceed with the Restoration of the remaining portion of such Site (to the extent commercially feasible) to a condition substantially equivalent to its condition prior to the Taking. Lessee will be entitled to apply the Award received by Lessee to the Restoration of any
Site from time to time as such work progresses; provided, that Sprint Collocator will be entitled to prosecute and claim an amount of any Award reflecting its interest under this Agreement. If the cost of the Restoration exceeds the Award recovered by Lessee, Lessee will pay the excess cost. If the Award exceeds the cost of the Restoration, the excess will be paid to Lessee.

     (c) If there occurs a Taking of any portion of any Site for temporary use, then this Agreement will remain in full force and effect as to such Site for the remainder of the Term as to such Site; provided that, notwithstanding anything to the contrary contained in this Agreement, during such time as Lessee will be out of possession of such Site, if a Master Lease Site, or unable to operate such Site, if a Pre-Lease Site, by reason of such Taking, the failure to keep, observe, perform, satisfy and comply with those terms and conditions of this
Agreement compliance with which are effectively impractical or impossible as a result of Lessee's being out of possession or unable to operate (as applicable)
such Site will not be an event of default under this Agreement. The Award for any such temporary Taking payable for any period prior to the Site Expiration
Date will be paid to Lessee and, for any period thereafter, to Lessor.

                                       50

     (d) If there occurs a Taking of any Sprint Collocation Space of any Site or
any portion of such Sprint Collocation Space, for temporary use, then this
Agreement will remain in full force and effect as to such Site for the remainder of the then-current Term; provided that, notwithstanding anything to the contrary contained in this Agreement, during such time as Sprint Collocator will be out of possession of such Sprint Collocation Space by reason of such Taking, the failure by Sprint Collocator to keep, observe, perform, satisfy, and comply with these terms and conditions of this Agreement compliance with which are effectively impractical or impossible as a result of Sprint Collocator's being out of possession of such Sprint Collocation Space will not be an event of default under this Agreement, and, in addition, Sprint Collocator will not be liable for payment of the Sprint Collocation Charge during the period of the temporary Taking.

     SECTION 21. WAIVER OF SUBROGATION; INDEMNITY.

     (a) Except as provided in this Agreement, to the extent permitted by applicable Law, Lessor, Lessee and Sprint Collocator hereby waive any and all rights of recovery, claim, action or cause of action against each other, their respective agents, officers and employees, for any loss or damage that may occur to any Site or their respective property at any Site, by reason of fire, the elements, or any other cause insured against, or required to be insured against, under the terms of policies of property insurance maintained, or required to be maintained, for such Site, by Lessor, Lessee or Sprint Collocator (as the case may be) under the terms of this Agreement, regardless of cause or origin. In addition, Lessor, Lessee and Sprint Collocator will cause each such property insurance policy carried by them insuring the their respective property at each
Site to provide that the insurer waives all rights of recovery by way of subrogation against any other Party hereto in connection with any loss or damage covered by the policy.

     (b) Subject to the provisions of Section 21(a) above, Lessee agrees to indemnify and to hold each Sprint Indemnitee harmless from any and all Claims suffered or incurred by such Sprint Indemnitee by reason of, or arising out of
(i) any default, breach, performance or nonperformance by Lessee of its respective obligations and covenants under this Agreement, including, without limitation, Sections 13, 15 and 18; (ii) any Claims against any Sprint
Indemnitee arising out of or resulting from (x) Lessee's use, operation, maintenance or occupancy of any part of the Site in violation of the terms of this Agreement or (y) any Tower Subtenant's use, operation, maintenance or occupancy of its Communications Facility in violation of the terms of this
Agreement; (iii) any failure of Lessee to comply with any applicable Laws or with the directives of the FCC and FAA that Lessee is required to comply with pursuant to this Agreement or under applicable Laws; (iv) any Claims arising out of or resulting from Lessee's acts or omissions, or the acts or omissions of any of their respective agents, employees, engineers, contractors, subcontractors, licensees, or invitees; and (v) any other provision of this Agreement which provides that Lessee will indemnify and hold harmless any Sprint Indemnitee in respect of the matters contained in such provision. If any action or proceeding is brought against any Sprint Indemnitee by reason of any such Claim, Lessee upon notice from such Sprint Indemnitee, covenants and agrees to defend such action or proceeding at its expense.

     (c) Subject to the provisions of Section 21(a) above, Sprint Collocator agrees to indemnify and to hold each Lessee Indemnitee harmless from any and all
Claims with respect to

                                       51

bodily injury, personal injury or property damage suffered or incurred by such
Lessee Indemnitee by reason of, or arising out of (i) any default, breach, performance or nonperformance of Sprint Collocator's obligations and covenants under this Agreement; (ii) any Claims against any Lessee Indemnitee arising out of or resulting from Sprint Collocator's use, operation, maintenance or occupancy of Sprint's Communications Equipment or any portion of the Site
(including the Sprint Collocation Space) in violation of the terms of this
Agreement, (iii) Sprint Collocator's failure to comply with any applicable Laws or with the directives of the FCC and FAA as to Sprint's Communications
Equipment; (iv) any Claims against any Lessee Indemnitee arising out of or resulting from the acts or omissions of Lessor, Sprint Collocator, their respective Affiliates or any of Sprint Collocator's agents, employees, engineers, contractors, subcontractors, licensees or invitees; and (v) any other provision of this Agreement which provides that Sprint Collocator will indemnify and hold harmless any Lessee Indemnitee in respect of the matters contained in such provision. If any action or proceeding is brought against any Lessee
Indemnitee by reason of any such Claim, Sprint Collocator, upon notice from such
Lessee Indemnitee, covenants and agrees to defend such action or proceeding at its expense.

     SECTION 22. SUBORDINATION OF MORTGAGES.

     All Mortgages which at any time during the Term of this Agreement may be placed upon such Site or any portion of such Site and all documents and instruments evidencing and securing any Secured Lessee Loan, shall be subject and subordinate to the terms and conditions hereof.

     SECTION 23. ENVIRONMENTAL COVENANTS.

     (a) For purposes of this Agreement, the following terms will have the following meanings: (i) "HAZARDOUS MATERIAL" or "HAZARDOUS MATERIALS" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a hazardous substance or any similar term, by, in or for the purposes of the Environmental Laws, including, without limitation Section 101(14) of
CERCLA (hereinafter defined); provided, that the term "HAZARDOUS MATERIALS" will exclude quantities of materials or substances maintained by Lessor, Sprint
Collocator, its Affiliates, Lessee and Tower Subtenants on or about any Site
(including Tower and Improvements on such Site) in the ordinary course of business, so long as such materials are maintained in accordance with the applicable Environmental Laws: (ii) "RELEASE" will have the meaning given such term, or any similar term, in the Environmental Laws, including, without limitation Section 101(22) of CERCLA; and (iii) "ENVIRONMENTAL LAW" or
"ENVIRONMENTAL LAWS" will mean any "SUPER FUND" or "SUPER LIEN" Law, or any other federal, state or local statute, Law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect, including, without limitation, the following, as same may be amended or replaced from time to time, and all regulations promulgated under or in connection with: the Superfund Amendments and Reauthorization Act of 1986;
The Comprehensive Environmental Response, Compensation and Liability Act of
1980; The Clean Air Act; The Clean Water Act; The Toxic Substances Control Act;
The Solid Waste Disposal Act, as amended by the Resource Conversation and
Recovery Act; The Hazardous Materials Transportation Act; and The Occupational
Safety and Health Act of 1970.

                                       52

     (b) Lessee covenants and agrees that: (i) Lessee will not conduct or allow to be conducted upon any Site any business operations or activities, or employ or use a Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; provided, that Lessee will have the right to bring, use and keep and allow any Tower
Subtenant to bring and keep on any Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Site;
(ii) Lessee will carry on its business and operations at each Site in compliance in all respects with, and will remain in compliance with, all applicable
Environmental Laws and will ensure that all Tower Subtenants do the same: (iii)
Lessee will not create or permit to be created any Lien against any Site for the costs of any response, removal or remedial action or clean-up of Hazardous
Materials; (iv) Lessee will promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting each Site in accordance with all applicable Environmental Laws; and (v) Lessee will promptly notify Lessor and Sprint Collocator in writing if Lessee receives any notice, letter, citation, order, warning, complaint, claim or demand that:
(w) Lessee or any Tower Subtenant has violated, or is about to violate, any
Environmental Law, (x) there has been a Release or there is a threat of Release, of Hazardous Materials at or from the applicable Site, (y) Lessee or any Tower
Subtenant may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or
(z) a Site are subject to a Lien favor of any Governmental Authority for any liability, cost or damages under any Environmental Law.

     (c) Lessor covenants and agrees that: (i) Lessor will not conduct, or allow any Person under the direction or control of Lessor, upon any Site any business operations or activities, or employ or use a Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials; (ii) Lessor will carry on its business and operations at each Site, if any, in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws; and (iii) Lessor will not create, or permit any Person under the direction or control of Lessor to create, any Lien against any Site, including for the costs of any response, removal or remedial action or clean-up of Hazardous Materials; Lessor will promptly notify Lessee if Lessor receives any notice, letter, citation, order, warning, complaint, claim or demand that: (w) Lessor or any Tower Subtenant has violated, or is about to violate, any Environmental Law, (x) there has been a
Release or there is a threat of Release, of Hazardous Materials at or from the applicable Site, (y) Lessee, Lessor or any Tower Subtenant may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) a Site is subject to a
Lien favor of any Governmental Authority for any liability, cost or damages under any Environmental Law.

     (d) Lessor agrees to indemnify and hold the Lessee Indemnitees harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against the Lessee
Indemnitees or the Sprint Collocation Space of any Site for, with respect to, or as a result of the violation or breach of, or the failure of Lessor or Sprint
Collocator to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of Section 23(c);

                                       53

     (e) Sprint Collocator covenants and agrees that as to each Site upon which it leases or otherwise uses or occupies any Sprint Collocation Space: (i) Sprint
Collocator will not conduct or allow to be conducted upon any such Sprint
Collocation Space of any Site any business operations or activities, or employ or use a Sprint Collocation Space of any Site, to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process
Hazardous Materials; provided, that Sprint Collocator will have the right to bring, use and keep on the Sprint Collocation Space of any Site in compliance with all applicable Laws, batteries, generators and associated fuel tanks and other substances commonly used in the industry necessary for the operation and maintenance of each Sprint Collocation Space of any Site; (ii) Sprint Collocator
will carry on its business and operations on the Sprint Collocation Space of any
Site in compliance in all respects with, and will remain in compliance with, all applicable Environmental Laws unless non-compliance results from the acts or omissions of Lessee or any Tower Subtenant; (iii) Sprint Collocator will not create or permit to be created any Lien against any Sprint Collocation Space of any Site for the costs of any response, removal or remedial action or clean-up of Hazardous Materials unless non-compliance results from the acts or omissions of Lessee or any Tower Subtenant; (iv) to the extent such Hazardous Materials were deposited by Sprint Collocator, Sprint Collocator will promptly conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous
Materials on, from or affecting the Sprint Collocation Space of each Site in accordance with all applicable Environmental Laws; and (v) Sprint Collocator will promptly notify Lessee in writing if Sprint Collocator receives any notice, letter, citation, order, warning, complaint, claim or demand that: (w) Sprint
Collocator has violated, or is about to violate, any Environmental Law, (x)
there has been a Release or there is a threat of Release, of Hazardous Materials at or from the Sprint Collocation Space of any Site, (y) Sprint Collocator may
be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release of Hazardous Materials, or (z) the Sprint
Collocation Space of any Site is subject to a Lien in favor of any Governmental
Authority for any liability, cost or damages under any Environmental Law.

     (f) Except to the extent arising or resulting from the acts or omissions of
Lessor or Sprint Collocator, Lessee agrees to indemnify and hold the Sprint
Indemnitees harmless from and against any and all Claims, including Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against the Sprint Indemnitees or any Site for, with respect to, or as a result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or Release on or from any Site of any
Hazardous Materials that occurs after the Effective Date and prior to the applicable Site Expiration Date or earlier date of termination of this
Agreement; (ii) the violation of any Environmental Laws relating to or affecting any Site that occurs after the Effective Date (relating to a condition first existing after the Effective Date) and prior to the applicable Site Expiration
Date or earlier date of termination of this Agreement; (iii) a Release of any
Hazardous Materials or the violation of any of the Environmental Laws that occurs after the Effective Date and prior to the applicable Site Expiration Date or earlier date of termination of this Agreement in connection with any other property owned, operated or used by or on behalf of Lessee, which violation or
Release gives or may give rise to any rights whatsoever in any Party with respect to any Site by virtue of any of the Environmental Laws; (iv) any warranty or representation made by Lessee in this Section 23 is or becomes false or untrue in any material respect; or (v) the violation or breach of, or the

                                       54

failure of Lessee to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of this Section 23.

     (g) Except to the extent arising or resulting from the acts or omissions of
Lessee or a Tower Subtenant, Sprint Collocator agrees to indemnify and hold the
Lessee Indemnitees harmless from and against any and all Claims, including
Claims of any and every kind whatsoever paid, incurred, suffered by, or asserted against the Lessee Indemnitees or the Sprint Collocation Space of any Site for,
with respect to, or as a result of the violation or breach of, or the failure of
Sprint Collocator to fully and completely keep, observe, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, provision or restriction of Section 23(e).

     (h) Notwithstanding anything to the contrary in this Agreement, in the event any Claim of a type giving rise to indemnification obligations under this
Section 23 is asserted against a Lessee Indemnitee and it cannot be readily determined that it was the act or omission of Lessor or Sprint Collocator or its
Affiliate that gave rise to such Claim, it will be assumed for all purposes of this Section 23 that it was Lessee's or a Tower Subtenant's act or omission,
Lessee will indemnify the Sprint Indemnitees in respect of such Claim pursuant to Section 23(e), and neither Lessor nor Sprint Collocator will have any obligation or liability to any Lessee Indemnitee in respect of such Claim unless and until it is finally determined that Lessor's or Sprint Collocator's act or omission gave rise to such Claim. The provisions of this Section 23 will survive the applicable Site Expiration Date or earlier termination of this Agreement.
The foregoing provisions of this Section 23 are not intended to limit the generality of any of the other provisions of this Agreement.

     (i) During the Term, for any dispute or litigation that arises during the
Term in connection with any Ground Lessor, Ground Lease, Collocation Agreement,
Tower Subtenant or any other issue relating to the operation of the Sites
(collectively, "DISPUTES"), Lessee shall have the right to control, prosecute, settle and/or compromise such Disputes; provided that Lessee shall not settle or compromise such Disputes (i) for which Lessee is seeking a claim for indemnification under the Agreement to Lease, (ii) which would increase the amounts owed under any Ground Lease or Collocation Agreement during the Term, which amounts Lessee is not obligated to pay hereunder during the Term, or (iii)
result in the termination of any Ground Lease, without Lessor's consent (not to be unreasonably withheld, conditioned or delayed); provided further that if
Lessor does reasonably withhold such consent, Lessee shall nevertheless have the right to settle and/or compromise such Dispute at Lessee's own expense. Upon request, Lessee shall keep Lessor reasonably informed of the status and of the activities relating to the Disputes. Lessee shall not be required to seek the consent of Lessor to settle any matter with a Ground Lessor that relates to the amount of a Revenue Sharing Payment, and such settlement shall not diminish
Sprint Collocator's obligations under Section 11(g) with respect thereto.

     SECTION 24. INSURANCE.

     (a) For each Site, Lessee will procure, and will maintain in full force and effect at all times during the Term as to the applicable Site, the following types of insurance with respect to each Site, including the Tower and
Improvements on such Site (but excluding Sprint's Communications Equipment), paying as the same become due all premiums for such insurance:

                                       55

          (i) commercial general public liability insurance insuring against all liability of Lessee and Lessee's officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or maintenance of each Site (including Tower and the
     Improvements), in an amount of not less than $1,000,000 for bodily injury or property damage or as a result of one occurrence, and not less than
     $2,000,000 for bodily injury or property damage in the aggregate;

          (ii) umbrella or excess liability insurance with limits not less than
     $5,000,000 per occurrence and in the aggregate;

          (iii) property insurance in an amount not less than full replacement cost of the Tower and Improvements of each Site, against direct and indirect loss or damage by fire and all other casualties and risks covered under "ALL RISK" insurance respecting the Tower and Improvements (but excluding any of Sprint's Communications Equipment and Sprint's
     Improvements); and

          (iv) workers' compensation insurance covering all employees of Lessee and any employees of its Affiliates performing activities on the Site.

     (b) Lessee will pay all premiums for the insurance coverage which Lessee is required to procure and maintain under this Agreement. Each insurance policy (i)
will name Lessor and Sprint Collocator as an additional insured; provided, that such requirement will only apply to liability policies and will have no application to workers' compensation policies; and (ii) will provide that the policy cannot be canceled as to Lessor or Sprint Collocator except after the insurer gives Lessor or Sprint Collocator, as applicable, thirty (30) days'
written notice of cancellation. For each Site, Lessee will deliver to Lessor and
Sprint Collocator certificates of insurance evidencing the existence of all insurance which Lessee is required to maintain hereunder, such delivery to be made promptly after such insurance is obtained (but not later than the Effective
Date) and not later than the date which is thirty (30) days prior to the expiration date of any such insurance.

     (c) Sprint Collocator will procure, and will maintain in full force and effect at all times during the Term, the following types of insurance with respect to its Sprint Collocation Space at the Sites, paying as the same become due all premiums for such insurance:

          (1) commercial general public liability insurance insuring against all liability of Sprint Collocator and its officers, employees, agents, licensees and invitees arising out of, by reason of or in connection with the use, occupancy or maintenance of the Sprint Collocation Space of each
     Site, in an amount of not less than $1,000,000 for bodily injury or property damage or as a result of one occurrence, and not less than
     $2,000,000 for bodily injury or property damage in the aggregate;

          (2) umbrella or excess liability insurance with limits not less than
     $5,000,000 per occurrence and in the aggregate; and

          (3) workers' compensation insurance covering all employees of Sprint
     Collocator or its Affiliates.

                                       56

     (d) Sprint Collocator will pay all premiums for the insurance coverage which Sprint Collocator is required to procure and maintain under this
Agreement. Each insurance policy (i) will name Lessee as an additional insured;
provided, however, that such requirement will only apply to liability policies and will have no application to workers' compensation policies; and (ii) will provide that the policy cannot be canceled as to Lessee except after the insurer gives Lessee thirty (30) days' written notice of cancellation. Sprint Collocator will deliver to Lessee certificates of insurance evidencing the existence of all insurance which Sprint Collocator is required to maintain hereunder, such delivery to be made promptly after such insurance is obtained (but not later than the Effective Date) and not later than the date which is thirty (30) days prior to the expiration date of any such insurance.

     (e) All policy amounts set forth in this Section 24 will be evaluated and increased (if necessary) every five (5) years during the Term of this Agreement to such amounts as are customarily carried by prudent landlords and tenants in the telecommunications industry to insure risks associated with their respective interests in facilities comparable to the Sites. All policies of insurance required under this Section 24 will be written on companies rated "A:VII" by AM
Best or a comparable rating and licensed in the State where the applicable Site to which such insurance applies is located.

     (f) Neither Lessee nor Sprint Collocator will, on its own initiative or pursuant to the request or requirement of any Tower Tenant or other Person, take out separate insurance concurrent in form or contributing in the event of loss with that required to be carried by such Party in this Section 24, unless the other Party is named in the policy as an additional insured. Each Party will immediately notify the other Party whenever any such separate insurance is taken out and will deliver to the other Party original certificates evidencing the same.

     SECTION 25. SPRINT RIGHT OF ALTERATION AND SUBSTITUTION.

     (a) Except as otherwise provided in this Agreement, Sprint Collocator will have the right (for the benefit of itself or its Affiliates) to modify and/or replace, at Sprint Collocator's expense, Sprint's Communications Equipment at any Site so long as any such modification or replacement does not entail the installation of Communications Equipment on any portion of the Tower located outside the Sprint Tower Envelope that (i) materially differs in type or use from Sprint's Communications Equipment then located on the Tower at such Site,
(ii) exceeds any limitations contained in Section 6(a), (iii) impairs the structural integrity of the Tower or (iii) violates the provisions of Section
15. If at any Site Sprint Collocator desires to modify or replace any
Communications Equipment on the Tower with Communications Equipment that materially differs in type or use from Sprint's Communications Equipment then located at such Site, such modification or replacement Communications Equipment may be installed only with the consent of Lessee, which consent shall not be unreasonably withheld (and in connection with such consent Lessee may require the that Sprint Collocator comply with a reasonable application process and perform such testing and analysis at the cost of Sprint Collocator as would be customary in accordance with industry standard requirements). Sprint Collocator at any Site also will have the right, at its cost and expense, to make any
Alterations to the Site that it reasonably deems necessary to increase the capacity of or otherwise augment, strengthen or enhance a Tower, subject, however in the case of any structural Alterations to the submission of plans and specifications to Lessee at least thirty (30) days prior to undertaking any such
Alteration, and the

                                       57

written approval of Lessee, not to be unreasonably withheld. Any Alterations to a Site shall not adversely impact any existing Tower Subtenant or materially diminish the marketability of space at a Site to future tower subtenants, have the practical effect of limiting the number of potential Tower Subtenants or the amount of Available Space on the Tower for potential use by prospective Tower
Subtenants, or otherwise diminish in any material respect the value of such
Site.

     (b) Notwithstanding anything to the contrary contained in this Agreement, if during the Term, within fifteen (15) Business Days after request by Sprint
Collocator, Lessee will notify Sprint Collocator whether there is any Available
Space in respect of any Site. If any such Available Space then exists, Sprint
Collocator will have the Right of Substitution (for the benefit of itself or any of its Affiliates) as to such Available Space if, in the reasonable judgment of
Lessee, such relocation will not (i) impair the structural integrity of the
Tower (and in connection with any exercise of the Substitution Right Lessee may require that Sprint Collocator perform such testing and analysis at the cost of
Sprint Collocator as would be customary in accordance with industry standard requirements in connection with such exercise) or cause interference in violation of Section 15 with the Communications Equipment of any Tower Subtenant or diminish the structural ability of the Tower to hold additional Tower
Subtenants (it being acknowledged and agreed, however (but subject to clause
(ii) immediately below), that Sprint Collocator shall be entitled to use at all times the weight and wind loading equivalent of the Sprint Tower Envelope), or
(ii) have the practical effect of limiting the number of potential Tower
Subtenants at such Site (as compared prior to such Substitution or the rent payable by such Tower Subtenants), provided, that Lessee may prevent Sprint
Collocator from exercising its Right of Substitution if such exercise would cause a configuration of space that may reasonably be expected to limit Lessee's revenue at any particular Site, including avoiding having any so-called "orphan"
space on a Tower (but with the assumption that no space on the Tower is more expensive to rent because of its location of the Tower). If Sprint Collocator elects to exercise its Right of Substitution, then, upon completion of the relocation, at Sprint Collocator's expense, of the Communications Equipment and
Improvements of Sprint Collocator or its Affiliate on the Site, the previously existing Sprint Collocation Space of the applicable Site will automatically be released by Sprint Collocator or its Affiliate and become a part of the
Available Space of such Site (and Sprint Collocator shall deliver (or cause its
Affiliates to deliver) such space in good condition, repair and order, reasonable wear and tear excepted, and shall remove all of Sprint's
Communications Equipment therefrom and restore any damage thereto caused by, through or under any member of the Sprint Group), subject to the terms of this
Agreement, and concurrently therewith, the Available Space on such Site to which the Communications Equipment and Improvements of Sprint Collocator or its
Affiliate has been relocated (but in no event shall such space be larger than the Sprint Tower Envelope) will automatically become and constitute the Sprint
Collocation Space (provided, however, that if Sprint Collocator will maintain
Communications Equipment of less than the equivalent weight and wind loading of nine (9) 1'x 6' panel antennas on the Tower at such Site as of the effective date of such relocation, the Sprint Collocation Space will contain an additional portion of such Tower so that the Sprint Collocation Space will contain the entire amount of the Sprint Tower Envelope to the extent there is adequate contiguous space available on the Tower as of the effective date of such relocation) subject to Section 6; provided, however, that the weight and wind loading criteria for such Sprint Collocation Space shall continue to be the same as existed prior to the exercise of the Right of Substitution. The Parties will at Sprint Collocator's sole cost and expense promptly execute such

                                       58

instruments as may be reasonably required to further evidence such Substitution, including without limitation an amendment to Exhibit A or the applicable Site
Designation Supplement. Sprint Collocator will, at its cost and expense, complete the relocation of its Communications Equipment.

     SECTION 26. ASSIGNMENT AND SUBLETTING.

     (a) Without the prior written consent of Lessor, Lessee may not assign this
Agreement or any of Lessee's rights under this Agreement in whole or in part, or sublease or grant concessions or licenses or other rights for the occupancy or use of all or any portion of any Site; provided, that, subject to any required consent of any Ground Lessor but without the consent of Lessor, (i) Lessee may lease, sublease, license or otherwise make available Available Space to Tower
Subtenant for the purpose of the installation, operation and maintenance of
Communications Equipment as contemplated by, and subject to the applicable terms and provisions of, this Agreement (and in such event Lessee will not be released from, and will remain fully and completely liable for, payment and performance of all of its duties, obligations and liabilities under this Agreement); (ii)
Lessee may (A) assign this Agreement in whole or in part to any Qualifying
Lessee Transferee or (B) assign all or any portion of its rights with respect to a Site to an Affiliate of Lessee or (C) enter into the Severed Leases as contemplated by Section 41; provided that in the case of the transactions described in clauses (A) and (B) immediately above the assignee of Lessee must assume and agree to perform all of Lessee's obligations hereunder to the extent of such assignment. In the case of an assignment of this Agreement in connection with any transaction described in clause (B) above (other than an assignment to a GSI Financing Subsidiary in which case pursuant to Section 41(d), from and after execution of a Severance Lease, Lessee shall be released from all obligations with respect to the Sites that are leased or pre-leased under such
Severance Lease), Lessee will not be released from, and will remain fully and completely liable for payment and performance of, all its duties, obligations and liabilities under this Agreement. Upon any assignment permitted above to a
Qualifying Lessee Transferee, the obligations of Lessee under this Agreement with respect to the Sites that are the subject of the assignment will cease and terminate to the extent of such assignment, and Lessor and Sprint Collocator will look only and solely to the Person that is the Qualifying Lessee Transferee of Lessee's interest under this Agreement as to such Sites for performance of all of Lessee's duties and obligations under this Agreement with respect to such
Sites from and after the date of the assignment. Notwithstanding the foregoing,
Lessee may enter into Mortgages in favor of any Lessee Lender, in which case the
Lessee Lender with respect thereto will have the right to exercise remedies under any such Mortgage in a manner consistent with the provisions of this
Agreement and any other agreement between Lessee, Lessor and Sprint Collocator made in connection with this transaction.

     (b) Except as expressly permitted under this Section 26(b), Sprint
Collocator may not assign sell, convey, transfer, sublease or otherwise dispose of this Agreement or any of its rights under this Agreement in whole or in part, or sublease or grant concessions or licenses or other rights for the occupancy or use of all or any portion of any Site without the consent of Lessee. Sprint
Collocator, only in the aggregate, may sell, convey, transfer, assign, sublease, or otherwise dispose of their interests in the Sprint Collocation Space as a whole, not in part, without the consent of Lessee, to a successor Person by way of merger, consolidation, or other reorganization or to any Person acquiring substantially all of the assets of Sprint Collocator and

                                       59

which Person is a wireless communications end user who intends to use substantially all of the Sprint Collocation Space for its own wireless communications business. In addition, Sprint Collocator will have the unrestricted right during the Term to sell, convey, transfer, assign, sublease or otherwise dispose of Sprint Collocator's interest in and to the Sprint
Collocation Space at any Site, in whole or in part, without the consent of
Lessee to (i) any Affiliate, or (ii) such Person who is (A) not, and none of whose Affiliates are, a Lessee Competitor, and (B) is a wireless communication end user in any geographic market in which Sprint Collocator has ceased to operate or will cease to operate after the consummation of transaction that is the subject of the assignment and subletting (collectively, a "SPRINT MARKET
ASSIGNEE"), who intends to use such Site solely for its own wireless communications business, provided that such Sprint Market Assignee enters into a master collocation agreement with Lessee, in the form of the then most recent master collocations agreement between Lessee (or its Affiliates) and the Sprint
Market Assignee (or its Affiliates), or if none exists, in the form of the most recent master collocation agreement between Global Parent (or its Affiliates)
and Sprint, or if none exists, a then market standard collocation agreement, except that the term and Withdrawal Rights of the Sprint Market Assignee shall reflect the term and Withdrawal Rights then applicable to the Sites that are the subject of such assignment (and the rent shall be described in the next following sentence), and the Sprint Market Assignee shall have no further rights hereunder and, upon such assignment, Sprint Collocator shall vacate such Site, and upon vacating such Site and removing the Sprint Communications Equipment from same and restoring the Sprint Collocation Space to the condition required by this Agreement, Sprint Collocator shall be relieved of its obligations to pay the Sprint Collocation Charge with respect to such Site (each such transaction described in the foregoing provisions of this Section 26(b) being a "SPRINT
TRANSFER"). If, pursuant to any assignment, sublease, conveyance, transfer or other disposition permitted by this Agreement to a Sprint Market Assignee,
Sprint Collocator is no longer the tenant of Sprint Collocation Space, the applicable Sprint Collocation Charge payable shall be an amount equal to the product of (x) the then current Sprint Collocation Charge and (y) 1.25 and the foregoing shall thereafter be subject to annual adjustment as provided for in
Section 11(b). If Sprint Collocator effects a Sprint Transfer, then, in the case of a Sprint Transfer to a Qualifying Sprint Transferee, the obligations of
Sprint Collocator with respect to the portion of the Sprint Collocation Space that is the subject of the Sprint Transfer will cease and terminate, and Lessee will look only and solely to the Person that is the Qualifying Transferee of
Sprint Collocator's interest in and to such portion of the Sprint Collocation
Space for performance of all of the duties and obligations of Sprint Collocator under this Agreement with respect to such Sprint Collocation Space from and after the date of the Sprint Transfer. Otherwise, in the event of any Sprint
Transfer, Sprint Collocator shall remain liable under this Agreement for the performance of Sprint Collocator's duties and obligations hereunder as to such applicable Sprint Collocation Space that is the subject of the Sprint Transfer.

     (c) Subject to Section 26 and Section 36, neither Lessor nor any Sprint
Additional Party shall, or shall permit any Affiliate thereof to sell, convey, transfer, assign, sublease, encumber, mortgage or otherwise hypothecate or dispose of its interest in and to any Site, or grant concessions or licenses or other rights for the occupancy or use of all or any portion of any Site, during the Term.

                                       60

     (d) Each Party hereby agrees that any attempt of any Party to assign its interest in this Agreement or any of its rights under this Agreement, in whole or in part, in violation of this Section 26 will constitute a default under this
Agreement and will be null and void ab initio.

     SECTION 27. ESTOPPEL CERTIFICATE.

     Each Party, from time to time upon thirty (30) days' prior request by any other Party, will execute, acknowledge and deliver to the requesting Party, or to a Person designated by such requesting Party, a certificate stating that this
Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modifications) and the dates to which Rent, Pre-Lease Rent, Sprint
Collocation Charges and other sums payable under this Agreement have been paid, and either stating that to the knowledge of the signer of such certificate no default exists under this Agreement or specifying each such default of which the signer has knowledge. The requesting Party, at such Party's cost and expense, will cause such certificate to be prepared for execution by the requested Party.
Any such certificate may be relied upon by any prospective Mortgagee or purchaser of any portion of a Site.

     SECTION 28. HOLDING OVER.

     (a) If Lessee remains in possession of the Leased Property of any Master
Lease Site after expiration or termination of the Term as to such Master Lease
Site without any express written agreement by Lessor, then Lessee will be and become a tenant at sufferance, and there will be no renewal or extension of the
Term as to such Master Lease Site by operation of Law.

     (b) If during the Term of this Agreement Sprint Collocator remains in possession of the Sprint Collocation Space of any Site after expiration or termination of Sprint Collocator's leaseback of or other right to use and occupy the Sprint Collocation Space at such Site without any express written agreement by Lessee, then Sprint Collocator will be a month-to-month tenant with the monthly Sprint Collocation Charge equal to one hundred fifty percent (150%) of the monthly Sprint Collocation Charge last applicable to the Sprint Collocation
Space and subject to all of the other terms set forth in this Agreement, and there will be no renewal or extension of this Agreement as to the lease of the
Sprint Collocation Space by operation of Law.

     SECTION 29. RIGHTS OF ENTRY AND INSPECTION.

     (a) Lessor and Sprint Collocator and their respective representatives, agents and employees, at such Person's sole cost and expense, will be entitled to enter any portion of any Site at all reasonable times and with advance notice in accordance with and to the extent required under Section 6(a) for the purposes of inspecting such Site, making any repairs or replacements or performing any maintenance, and performing any work on the Site, to the extent required or permitted by this Agreement. Nothing in this Section 29 will imply or impose any duty or obligation upon Lessor or Sprint Collocator to enter upon any Site at any time for any purpose, or to inspect any Site at any time, or to perform, or pay the cost of, any work which Lessee is required to perform under any provision of this Agreement, and neither Lessor nor Sprint Collocator has any such duty or obligation.

                                       61

     (b) Sprint Collocator will permit Lessee and Lessee's representatives to inspect Sprint's Communications Equipment located on the Tower in accordance with industry standard practices to ascertain compliance with the provisions of this Agreement. Except in the event of an Emergency only, and only for the purposed of making repairs or replacements to address such Emergency, Lessee shall not be entitled to have access to or inspect any other of Sprint's
Communications Equipment. Nothing in this Section 29 will imply or impose any duty or obligation upon Lessee to enter upon any Site at any time for any purpose, or to inspect the Leased Property at any time, or to perform, or pay the cost of, any work which Sprint Collocator or its Affiliates is required to perform under any provision of this Agreement, and Lessee has no such duty or obligation. Sprint Collocator agrees to indemnify and hold the Lessee
Indemnitees harmless from and against and in respect of any and all Claims, paid, suffered, incurred or sustained by any Lessee Indemnitee and in any manner arising out of, by reason of, or in connection with any entry onto any Site by
Sprint Collocator or any of its Affiliates, employees, agents, contractors, subcontractors, engineers, agents, advisors, consultants or representatives.

     SECTION 30. RIGHT TO ACT FOR LESSEE.

     (a) In addition to and not in limitation of any other remedy Lessor or
Sprint Collocator may have under this Agreement, if Lessee fails to make any payment or to take any other action (or to cause any Tower Subtenant to take any action) when and as required under this Agreement, subject to the following sentence, Lessor or Sprint Collocator may, without demand upon Lessee and without waiving or releasing Lessee from any duty, obligation or liability under this Agreement, make any such payment or take any such other action required of
Lessee. Unless Lessee's failure results in or relates to an Emergency, Lessor or
Sprint Collocator, as applicable, will give Lessee at least ten (10) days prior written notice of Lessor's or Sprint Collocator's intended action and Lessee will have the right to cure such failure within such ten (10) day period unless the same is not able to be remedied in such ten (10) day period, in which event such ten (10) day period will be extended, provided Lessee has commenced such cure within such ten (10) day period and continuously prosecutes the performance of the same to completion with due diligence. No notice will be required in the event of an Emergency. The actions which Lessor or Sprint Collocator may take will include, but are not limited to, the performance of maintenance or repairs and the making of replacements to the Towers and Improvements on each Site (and
Lessor or Sprint Collocator, as applicable, will have full access to the Sites for such purpose), the payment of insurance premiums which Lessee is required to pay under this Agreement, the payment of Ground Rent which Lessee is required to pay under the Ground Leases and the payment of Taxes which Lessee is required to pay under this Agreement. Lessor or Sprint Collocator may pay all incidental costs and expenses incurred in exercising its rights under this Agreement, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges, and interest. An amount equal to one hundred twenty percent (120%) of the total amount of the costs and expenses
(including salaries and benefits of employees) incurred by Lessor or Sprint
Collocator in accordance with this Section 30 is referred to as the
"REIMBURSABLE MAINTENANCE EXPENSES", and will be due and payable by Lessee upon demand and bear interest at the rate of twelve percent (12%) per annum from the date five (5) days after demand until paid by Lessee.

     (b) For purposes of this Section 30, the term "EMERGENCY" means any event that causes, has caused or is likely to cause: (i) any bodily injury, personal injury or property damage;

                                       62

(ii) the immediate suspension, revocation, termination or any other adverse effect as to any licenses and/or permits; or (iii) any material adverse effect on the ability of Sprint Collocator or its Affiliates, or any Tower Subtenants,
to operate Communications Equipment; or (iv) any failure of any Site to comply in any material respect with applicable FCC or FAA regulations or other licensing requirements.

     SECTION 31. DEFAULTS AND REMEDIES.

     (a) The following events constitute events of default by Lessor or any
Sprint Additional Party:

          (i) if Lessor or any Sprint Additional Party (or any Affiliate
     thereof) fails to perform any obligation under any Ground Lease (other than any obligation assumed by Lessee hereunder) that results in a default or breach under such Ground Lease and such failure continues (x) for more ten
     (10) days, or (y) if the cure period under such Ground Lease for such default or breach (A) is less than ten (10) days, such lesser period of time or, (B) is greater than ten (10) days, such greater period of time, in each case after written notice from Lessee;

          (ii) if Lessor or any Sprint Additional Party (or any Affiliate
     thereof) violates or breaches, or fails to observe, keep, satisfy, perform and comply with, any material agreement, term, covenant, condition, requirement, restriction or provision of this Agreement in respect of any
     Site, and (x) Lessor or such Sprint Additional Party or Affiliate thereof
     (as applicable) does not cure such violation, breach or failure within thirty (30) days after Lessee gives Lessor written notice of such violation, breach or failure (or such lesser period provided herein), or
     (y) such violation, breach or failure (which is not a failure to pay money)
     is incapable of being cured within thirty (30) days, and Lessor or such
     Sprint Additional Party or Affiliate thereof (as applicable) does not commence to cure such violation, breach or failure within such thirty (30)
     day period and continuously prosecute the performance of the same to completion with due diligence, provided, if any such default causes Lessee to be in default under any Collocation Agreement existing prior to the
     Effective Date, the thirty (30) day periods referenced above in this
     Section 31(a)(ii) shall be reduced to such lesser time period as Lessee notifies Lessor in writing that Lessee has to comply under such Collocation
     Agreement;

          (iii) if Lessor or any Sprint Additional Party, or any Affiliate
     thereof that is the tenant under a Ground Lease for a Non-Contributable
     Site, becomes insolvent or makes an assignment for the benefit of creditors; or if any action is brought by Lessor seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Lessor or any Sprint Additional Party, or any Affiliate thereof that is the tenant under a Ground Lease for a Non-Contributable Site, commences a voluntary proceeding under the Federal Bankruptcy Code; or if any action or petition is otherwise brought by Lessor seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Lessor seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Lessor or

                                       63

     any Sprint Additional Party, or any Affiliate thereof that is the tenant under a Ground Lease for a Non-Contributable Site, or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against
     Lessor or any Sprint Additional Party, or any Affiliate thereof that is the tenant under a Ground Lease for a Non-Contributable Site, and (A) an order for relief is entered in such proceeding, or (B) such proceeding is consented to or acquiesced in by Lessor or any Sprint Additional Party, or any Affiliate thereof that is the tenant under a Ground Lease for a
     Non-Contributable Site, or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against Lessor seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Lessor or any Sprint Additional Party, or any Affiliate thereof that is the tenant under a Ground Lease for a
     Non-Contributable Site, or is not dismissed within ninety (90) days after the date upon which it was brought;

          (iv) if the lease or pre-lease of any Site to Lessee is rejected under
     Section 365 of the Federal Bankruptcy Code;

          (v) the occurrence of any "event of default" by any Additional Master
     Lease Lessor or Additional Master Lease Sprint Additional Party under any
     Cross-Defaulted Master Lease and Sublease will be deemed a separate breach hereof and an "event of default" hereunder.

     (b) Upon the occurrence of any event of default by any Sprint Additional
Party or any Affiliate thereof under Sections 31(a)(iii) or 31(a)(iv) or an event of default under Section 31(a)(v) (provided, solely with respect to an event of default under Section 31(a)(v), such event of default relates to an
"event of default" by an Additional Master Lease Sprint Additional Party or any
Affiliate thereof under Sections 31(a)(iii) or 31(a)(iv) of a Cross-Defaulted
Master Lease and Sublease), Lessee may terminate Sprint Collocator's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation
Space at any or all Sites, by giving Sprint Collocator written notice of termination, and Sprint Collocator's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at the affected Site(s)
will be terminated thirty (30) days after Sprint Collocator's receipt of such termination notice, provided, however, this Agreement shall otherwise remain in full force and effect. Upon the occurrence of any event of default by Lessor or any Sprint Additional Party or Affiliate thereof under Section 31(a)(i) or
31(a)(ii) in respect of any Site, Lessee may terminate, at its election, Sprint
Collocator's (or its Affiliates) rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at the affected Site, by giving Sprint Collocator written notice of termination of Sprint Collocator's
(or its Affiliates') rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at the affected Site, and this
Agreement will be terminated as to Sprint Collocator's (or its Affiliates')
rights with respect to Collocation Space at the affected Site thirty (30) days after Sprint Collocator 's receipt of such termination notice, provided, however, this Agreement shall otherwise remain in full force and effect.
Additionally, upon the occurrence of events of default not cured during the applicable time period for curing same (whether of the same or different types)
by any of Lessor, any Sprint Additional Party or any Affiliate thereof under
Section 31(a) and/or by any Additional Master

                                       64

Lease Lessors or Additional Master Lease Sprint Additional Parties or Affiliate
thereof under Section 31(a) of any Cross-Defaulted Master Lease and Sublease,
which defaults hereunder and thereunder are in respect of more than twenty percent (20%) of the Cross-Defaulted Sites, in the aggregate, during any consecutive five (5) year period, which (i) results in material harm to the business and operations of Lessee and the Additional Master Lease Lessees, as a
collective whole, and subject to arbitration under Section 31(h) and Section
31(h) of the other Cross-Defaulted Master Leases and Subleases, as applicable
(it being understood if a right of arbitration is exercised with respect to whether an "event of default" has occurred under any Cross-Defaulted Master
Lease and Sublease as to any particular "event of default" declared under such
Cross-Defaulted Master Lease and Sublease, such right may not be exercised a second time hereunder as a result of the fact that such "event of default" is also an event of default under Section 31(a)(v)), as to any dispute as to whether any event of default has occurred and is continuing, and (ii) such default is not the result of any default of Lessee hereunder and/or a default of an Additional Master Lease Lessee under any other Cross-Defaulted Master Lease and Sublease or the occurrence of one or more force majeure events, Lessee shall have the right to (x) purchase all of the Sites and the other Cross-Defaulted
Sites for an aggregate purchase price of $100 by giving Lessor written notice of its exercise of such purchase option (which notice shall contain a reasonably specific description of each of such events of default), and such option shall be exercised pursuant to the provisions of Section 36, mutatis mutandis, and
Section 36 of the Cross Defaulted Master Leases and Subleases, mutatis mutandis, except that the Option Purchase Price shall be $100 in the aggregate hereunder and under the Cross-Defaulted Master Lease and Sublease and/or (y) terminate
Sprint Collocator's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at any or all Sites. Notwithstanding
anything to the contrary contained herein, if Lessor disputes that it is in default hereunder, and Lessor is determined to be in default pursuant to Section
31(h), if Lessor, within twenty (20) days following a determination that it is in default under Section 31(h), commences cure of such default and diligently completes same, an event of default with respect to Lessor shall not be deemed to have occurred (it being understood that if the underlying "event of default"
occurred under another Cross-Defaulted Master Lease and Sublease, any cure period shall run and cure right shall only be exercisable under and in accordance with such Cross-Defaulted Master Lease and Sublease (and not hereunder)). Any termination by Lessee of Sprint Collocator's rights with respect to any or all Sites pursuant to this Section 31(b) shall not diminish or limit any obligation of Sprint Collocator to pay the Sprint Collocation Charge
provided for herein or any other amounts with respect to such Site(s).

     (c) The following events constitute events of default by Sprint Collocator:

          (i) if Sprint Collocator fails to timely pay any portion of the Sprint
     Collocation Charge, and any such failure continues for ten (10) days after written notice from Lessee (it being understood the aggregate Sprint
     Collocation Charge is a single non-severable payment with respect to all of the Sites);

          (ii) if Sprint Collocator fails to timely pay any other amount payable under hereunder not constituting a portion of the Sprint Collocation
     Charge, and such failure continues for ten (10) days after written notice from Lessee;

                                       65

          (iii) if Sprint Collocator violates or breaches, or fails to observe, keep, satisfy, perform and comply with, any material agreement, term, covenant, condition, requirement, restriction or provision of this
     Agreement in respect of any Site, and (x) Sprint Collocator does not cure such violation, breach or failure within thirty (30) days after Lessee gives Sprint Collocator written notice of such violation, breach or failure, or (y) such violation, breach or failure (which is not a failure to pay money) is incapable of being cured within thirty (30) days, and
     Sprint Collocator does not commence to cure such violation, breach or failure within such thirty (30) day period and continuously prosecute the performance of the same to completion with due diligence;

          (iv) if Sprint Collocator becomes insolvent or makes an assignment for the benefit of creditors; or if any action is brought by Sprint Collocator seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Sprint Collocator commences a voluntary proceeding under the Federal Bankruptcy Code; or if any action or petition is otherwise brought by Sprint Collocator seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or
     if any action is brought against Sprint Collocator seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Sprint
     Collocator or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy
     Code is instituted against Sprint Collocator and (A) an order for relief is entered in such proceeding, or (B) such proceeding is consented to or acquiesced in by Sprint Collocator or is not dismissed within ninety (90)
     days after the date upon which it was instituted; or if any action or petition is otherwise brought against Sprint Collocator seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Sprint Collocator or is not dismissed within ninety (90) days after the date upon which it was brought;

          (v) if Sprint Collocator rejects its rights to sublease or right to use any Site under Section 365 of the Bankruptcy Code; or

          (vi) the occurrence of any "event of default" by any Additional Master
     Lease Sprint Collocator under any Cross-Defaulted Master Lease and Sublease will be deemed a separate breach hereof and an "event of default"
     hereunder.

     (d) Upon the occurrence of any event of default by Sprint Collocator under
Sections 31(c)(i), 31(c)(iv) or 31(c)(v) or an event of default under Section
31(c)(vi) (provided, solely with respect to an event of default under Section
31(c)(vi), such event of default relates to an "event of default" by an
Additional Master Lease Sprint Collocator under Sections 31(c)(i), 31(c)(iv) or
31(c)(v) of a Cross-Defaulted Master Lease and Sublease), Lessee may terminate this Agreement as to the leaseback or other use and occupancy of the Sprint
Collocation Space at any or all Sites leased, used or occupied by Sprint
Collocator by giving Sprint Collocator written notice of termination, and this
Agreement will be terminated as to such Sites thirty (30) days after Sprint
Collocator's receipt of such termination notice; provided, however that no such notice of termination given as a result of a failure set forth in Section
31(c)(i) shall be effective

                                       66

unless and until such failure continues for an additional ten (10) Business Day period after Lessee has given Sprint Collocator an additional written notice of such failure which contains the following statement in capital letters and bold face type: "THIS NOTICE CONSTITUTES THE FINAL NOTICE OF NON-PAYMENT AND IF YOU
FAIL TO PAY ALL OUTSTANDING AMOUNTS WITHIN TEN (10) BUSINESS DAYS AFTER THIS
NOTICE, YOUR RIGHTS UNDER THE MASTER LEASE AND SUBLEASE AGREEMENT MAY BE
TERMINATED." Upon the occurrence of any event of default by Sprint Collocator under Section 31(c)(ii) as to the Sprint Collocation Space of a Site, Lessee may
terminate, at its election, this Agreement as to the applicable Site or Sprint
Collocator's leaseback or other use and occupancy of the Sprint Collocation
Space at such Site at any time prior to the ninetieth (90) day after the occurrence of such event of default by giving Sprint Collocator written notice of termination, and this Agreement will be terminated as to the applicable Site or as to the applicable Sprint Collocation Space, as applicable, thirty (30)
days after Sprint Collocator's receipt of such termination notice. Additionally, upon the occurrence of events of default not cured during the applicable time period for curing same (whether of the same or different types) by Sprint
Collocator under Section 31(c) and/or by any Additional Master Lease Sprint
Collocators under Section 31(c) of any Cross-Defaulted Master Lease and
Sublease, which defaults hereunder and thereunder are in respect of more than twenty percent (20%) of the Cross-Defaulted Sites, in the aggregate, during any consecutive five (5) year period, which (i) results in material harm to the business and operations of Lessee, and the Additional Master Lease Lessees, as a
collective whole, and subject to arbitration under Section 31(h) and Section
31(h) of the other Cross-Defaulted Master Leases and Subleases, as applicable
(it being understood if a right of arbitration is exercised with respect to whether an "event of default" has occurred under any Cross-Defaulted Master
Lease and Sublease as to any particular "event of default" declared under such
Cross-Defaulted Master Lease and Sublease, such right may not be exercised a second time hereunder as a result of the fact that such "event of default" is also an event of default under Section 31(c)(vi)), as to any dispute as to whether any event of default has occurred and is continuing, and (ii) such default is not the result of any default of Lessee hereunder and/or a default of an Additional Master Lease Lessee under any other Cross-Defaulted Master Lease and Sublease or the occurrence of one or more force majeure events, Lessee shall have the right to (x) purchase all of the Sites and the other Cross-Defaulted
Sites for an aggregate purchase price of $100 by giving Lessor written notice of its exercise of such purchase option (which notice shall contain a reasonably specific description of each of such events of default), and such option shall be exercised pursuant to the provisions of Section 36, mutatis mutandis, and
Section 36 of the Cross Defaulted Master Leases and Subleases, mutatis mutandis, except that the Option Purchase Price shall be $100 in the aggregate hereunder and under the Cross-Defaulted Master Lease and Sublease and/or (y) terminate
Sprint Collocator's rights with respect to the leaseback or other use and occupancy of the Sprint Collocation Space at any or all Sites. Notwithstanding
anything to the contrary contained herein, if Sprint Collocator disputes that it is in default hereunder, and Sprint Collocator is determined to be in default pursuant to Section 31(h), if Sprint Collocator, within twenty (20) days following a determination that it is in default under Section 31(h), commences cure of such default and diligently completes same, an event of default with respect to Sprint Collocator shall not be deemed to have occurred (it being understood that if the underlying "event of default" occurred under another
Cross-Defaulted Master Lease and Sublease, any cure period shall run and cure right shall only be exercisable under and in accordance with such
Cross-Defaulted Master Lease and Sublease (and not hereunder)).

                                       67

     (e) The following events constitute events of default by Lessee:

          (i) (A) if Lessee fails to timely pay Ground Rent as provided in
     Section 4(a) or otherwise fails to perform any obligation assumed by Lessee hereunder under any Ground Lease as provided in Section 4(a) and such failure continues for more than (x) ten (10) days, or (y) if the cure period under the Ground Lease is (I) less than ten (10) days, such lesser period of time or (II) is greater than ten (10) days, such greater period of time, in each case after written notice from Lessor or the applicable
     Sprint Additional Party, or (B) if Lessee otherwise fails to make payment of any amount due under this Agreement and such failure continues for more than ten (10) days after written notice from Lessor (provided, the foregoing shall not be a default if Lessee is in a good faith dispute under a Ground Lease, and the Ground Lessor thereunder may not exercise any right to terminate the Ground Lease during the pendancy of such dispute);

          (ii) if Lessee violates or breaches, or fails to fully and completely observe, keep, satisfy, perform and comply with, any material term, covenant, condition, requirement, restriction or provision of this
     Agreement with respect to any Site, and does not cure such violation, breach or failure within thirty (30) days after Lessor or Sprint Collocator gives Lessee written notice of such failure, or, if such failure (which is not a failure to pay money) can be cured, but not within thirty (30) days, and Lessee does not commence to cure such failure within such thirty (30)
     day period and continuously prosecute the performance of the same to completion with due diligence;

          (iii) if Lessee becomes insolvent or makes an assignment for the benefit of creditors; or if any action is brought by Lessee seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property; or if Lessee commences a voluntary proceeding under the Federal
     Bankruptcy Code; or if any action or petition is otherwise brought by
     Lessee seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Lessee seeking its dissolution or liquidation of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Lessee or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy
     Code is instituted against Lessee and (A) an order for relief is entered in such proceeding, or (B) such proceeding is consented to or acquiesced in by
     Lessee or is not dismissed within ninety (90) days after the date upon which it was instituted; or if any action or petition is otherwise brought against Lessee seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by Lessee or is not dismissed within thirty (30) days after the date upon which it was brought;

          (iv) If the leaseback to Sprint Collocator or other right by Sprint
     Collocator to use and occupy the Sprint Collocation Space is rejected by
     Lessee under Section 365 of the Federal Bankruptcy Code; or

                                       68

          (v) The occurrence of any "event of default" by any Additional Master
     Lease Lessee under any Cross-Defaulted Master Lease and Sublease will be deemed a separate breach hereof and an "event of default" hereunder.

     (f) Upon the occurrence of any event of default by Lessee under Section
31(e) in respect of any Site (or if Lessor or any applicable Sprint Additional
Party elects to terminate this Agreement in respect of any Site pursuant to
Section 12(c)), Lessor or any applicable Sprint Additional Party may terminate this Agreement as to the applicable Site by giving Lessee written notice of termination, and this Agreement will be terminated as to such Site, at the time designated by Lessor or Sprint Collocator, as applicable, in its notice of termination to Lessee, unless otherwise provided herein. Upon (i) the occurrence of events of default not cured during the applicable time period for curing same
(whether of the same or different types), by Lessee under Section 31(e) and/or by any Additional Master Lease Lessee under Section 31(e) of any Cross-Defaulted
Master Lease and Sublease, which defaults hereunder and thereunder are in respect of more than twenty percent (20%) of the Cross-Defaulted Sites, in the aggregate, during any consecutive five (5) year period, which (A) results in material harm to the business and operations of Lessor, Sprint Collocator, the
Additional Master Lease Lessors and Additional Master Lease Collocators, as a
collective whole, and subject to arbitration under Section 31(h) and Section
31(h) of the other Cross-Defaulted Master Leases and Subleases, as applicable
(it being understood if a right of arbitration is exercised with respect to whether an "event of default" has occurred under any Cross-Defaulted Master
Lease and Sublease as to any particular "event of default" declared under such
Cross-Defaulted Master Lease and Sublease, such right may not be exercised a second time hereunder as a result of the fact that such "event of default" is also an event of default under Section 31(e)(v)), and, (B) such default is not the result of any default of Lessor or Sprint Collocator hereunder and/or a default of an Additional Master Lease Lessor or Additional Master Lease
Collocator or the occurrence of one or more force majeure events, and (ii)
failure of Guarantor after reasonable advance notice from Lessor to perform its payment obligations under Section 42 with respect to such event of default,
Lessor or Sprint Collocator may terminate this Agreement as to all Sites, by giving Lessee written notice of termination (which notice shall contain a reasonably specific description of each of such events of default), and this
Agreement will be terminated as to all Sites at the time designated by Lessor or
Sprint Collocator in its notice of termination to Lessee. Notwithstanding anything to the contrary contained herein, if Lessee disputes that it is in default hereunder, and Lessee is determined to be in default pursuant to Section
31(h), if Lessee (or Guarantor), within twenty (20) days following a determination that it is in default under Section 31(h), commences cure of such default and diligently completes same, an event of default with respect to
Lessor shall not be deemed to have occurred (it being understood that if the underlying "event of default" occurred under another Cross-Defaulted Master
Lease and Sublease, any cure period shall run and cure right shall be exercisable only under such Cross-Defaulted Master Lease and Sublease (and not hereunder)).

     (g) Lessor, Sprint Collocator or Lessee, as applicable, may pursue any remedy or remedies provided in this Agreement or any remedy or remedies provided for or allowed by law or in equity, separately or concurrently or in any combination, including, without limitation, (i) specific performance or other equitable remedies; or (ii) money damages arising out of such default; or (iii)
in the case of Lessee's default, Lessor or Sprint Collocator may perform, on behalf of Lessee, Lessee's obligations under the terms of this Agreement pursuant to Section 31.

                                       69

Any exercise of remedies under any Cross-Defaulted Master Lease and Sublease shall not limit or prevent the exercise of remedies hereunder.

     (h) Notwithstanding anything in this Agreement to the contrary, if (i) any
Party receives any notice of a default under this Agreement or (ii) Lessor, or any Sprint Additional Party or Sprint Collocator gives Lessee a notice of termination pursuant to Section 31(f), or (iii) Lessee gives Lessor or any
Sprint Additional Party a notice of termination under Section 31(b) or Section
31(d) (as applicable) the Party receiving any such notice shall have the right, within ten (10) days after receipt of such notice (the "DECISION PERIOD"), to initiate arbitration proceedings to determine the existence of any such default or termination right. To the extent any such notices are also delivered at or about the same time under other Cross-Defaulted Master Leases and Subleases, any arbitration hereunder and under the other Cross-Defaulted Master Leases and
Subleases shall be one consolidated arbitration conducted by the same arbitrators. Such arbitration proceedings will be initiated with three Qualified
Arbitrators, with one selected by each of Lessor and Lessee and the third mutually selected by the Parties, each Party acting reasonably, and if the
Parties cannot agree the third arbitrator shall, selected by the two other arbitrators. The arbitration will be held in Chicago, Illinois or such other location as is mutually agreeable to the Parties. All arbitrations will be governed by the applicable commercial rules of the American Arbitration
Association ("AAA") for accelerated arbitration proceedings. The arbitrators will prepare in writing, and provide to the Parties, such arbitrators'
determination, including factual findings and the reasons on which the determination was based. The decision of a majority of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. During the
Decision Period and thereafter, if a Party elects to initiate arbitration proceeding under this Section 31(h), until the conclusion of the arbitration proceedings and the rendering of the decision of the arbitrators, any right or remedy provided under this Agreement to the Party alleging the default or termination right may not be exercised. "QUALIFIED ARBITRATOR" shall mean a person with at least ten years experience in the commercial real estate business, including experience with cellular tower assets.

     (i) A Party's pursuit of any one or more of the remedies provided in this
Agreement will not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any amounts payable under this Agreement as to the applicable Site by such Party or waiver of any relief or damages or other sums accruing to such Party by reason of the other Party's failure to fully and completely keep, observe, perform, satisfy and comply with all of the agreements, terms, covenants, conditions, requirements, provisions and restrictions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, neither Party will be liable to the other Party for indirect, incidental, special or consequential damages, including but not limited to lost profits, however arising, even if a
Party has been advised of the possibility of such damages.

     (j) Either Party's forbearance in pursuing or exercising one or more of its remedies will not be deemed or construed to constitute a waiver of any event of default or of any remedy. No waiver by either Party of any right or remedy on one occasion will be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any other right or remedy then or thereafter existing. No failure of either Party to pursue or exercise any of its powers, rights or remedies or to insist upon strict and exact compliance by the other Party with any

                                       70

agreement, term, covenant, condition, requirement, provision or restriction of this Agreement, and no custom or practice at variance with the terms of this
Agreement, will constitute a waiver by either Party of the right to demand strict and exact compliance with the terms and conditions of this Agreement.
Except as otherwise provide herein, any termination of this Agreement pursuant to Sections 31(b), 31(d) or 31(f), or partial termination of a Parties' rights hereunder, shall not terminate or diminish any Parties' rights with respect to the obligations that were to be performed on or before the date of such termination.

     SECTION 32. QUIET ENJOYMENT.

     Lessee will, subject to the terms and conditions of this Agreement, peaceably and quietly hold and enjoy the Leased Property of each Master Lease
Site and shall have the right provided herein to operate each Pre-Lease Site during the Term thereof without hindrance or interruption from Lessor, any Party comprising Sprint or any other Sprint Group Member.

     SECTION 33. NO MERGER.

     There will be no merger of this Agreement or any subleasehold interest or estate created by this Agreement in any Site with any superior estate held by a
Party by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, both the subleasehold interest or estate created by this
Agreement in any Site and such superior estate; and this Agreement will not be terminated, in whole or as to any Site, except as expressly provided in this
Agreement. Without limiting generality of the foregoing provisions of this
Section 33, there will be no merger of the subleasehold interest or estate created by this Agreement in Lessee in any Site with any with any underlying fee interest that Lessee may acquire in any Site that is superior or prior to such subleasehold interest or estate created by this Agreement in Lessee.

     SECTION 34. BROKER AND COMMISSION.

     (a) All negotiations in connection with this Agreement have been conducted by and between Lessor, Lessee and Sprint without the intervention of any Person or other party as agent or broker other than Banc of America Securities LLC and
Citigroup Global Markets Inc. (the "FINANCIAL ADVISORS"), which are advising
Sprint Parent in connection with this Agreement and related transactions.

     (b) Each of Lessor, Lessee and Sprint Collocator (on behalf of its
Affiliates) warrants and represents to the other that there are no broker's commissions or fees payable by it in connection with this Agreement by reason of its respective dealings, negotiations or communications other than the advisor's fee payable to the Financial Advisors which will be payable by Sprint Parent.
Lessor, Lessee and Sprint Collocator will, and do hereby indemnify, defend and hold harmless each other from and against the Claims of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement.

     SECTION 35. RECORDING OF MEMORANDUM OF AGREEMENT OR SITE DESIGNATION
SUPPLEMENT.

                                       71

     (a) Subject to the applicable provisions of the Agreement to Lease and
Sublease, for each Master Lease Site, upon the execution of this Agreement or after any Conversion Closing, Lessee may, at its cost and expense, cause a memorandum of agreement in the form attached hereto as Exhibit B to be filed in the appropriate County property records (unless the Ground Lease for any applicable Master Lease Site prohibits such recording) to provide constructive notice to third parties of existence of this Agreement. In addition, Lessee may, at its cost and expense, promptly following the execution of each Site
Designation Supplement, cause such Site Designation Supplement with respect to the applicable Master Lease Site to be filed in the appropriate County property records unless the Ground Lease for the applicable Site prohibits such recording. The costs of recording the Site Designation Supplements shall be paid as set forth in Section 3.8 of the Agreement to Lease and Sublease.

     (b) In addition to and not in limitation of any other provision of this
Agreement, the Parties will have the right to review and make corrections, if necessary, to any and all exhibits to this Agreement or to the Site Designation
Supplements. After making such corrections, Lessee will re-record such Site
Designation Supplement to reflect such corrections, if requested by any Party, at the expense of the requesting Party. The Parties will cooperate with each other to cause changes to be made in the Site Designation Supplement for such
Site, if such changes are requested by either Party to evidence any permitted changes in the description of the Sprint Collocation Space respecting such Site, including, without limitation changes in Sprint Collocator's antennas or other parts of its Communications Facility at such Site. In addition to, and not in limitation of the foregoing, either Party will have the right, at its sole expense, to cause any amendment to such Site Designation Supplement to be recorded, including without limitation, in connection with such changes.

     SECTION 36. PURCHASE OPTION.

     (a) RIGHT TO PURCHASE. If this Agreement will not have been earlier terminated, or an event of default by Lessee will not have occurred and be continuing at the date of option exercise or the date fixed for purchase (as such date is specified below), Lessee will have an option, exercisable no earlier than one (1) year and no later than one hundred twenty (120) days prior to the Purchase Option Closing Date (the "OPTION TRIGGER WINDOW") to elect to purchase the right, title and interest of Lessor and any applicable Party comprising Sprint or any other Person holding an interest therein by, through or under Sprint or by acquisition thereof from Sprint from, on and after the
Effective Date (collectively, the "OPTION SELLERS") in all (but not less than all) of the Purchase Sites (excluding, in all cases, Excluded Purchase Sites,
Sprint's Improvements and any Tower Subtenant's Improvements on such Site(s))
then subject to this Agreement for the net aggregate Option Purchase Price attributable to the Purchase Sites (and on the other terms and subject to the conditions specified in this Agreement). Lessee may exercise such purchase option by submitting to the Option Sellers in writing an offer to purchase all of the Purchase Sites within the Option Trigger Window in accordance with the terms hereof, provided further, Lessee may only exercise such option if at or about the same time as the exercise by Lessee of its purchase option hereunder, each Additional Master Lease Lessee exercises its respective purchase option pursuant to Section 36 of its respective Additional Master Leases and Sublease.
The Option Sellers will be obligated to sell, and Lessee will be obligated to buy, all such Master Lease Sites at a closing to be effective as of the Purchase
Option Closing Date. Except as provided in this Section 36, Lessee will have no right or option to purchase any Sites subject to

                                       72

this Agreement. Sprint Collocator acknowledges on its own behalf and on behalf of all Persons acquiring an interest in any Site (except for a Sprint Market
Assignee who signs a separate collocation agreement with Lessee) that their rights in and to the Sites are subject to the provisions of this Section 36.

     (b) PAYMENT OF THE OPTION PURCHASE PRICE. Lessee will pay to the Option
Sellers the net aggregate Option Purchase Price for the Purchase Sites in cash or immediately available funds on or prior to the closing of such sale. At the closing of such sale, each of the Option Sellers will transfer or cause to be transferred its applicable Purchase Sites, at Lessee's expense, to Lessee and the Term as to the Purchase Sites will end. Risk of loss for the Purchase Sites purchased pursuant to this Section 36 will pass from the Option Sellers to
Lessee upon payment of the applicable purchase price by Lessee to the Option
Sellers.

     (c) TRANSFER BY LESSOR. Any transfer of Purchase Sites by the Option
Sellers to Lessee pursuant to this Section 36 will include:

          (i) an assignment of each Option Seller's interest in any Ground Lease for such Purchase Site (which shall contain an assumption by Lessee of all of the obligations of such Option Seller under such Ground Lease and an agreement by Lessee to indemnify such Option Seller and each other Sprint
     Indemnitee from claims, losses or damages related to such obligations), a transfer of fee simple title to the Land for any Purchase Site which is an
     Owned Purchase Site, a transfer of each such Option Seller' interest in the applicable Tower and related assets (other than Sprint's Improvements or
     Sprint's Communications Equipment) and all appurtenances thereto; provided, that for so long as the Ground Lease, as amended, modified, or extended, is still in effect for any Purchase Site, Sprint Collocator will be entitled to lease the Sprint Collocation Space on each such Purchase Site from
     Lessee for successive five (5) year terms at rental rate equal to the then-current market rental rates for comparable locations; provided, that the Sprint Collocation Charge will thereafter be subject to increase on an annual basis at the beginning of each five (5) year term in an amount equal to the CPI Change; provided, if Lessee and Sprint Collocator fail to agree on a rental rate for one or more of the Purchase Sites, such rental rate will be determined for each applicable Purchase Site by a nationally recognized independent accounting firm mutually acceptable to Sprint
     Collocator and Lessee. The cost of the determination of the rental rate will be shared equally by Sprint Collocator and Lessee. Sprint Collocator will have the right to elect to terminate any such lease with respect to a
     Purchase Site as of the expiration of each five (5) year term by giving no less than sixty (60) days prior written notice of such termination to
     Lessee;

          (ii) to the extent legally transferable, all rights of each such
     Option Seller under or pursuant to warranties, representations and guarantees made by suppliers or manufacturers in connection with such
     Purchase Site, but excluding any rights to receive amounts under such warranties, representations and guarantees representing reimbursements for items paid by such Option Seller; and

          (iii) to the extent legally transferable, all known and unknown rights, claims, credits, causes of action, or rights to commence any causes of action or rights of

                                       73

     setoff of each such Option Seller against third parties relating to such
     Purchase Site arising on or after the date of transfer, including unliquidated rights under manufacturers' and vendors' warranties, but excluding all amounts representing reimbursements for items paid by such
     Option Seller.

     (d) EVIDENCE OF TRANSFER. Each of the Option Sellers and Lessee will enter into assignments, deeds (with warranties of title as to such Option Sellers'
actions only), bills of sale and such other documents and instruments as the other may reasonably request to evidence any transfer of such Purchase Sites.

     (e) TRANSFER TAXES. Any Transfer Taxes incurred in connection with the transfer of Purchase Sites by the Option Sellers to Lessee pursuant to this
Section 36 will be divided equally between Lessor and Lessee.

     (f) NO WARRANTIES. Any transfer of a Purchase Site by any Option Seller to
Lessee pursuant to this Agreement will be "AS IS" and without any warranty whatsoever by such Option Seller, except that in any transfer of a Purchase Site by any such Option Seller to Lessee pursuant to this Agreement, such Option
Seller will warrant that the Option Seller has not previously transferred title to such Purchase Site that is so transferred and will convey the interest of such Option Seller with limited warranty stating that the Purchase Site is free of Liens or other matters created or arising by, through or under the Option
Seller or any other Sprint Group Member from and after the Effective Date.

     SECTION 37. NET LEASE.

     This Agreement, insofar as it relates to the lease or the use and operation by Lessee of any Site or the Leased Property on any Site is a net lease and, except as otherwise expressly provided in Sections 14, 20, 31 and 41 of this
Agreement, will not terminate. Neither Lessee nor Sprint Collocator will be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent, Pre-Lease Rent, Sprint Collocation Charge, amount payable under Section 11(h) or other sum payable under this Agreement. Except as otherwise expressly provided in Sections 14, 20, 31 and 41 of this Agreement, the obligation of Lessee and Sprint Collocator under this Agreement will not be affected by reason of: (a) any damage to or destruction of any Site or any part of such Site by any cause whatsoever; (b) any condemnation of any Site; (c) any prohibition, limitation, restriction or prevention of Lessee's use or enjoyment of a Site by any Person; (d) any matter affecting title to any Site or any part of such Site; (e) any loss of use or possession by Lessee of a Site or any portion of such Site, by reason of title paramount or otherwise; (f) the invalidity or unenforceability of any provision of this Agreement or the impossibility or illegality of performance by Lessor or Lessee or both; (g) any action of any Governmental Authority; or (h) any other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing.

     SECTION 38. COMPLIANCE WITH SPECIFIC FCC REGULATIONS.

     (a) Lessee understands and acknowledges that Tower Subtenants are engaged in the business of operating Communications Equipment at each Site. The
Communications Equipment is subject to the regulations of the FCC, including without limitation regulations

                                       74

regarding exposure by workers and members of the public to the radio frequency emissions generated by Sprint's Communications Equipment. Lessee acknowledges that such regulations prescribe the permissible exposure levels to emissions from the Communications Equipment which can generally be met by maintaining safe distances from such Communications Equipment. To the extent Lessee is required to do so under applicable FCC regulations, Lessee will install, or cause the
Tower Subtenants to install, at its or their expense, such marking, signage or barriers to restrict access to any Site as Lessee deems necessary in order to comply with the applicable FCC regulations, with respect to Communications
Equipment other than Sprint's Communications Equipment, and with respect to
Sprint's Communications Equipment, Sprint Collocator will install same. To the extent Lessee is required to do so under applicable FCC regulations, Lessee further agrees to post, or to cause the Tower Subtenants to post, prominent signage at all points of entry to each Site containing instructions as to any potential risk of exposure and methods for minimizing such risk, with respect to
Communications Equipment other than Sprint's Communications Equipment, and with respect to Sprint's Communications Equipment Sprint Collocator will install same. Lessee will cooperate in good faith with Sprint Collocator to minimize any confusion or unnecessary duplication that could result in similar signage being posted with respect to any of Sprint's Communications Equipment at or near any
Site in respect of any Sprint Collocation Space on such Site.

     (b) Lessee further agrees to alert all personnel working at or near each
Site, including Lessee's maintenance and inspection personnel, to heed all of
Lessee's or Tower Subtenant's signage or restrictions with respect to such Site, to maintain the prescribed distance from the Communications Equipment, and to otherwise follow the posted instructions. Lessee further agrees to give each
Tower Subtenant at least ten (10) days' advance written notice of any repair or maintenance work to be performed on any Site which would require work in closer proximity to the Communications Equipment than prescribed by the signage or restrictions, to abide by any provisions in the Collocation Agreement related to such work and allow such work to be monitored by such Tower Subtenant, if required by such Tower Subtenant.

     (c) Lessor and Sprint Collocator will cooperate (and Sprint Collocator shall cause its Affiliates to cooperate) with each Tower Subtenant on a going-forward basis with respect to each Site in order to help insure that such
Tower Subtenant complies with the applicable FCC regulations.

     (d) Sprint Collocator acknowledges and agrees that Sprint's Communications
Equipment at each Site is subject to the regulations of the FCC, including, without limitation, regulations regarding exposure by workers and members of the public to the radio frequency emissions generated by Sprint's Communications
Equipment and Sprint Collocator agrees to comply (and Sprint Collocator shall cause its Affiliates to comply) with all FCC Regulations and all other
Applicable Laws. Sprint Collocator acknowledges that such regulations prescribe the permissible exposure levels to emissions from its Communications Equipment which can generally be met by maintaining safe distances from such
Communications Equipment. Sprint Collocator will install at its expense such marking, signage, or barriers to restrict access to any of Sprint's
Communications Equipment on a Site in respect of any Sprint Collocation Space on such Site as Sprint Collocator deems necessary in order to comply with the applicable FCC regulations. Sprint Collocator will cooperate in good faith with
Lessee to minimize any confusion or unnecessary duplication that could result in similar signage being posted with

                                       75

respect to any of Sprint's Communications Equipment at or near any Site in respect of any Sprint Collocation Space on such Site. Sprint Collocator, at its option, may also install signage at any Site identifying Sprint's Communication
Facility at such Site and providing for contact information in the case of emergency.

     (e) Sprint Collocator further agrees to alert all personnel working at or near each Site, including Sprint Collocator's maintenance and inspection personnel, to maintain the prescribed distance from the Communications
Equipment, and to otherwise follow the posted instructions of Lessee.

     SECTION 39. TAX INDEMNITIES.

     (a) INCOME TAX INDEMNITY.

          (1) TAX ASSUMPTIONS. In entering into this Agreement and related documents, the Sprint Group has made the following assumptions regarding the characterization of the transactions contemplated under this Agreement for federal income tax purposes (the "TAX ASSUMPTIONS"):

          (i) for federal income tax purposes, this Agreement will be treated as a "true lease" with respect to all of the Leased Property, the members of the Sprint Group will be treated, directly or indirectly through one or more entities that are classified as partnerships or disregarded entities for federal income tax purposes, as the owners and sublessors of the Leased
     Property, and Lessee will be treated (or, if Lessee is a disregarded entity for federal income tax purposes, the entity treated as the owner of Lessee for federal income tax purposes) as the lessee of the Leased Property;

          (ii) following the execution of this Agreement, the Sprint Group will be entitled to deduct, pursuant to Section 168(b) of the Code, depreciation deductions with respect to the Sprint Group's adjusted tax basis in the
     Leased Property using the same depreciation method(s) as in effect immediately before the execution of this Agreement ("FEDERAL DEPRECIATION
     DEDUCTIONS");

          (iii) prepaid Rent and Pre-Lease Rent with respect to each Site will be paid under a single lease subject to Section 467 of the Code and will be characterized in part as a loan under section 467 of the Code and Treasury
     Regulations issued under such section and the Sprint Group will be entitled to deduct interest attributable thereto with respect to each Site as set forth in Exhibit H;

          (iv) the only amounts that any Sprint Group Member will be required to include in gross income with respect to the transactions contemplated by this Agreement and related documents will be (A) Rent and Pre-Lease Rent as it accrues as rent in accordance with the terms of this Agreement and the application of Section 467 of the Code and Treasury Regulations issued under such section and as set forth in Exhibit H with respect to each Site;
     (B) any indemnity (including any gross up) pursuant to this Agreement; (C)
     any amounts paid or otherwise recognized pursuant to a voluntary sale or other disposition by any Sprint Group Member (other than a sale or disposition attributable to a default by Lessee and/or the exercise of remedies by Lessor or Sprint or

                                       76

     its Affiliates under this Agreement) of any Leased Property, it being understood for these purposes that a sale or disposition that may be deemed to have occurred on the Effective Date is not a sale; (D) proceeds upon
     Lessee's exercise of the purchase option pursuant to Section 36 of this
     Agreement; (E) any costs and expenses of Lessor or Sprint (and any interest thereon) paid or reimbursed by Lessee pursuant to this Agreement; (F)
     income attributable to the reversion of Alterations made by Lessee to
     Lessor at the end of the Term; (G) amounts expressly identified as interest in the Agreement and payable to Lessor or any Sprint Group Member; (H) any other amount to the extent such item of income results in an equal and offsetting deduction; and (I) any income or gain from an acceleration of
     Rent or Pre-Lease Rent as a result of the expiration or termination of a ground lease with respect to a Site listed in paragraphs 9 through 15 of
     Section 4.5 of the Contributors Disclosure Letter (as defined in the
     Agreement to Lease and Sublease); and

          (v) the combined effective federal and net state income Tax rate applicable to each Sprint Group Member will be thirty-nine percent (39%)
     (the "ASSUMED RATE"), comprised of thirty-five percent (35%) for the assumed federal rate and four percent (4%) (which is net of federal income
     Tax benefits) for the assumed state rate.

          (2) LESSEE'S REPRESENTATIONS AND COVENANTS. Lessee hereby represents and covenants to each Sprint Group Member as follows:

          (i) Lessee, any Affiliate of Lessee, any assignee or sublessee of
     Lessee, and any user (other than Lessor or Sprint or its Affiliates) of any portion of the Leased Property will not claim depreciation deductions as the owner of any of the Leased Property for federal income Tax purposes during the Term (and thereafter unless Lessee purchases such property pursuant to Section 36 of this Agreement), with respect to such Leased
     Property or portion of such Leased Property, except with respect to
     Alterations financed by Lessee or such assignee, sublessee, or other user, nor will they take any other action in connection with filing a Tax return or otherwise which would be inconsistent with (i) the treatment of the
     Sprint Group Members as the direct or indirect owners and lessors of the
     Leased Property for federal income tax purposes, (ii) the Tax Assumptions, or (iii) Section 11 and Exhibit H of this Agreement.

          (ii) none of the Leased Property will constitute "tax-exempt use property" as defined in Section 168(h) of the Code other than solely as a result of use by Lessor, Sprint or its Affiliates and any other Person that is a Tower Subtenant as of the date of the Agreement to Lease and Sublease;

          (iii) on the Effective Date, no Alterations to any of the Leased
     Property will be required in order to render any of the Leased Property complete for its intended use by Lessee except for ancillary Severable
     Alterations that are customarily selected and furnished by lessees of property similar in nature to the Leased Property;

          (iv) Lessee has no current plan or intention of making any Alteration or repair with respect to any of the Leased Property that would not be treated as severable improvements or permitted nonseverable improvements within the meaning of Revenue Procedure 2001-28, 2001-1 C.B. 1156;

                                       77

          (v) Lessee has no current plan or intention of making any Alteration or repair with respect to any of the Leased Property the value of which as of the end of the Term with respect to such Leased Property would compel
     Lessee to exercise any of the purchase options under Section 36 of this
     Agreement; and

          (vi) Lessee is not obligated to exercise any of the purchase options provided in Section 36 of this Agreement, it has not decided whether it will exercise any of the purchase options provided in Section 36 of this
     Agreement, and it has no plans to enter into or incur such obligation or to make such decision in the immediate future.

          (3) INDEMNITY FOR TAX LOSSES.

          (i) If, as a result of

               (A) the inaccuracy of any representation of Lessee, or the breach of any covenant of Lessee, set forth in Section 39(a)(2) of this
          Agreement;

               (B) any act of Lessee, or any assignee or sublessee of Lessee or any user of the Leased Property (other than Lessor or Sprint or its
          Affiliates) during the Term, other than (i) the execution or delivery of the Transaction Documents and (ii) any act required under the
          Transaction Documents or any Permitted Act;

               (C) the failure by Lessee to perform any act required of it under any of the Transaction Documents;

               (D) any disposition of Leased Property attributable to a default by Lessee and/or the exercise of remedies under this Agreement;

               (E) the bankruptcy of Lessee; or

               (F) An inaccuracy, breach, act, or omission of or by Lessee under
          Section 39(a)(3) of any Cross-Defaulted Master Lease and Sublease.

any Sprint Group Member (each a "TAX INDEMNITEE") will not claim on the relevant income tax return based upon a written opinion from independent tax counsel reasonably acceptable to Lessee (setting forth in reasonable detail the facts and analysis upon which such opinion is based) that there is no reasonable basis as defined in Treas. Reg. Section 1.6662-3(b)(3) as in effect on the Effective
Date for claiming all or any portion of the Federal Income Tax Benefits, will lose the right to claim all or any portion of the Federal Income Tax Benefits, will suffer a loss of, disallowance of, or delay in obtaining all or any portion of the Federal Income Tax Benefits, or will be required to recapture all or any portion of the Federal Income Tax Benefits, or any Tax Indemnitee will suffer an
Inclusion (any such event being referred to as a "TAX LOSS"), then, within thirty (30) days after receipt of a written demand from or on behalf of the Tax
Indemnitee

                                       78

describing in reasonable detail the Tax Loss and the computation of the amount payable (a "TAX INDEMNITY NOTICE"), Lessee will pay to such Tax Indemnitee as an indemnity the amount specified in the Tax Indemnity Notice. Subject to other adjustments required by this Section 39(a)(3)(i), such indemnity payment will be calculated in the Tax Indemnity Notice to equal, on an After-Tax Basis, the sum of (y) the amounts of any additional federal and state income taxes payable by such Tax Indemnitee for the taxable year (calculated at the Assumed Rate in the case of a Tax Loss respecting Federal Income Tax Benefits and calculated at the highest marginal applicable federal and state rates then in effect in the case of a Tax Loss respecting an Inclusion) and any interest thereon (calculated to the date such payment is made using the actual interest rates for underpayments of tax applicable to the relevant periods), plus (z) the amount of any penalties and additions to tax actually payable as a result of such Tax Loss and attributable thereto. The indemnity payment will be a net lump-sum amount, taking into account all past and anticipated future Tax Losses and Tax savings at the Assumed Rate, and using a discount rate equal to the Applicable Federal
Rate (as defined in Code Section 1274(d)(1) then in effect) to present value future Tax Losses and Tax savings. Any indemnity payment made pursuant to this
Section 39(a)(3)(i) will be made on an "AFTER-TAX BASIS" which means that any such payment will also include a "gross-up" for any federal or state income
Taxes (determined at the highest marginal applicable federal and state rates then in effect) payable by such Tax Indemnitee with respect to the receipt or accrual of such indemnity payment, including such gross-up. Notwithstanding any other provision of this Section 39(a)(3)(i) to the contrary, Lessee will not be required to make any payment under this Section 39(a)(3)(i) earlier than, (a) in the case of a Tax Loss that is not being contested pursuant to Section 39(d) of this Agreement, the date such Tax Indemnitee (or the common parent of the consolidated group in which it is a member, as the case may be) files the applicable federal income Tax return, estimated or final as the case may be, which would first properly reflect the additional federal income Tax that would be due as a result of the Tax Loss and (b) in the case of a Tax Loss that is being contested pursuant to Section 39(d) of this Agreement, thirty (30) days after the date on which a Final Determination is made (or as otherwise provided in Section 39(d)) and (c) twenty (20) days after the receipt by Lessee of the
Tax Indemnity Notice.

          (ii) Verification of Calculations. Lessee may timely request that any
     Tax Indemnity Notice be verified by a nationally recognized independent accounting firm or a lease advisory firm selected by Lessee and reasonably acceptable to such Tax Indemnitee. Such verification will be at Lessee's expense unless such accounting firm determines that the amount payable by
     Lessee is more than ten percent less than the amount shown on the Tax
     Indemnity Notice, in which event the Tax Indemnitee will pay such costs. In order to enable such independent accountants to verify such amounts, the
     Tax Indemnitee will provide to such independent accountants (for their confidential use and not to be disclosed to Lessee or any other person) all information reasonably necessary for such verification.

          (4) EXCEPTIONS. Notwithstanding any provision of this Section 39(a) to the contrary, Lessee will not be required to make any payment to any Tax
Indemnitee in respect of any Tax Loss to the extent that any such Tax Loss occurs as a result of one or more of the following:

                                       79

          (i) other than as a result of an Alteration by Lessee, the entry into a New Lease under Section 40 of this Agreement or any severance of this
     Agreement under Section 41, the determination that this Agreement is not a
     "true lease" for federal income tax purposes or that the members of the
     Sprint Group, directly or indirectly through one or more entities that are classified as partnerships or disregarded entities for federal income tax purposes, are not the owners or sublessors of the Leased Property, or that
     Section 467 of the Code does not apply to this Agreement in accordance with its terms;

          (ii) the voluntary sale, assignment, transfer, or other disposition or the involuntary sale, assignment, transfer, or other disposition attributable to the bankruptcy, insolvency or the breach of any covenant or obligation of the Tax Indemnitee set forth in the Transaction Documents of or by any such Tax Indemnitee or any of its Affiliates, in either case, of any of the Leased Property or portion of such Leased Property by any such
     Tax Indemnitee or any of its Affiliates other than a sale, assignment, transfer, or disposition (A) contemplated by the Transaction Documents; (B)
     otherwise resulting from the exercise by any Sprint Group Member of its rights or performance of its obligations under the Transaction Documents;
     or (C) attributable to a default by Lessee and/or exercise of remedies under this Agreement;

          (iii) the gross negligence or willful misconduct of such Tax
     Indemnitee;

          (iv) penalties, interest, or additions to Tax to the extent based upon issues unrelated to the transactions contemplated by this Agreement and related documents;

          (v) Lessee's exercise of the purchase option provided in Section 36 of this Agreement;

          (vi) the failure by the Sprint Group or any Sprint Group Member timely or properly to claim any Federal Income Tax Benefits or to exclude income on the appropriate Tax return other than in accordance with Section
     39(a)(3) of this Agreement;

          (vii) any failure of the Tax Indemnitee to have taken all the actions, if any, required of it by Section 39(d) of this Agreement to contest the
     Loss and such failure materially prejudices the ability to contest, and
     Lessee has a reasonable basis for such contest (other than a failure attributable in whole or part to the failure of Lessee to follow the procedures set forth in Section 39(d) of this Agreement);

          (viii) any change in Law enacted, adopted or promulgated on or after the date of the Agreement to Lease and Sublease, provided that this exclusion shall not apply to any (1) change in tax rates applicable to the making of any indemnity payment for a Tax Loss (a) respecting Federal
     Income Tax Benefits on an After-Tax basis or (b) respecting an Inclusion or
     (2) substitution or replacement of any Leased Property after a change in
     Law;

          (ix) the failure of the Sprint Group, or any single Sprint Group
     Member, to have sufficient income or Tax liability to benefit from the
     Federal Income Tax Benefits;

                                       80

          (x) the inclusion of income by a Sprint Group Member as a result of the reversion of Alterations made by Lessee to Lessor at the end of the
     Term;

          (xi) a determination that Sprint is not holding the Leased Property in the ordinary course of a trade or business or that Sprint did not enter into the transactions contemplated by the Transaction Documents for profit;

          (xii) the existence of, or any consequence of, the prepayment of the
     Rent, or the application of Section 467 of the Code or the Treasury regulations promulgated thereunder, provided that the Lessee makes all payments when due and accrues all rental expense in accordance with the
     Proportional Rent as set forth in Exhibit H and provided further that this exclusion will not apply to the entry into a New Lease under Section 40 of this Agreement or any severance of this Agreement under Section 41;

          (xiii) any tax election by a Sprint Group Member that is inconsistent with the Tax Assumptions to the extent of a resulting increase in the
     Lessee's indemnity obligations hereunder;

          (xiv) a Tax Loss with respect to any period occurring after (and not simultaneously with) (1) the expiration or earlier termination of the Term with respect to a Site or (2) the return to Sprint of the Leased Property related to a Site, in either case other than interest, fines, penalties and additions to tax resulting from a Tax Loss that would not be excluded under this clause (xvi);

          (xv) the breach or inaccuracy of any representation, warranty or covenant by any Sprint Group Member in any of the Transaction Documents
     (except to the extent such breach or inaccuracy is attributed to a breach or inaccuracy of any representation, warranty or covenant of Lessee or an
     Affiliate under the Transaction Documents);

          (xvi) any exclusion under Section 39(a)(4) of any Cross-Defaulted
     Master Lease and Sublease.

     (b) GENERAL TAX INDEMNITY.

          (1) Lessee agrees to pay and to indemnify, protect, defend, save, and keep harmless each Sprint Group Member on an After-Tax Basis, from and against any and all Taxes upon or with respect to (A) any of the Leased Property, any portion of such Leased Property, or any interest therein (B) the acquisition, purchase, sale, financing, leasing, subleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, delivery, possession, repossession, location, storage, refinancing, refund, transfer of title, registration, reregistration, transfer of registration, return, or other disposition of any of the Leased Property or any portion of such Leased
Property, or interest in such Leased Property, (C) the rental payments, receipts, or earnings arising from the Leased Property, any portion of such
Leased Property, or any interest in such Leased Property, or payable pursuant to this Agreement, or any other payment or right to receive payment pursuant to any related document, or (D) any Alteration, removal, substitution, maintenance, or repair of any of the Leased Property

                                       81

          (2) EXCLUSIONS FROM GENERAL TAX INDEMNITY. The provisions of Section
16 and Section 39(b)(1) will not apply to, and Lessee will have no responsibility under Section 16 and no liability under Section 39(b)(1) with respect to:

          (i) Taxes on any Sprint Group Member (other than such Taxes that are sales, use, rental, property, stamp, document filing, license, or ad valorem Taxes, or value added Taxes that are in the nature of or in lieu of such Taxes) imposed on any such member that are franchise Taxes, privilege
     Taxes, doing business Taxes, or Taxes imposed on, based on or measured by, gross or net income, receipts, capital, or net worth of any such member which are imposed by any state, local, or other taxing authority within the
     United States or by any foreign or international taxing authority;

          (ii) Taxes imposed by any jurisdiction on any Sprint Group Member solely as a result of its activities in such jurisdiction unrelated to the transactions contemplated by this Agreement and related documents;

          (iii) Taxes on any Sprint Group Member that would not have been imposed but for the willful misconduct or gross negligence of any such member or an Affiliate of any Sprint Group Member or the inaccuracy or breach of any representation, warranty, or covenant of such Tax Indemnitee or any of its Affiliates under the Transaction Documents (except to the extent such inaccuracy or breach is attributed to an inaccuracy or breach of any representation, warranty or covenant of Lessee or an Affiliate under the Transaction Documents);

          (iv) Taxes which are attributable to any period or circumstance occurring after the expiration or earlier termination of the Term with respect to a Site, except to the extent attributable to (I) a failure of
     Lessee or any of its transferees or sublessees or users of the Leased
     Property (other than Lessor or Sprint or its Affiliates) to fully discharge its obligations under this Agreement and related documents, (II) Taxes imposed on or with respect to any payments that are due after the expiration or earlier termination of the Term with respect to a Site and which are attributable to a period or circumstance occurring prior to or simultaneously with such expiration or earlier termination, (III) the entry into a New Lease under Section 40 of this Agreement; or (IV) any severance of this Agreement under Section 41;

          (v) any Tax that is being contested in accordance with the provisions of Section 39(d) during the pendency of such contest, but only for so long as such contest is continuing in accordance with Section 39(d) and payment is not otherwise required pursuant to Section 39(d);

          (vi) Taxes imposed on a Tax Indemnitee that would not have been imposed but for any act of such Tax Indemnitee (or any Affiliate thereof)
     that is expressly prohibited, or omission of an act that is expressly required, as the case may be, by any Transaction Document;

          (vii) Taxes that would not have been imposed but for any voluntary sale, assignment, transfer, pledge, or other disposition or hypothecation or the involuntary sale,

                                       82

     assignment, transfer, or other disposition attributable to the bankruptcy, insolvency or the breach of any covenant or obligation of the Tax
     Indemnitee set forth in the Transaction Documents of or by any such Tax
     Indemnitee, in either case, of any of the Leased Property or portion of such Leased Property by any such Tax Indemnitee other than a sale, assignment, transfer, or disposition (A) contemplated by the Transaction
     Documents, (B) otherwise resulting from the exercise by any Sprint Group
     Member of its rights or performance of its obligations under the
     Transaction Documents or (C) attributable to a default by Lessee and/or exercise of remedies under this Agreement;

          (viii) Taxes imposed on a Tax Indemnitee that would not have been imposed but for such Tax Indemnitee's (or Affiliate's) breach of its contest obligations under Section 39(d) (but only to the extent such breach materially prejudices the Lessee's ability to contest such Taxes or results in an increase in the amount of Lessee's indemnification obligation hereunder);

          (ix) Taxes imposed on a Tax Indemnitee in the nature of interest, penalties, fines and additions to Tax to the extent based upon issues unrelated to the transactions contemplated by the Transaction Documents;

          (x) Taxes imposed on any Sprint Group Member that are United States federal, state or local net income Taxes of any such member;

          (xi) Taxes imposed in connection with or as a result of the leasing or use of the Sprint Collocation Space by Sprint or its Affiliates or the
     payment or accrual of the Sprint Collocation Charge; or

          (xii) Taxes to the extent that they are not the responsibility of
     Lessee as described in Section 16(a) without regard to this subsection.

The provisions of this Section 39(b)(2) will not apply to any Taxes imposed in respect of the receipt or accrual of any payment made by Lessee on an After-Tax
Basis.

          (3) REPORTS. If any report, return, certification, or statement is required to be filed with respect to any Tax that is the responsibility of
Lessee under Section 16 or is subject to indemnification under this Section
39(b), Lessee will timely prepare and file the same to the extent permitted by law (except for (i) any report, return, or statement relating to any net income
Taxes or, (ii) any report, return, or statement relating to any other Taxes not subject to indemnity under Section 39(b)(2)(i) or any Taxes in lieu of or enacted in substitution for any of the foregoing, except that, in such cases,
Lessee will timely provide information necessary to file such report, return, or statement, (iii) any report, return, or statement relating to Property taxes or
(iv) any other report, return, certification, or statement which any Sprint
Group Member has notified Lessee that such member intends to prepare and file);
provided, that any Sprint Group Member will have furnished Lessee, at Lessee's expense, with such information reasonably necessary to prepare and file such returns as is within such member's control. Lessee will either file such report, return, certification, or statement and send a copy of such report, return, certification, or statement to the member, or, where not so permitted to file, will notify the member of such requirement within a reasonable period of time prior to the due date for filing

                                       83

(without regard to any applicable extensions) and prepare and deliver such report, return, certification, or statement to the member. In addition, within a reasonable time prior to the time such report, return, certification, or statement is to be filed, Lessee will, to the extent permitted by law, cause all billings of such Taxes to be made to each Sprint Group Member in care of Lessee, make such payment, and furnish written evidence of such payment. Lessee will furnish promptly upon written request such data, records and documents as any
Sprint Group Member may reasonably require of Lessee to enable such member to comply with requirements of any taxing jurisdiction arising out of such member's participation in the transactions contemplated by this Agreement and related documents.

          (4) PAYMENTS. With the exception of Property Taxes, any Tax for which
Lessee is responsible under Section 16 or any tax indemnified under this Section
39(b) will be paid by Lessee directly when due to the applicable taxing authority if direct payment is permitted, or will be reimbursed to the appropriate Sprint Group Member on demand if paid by such member in accordance herewith. Property Taxes will be paid in accordance with Sections 16(b) and (c).
Except as explicitly provided in Section 16 or as otherwise provided in this
Section 39(b), all amounts payable to a Sprint Group Member under Section 16 or this Section 39 will be paid promptly in immediately available funds, but in no event later than the later of (i) ten (10) business days after the date of such demand or (ii) two (2) Business Days before the date the Tax to which such amount payable relates is due or is to be paid and will be accompanied by a written statement describing in reasonable detail the Tax and the computation of the amount payable. Such written statement will, at Lessee's request, as long as payment is not delayed, be verified by a nationally recognized independent accounting firm selected by such member. Such verification will be at Lessee's expense unless the accounting firm determines that the amount payable by Lessee is more than ten percent less than the amount shown on such written statement, in which event, the applicable Sprint Group Member will pay such costs. In the case of a Tax subject to indemnification under this Section 39(b) which is properly subject to a contest in accordance with Section 39(d), Lessee (i) will be obligated to make any advances with respect to such Tax whenever required under Section 39(d) and (ii) will pay such Tax (in the amount finally determined to be owing in such contest) on an After-Tax Basis prior to the latest time permitted by the relevant taxing authority for timely payment after a final determination.

     (c) TAX SAVINGS. If, by reason of any payment made, or events giving rise to such payment, to or for the account of any Tax Indemnitee by Lessee pursuant to Section 39(a) or 39(b), such Tax Indemnitee at any time realizes a reduction in any Taxes or receives a refund which was not taken into account previously in computing such payment by Lessee to or for the account of the Tax Indemnitee, then the Tax Indemnitee will pay to Lessee an amount equal to such actual reduction in Taxes or such refund (including interest received), plus the amount of any additional reduction in Taxes of the Tax Indemnitee attributable to the payment made by the Tax Indemnitee to Lessee pursuant to this sentence;
provided, however, that (A) the Tax Indemnitee will not be obligated to make such payment with respect to any net Tax savings or refund to the extent that the amount of such payment would exceed the excess of (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by Lessee over (y) the amount of all prior payments by the Tax Indemnitee to
Lessee; provided, that any such excess tax savings realized (or deemed realized)
by such Tax Indemnitee which are not paid to Lessee as a result of this subclause (A) will be carried forward and reduce Lessee's obligations to make subsequent payments to such Tax Indemnitee pursuant to Section 39 of this

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Agreement; and (B) if any such Tax savings or refund realized by such the Tax
Indemnitee, or any tax savings taken into account for purposes of determining
"After-Tax Basis" will be lost or otherwise determined to be unavailable, such lost or otherwise unavailable Tax savings or refund will be treated as a Tax for which Lessee must indemnify the Tax Indemnitee pursuant to Section 39(a) or
39(b), as the case may be (without regard to the exceptions in Section 39(a)(4)
and Section 39(b)(2) other than Section 39(a)(4)(iii), 39(a)(4)(iv),
39(b)(2)(iii) and 39(b)(2)(ix)). For purposes of this Section 39(c), each Tax
Indemnity is assumed to be taxable at the Assumed Rate and an Inclusion is assumed to be taxable at the actual rate.

     (d) CONTEST RIGHTS. In the event that any Tax Indemnitee receives any written notice of any potential claim or proposed adjustment against such Tax
Indemnitee that would result in a Tax Loss or a Tax against which Lessee may be required to indemnify pursuant to Section 39(a) or 39(b) (a "TAX CLAIM"), such
Tax Indemnitee will promptly notify Lessee of the claim and provide Lessee with information relevant to such claim; provided, that the failure by the Tax
Indemnitee to provide any such information will not be treated as a failure to comply with this Section 39(d) unless the failure materially prejudices the conduct of such contest. With respect to Taxes indemnified under Section 39(b),
Lessee will control the contest at Lessee's expense. With respect to Taxes indemnified under Section 39(a), the Tax Indemnitee will control the contest at
Lessee's expense but will consult with Lessee in good faith, but Lessee may require the Tax Indemnitee to contest such Tax Claim at Lessee's expense and, in that event, the Tax Indemnitee will consult with Lessee in good faith, but the
Tax Indemnitee will retain ultimate control over such contest. The Tax
Indemnitee will not be obligated to contest any Tax Claim unless (i) in the case of a contest with respect to federal income Taxes, prior to taking the first such required action, Lessee will have furnished to the Tax Indemnitee an opinion of a nationally recognized, independent tax counsel chosen by Lessee and reasonably acceptable to the Tax Indemnitee to the effect that there is a reasonable basis as defined in Treas. Reg. Section 1.6662-3(b)(3) as in effect
(on the Effective Date) for the position to be asserted in contesting the matter in question, (ii) no event of default by Lessee under this Agreement will have occurred and be continuing, (iii) such contest does not involve a material risk to the Tax Indemnitee of sale, forfeiture, or loss of, or the creation of any lien on, any of the Leased Property or the imposition of criminal penalties and
(iv) if Lessee reasonably requests, and the Tax Indemnitee elects to pursue, a contest that requires payment of the Tax as a condition to pursuing the contest,
Lessee will loan, on an interest-free basis, sufficient funds to the Tax
Indemnitee to pay the Tax and any interest or penalties due on the date of payment, and will fully indemnify the Tax Indemnitee for any adverse Tax consequences resulting from such advance. The Tax Indemnitee will not make, accept, or enter into a settlement or other compromise with respect to any Taxes indemnified pursuant to Section 39(a) or forego or terminate any such proceeding with respect to Taxes indemnified pursuant to this Section 39(b), without the prior written consent of Lessee, which consent will not be unreasonably withheld. The Tax Indemnitee will not be required to appeal any adverse decision of the United States Tax Court, a Federal District Court, or any comparable trial court unless Lessee will have furnished to the Tax Indemnitee an opinion of a nationally recognized, independent tax counsel chosen by Lessee and reasonably acceptable to the Tax Indemnitee, to the effect that there is substantial authority for the position to be asserted in appealing the matter in question. Sprint Collocator shall cause its Affiliates to comply with their obligations under this Section 39(e).

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     (e) TAX RECORDS. Lessor, Sprint and Lessee agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Sites (including, without limitation, access to books and records) as is reasonably necessary for tax purposes.
Lessor, Sprint and Lessee will retain all books and records with respect to
Taxes indemnifiable under Section 39(b) or payable under Section 16 pertaining to the Sites for a period of at least seven (7) years following the close of the tax year to which the information relates, or sixty (60) days after the expiration of any applicable statute of limitations, whichever is later. At the end of such period, each Party will provide the other with at least sixty (60)
days' prior written notice before destroying any such books and records, during which period the Party receiving such notice can elect to take possession, at its own expense, of any books and records reasonably required by such Party for tax purposes. Lessor, Sprint and Lessee will cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Sites.

     (f) SURVIVAL. The agreements and indemnitees contained in this Section 39 shall survive the termination of this Agreement with respect to any Site.

     SECTION 40. LESSEE LENDER PROTECTIONS.

     For any Lessee Lender, if Lessor is given written notice specifying the name and address of the Lessee Lender, or its servicing agent, and the applicable title of an officer or other responsible individual charged with processing notices of the type required under this Section 40, then the following provisions shall apply with respect to such Lessee Lender for so long as any Mortgage granted by Lessee to such Lessee Lender shall remain unsatisfied of record:

     (a) MODIFICATION, TERMINATION OR SURRENDER OF AGREEMENT.

          (i) The Lessee Lender shall not be bound by any modification or amendment of this Agreement in any respect so as to materially increase the liability of Lessee hereunder or materially increase the obligations or materially decrease the rights of Lessee without the prior written consent of the Lessee Lender, which consent shall no be unreasonably withheld.
     Further, this Agreement may not be surrendered or terminated other than in compliance with the provisions of this Section 40). Any such modification, amendment, surrender or termination not in accordance with the provisions of this Section 40 shall not be binding on any such Lessee Lender or any other Person who acquires title to its foreclosed interest.

          (ii) In addition, from time to time upon the request of a Lessee
     Lender (but not more than three (3) times in any one (1) year period
     (excluding the first year following the Effective Date), Lessor shall execute and deliver to such Lessee Lender an estoppel certificate in a form reasonably acceptable to Lessor and the Lessee Lender.

     (b) NOTICE AND CURE RIGHTS.

          (i) Lessor, upon serving Lessee with any notice of default under the provisions of, or with respect to, this Agreement, shall also serve a copy of such notice upon the Lessee Lender (in the same manner as required by for notices to Lessee) at the

                                       86

     address specified herein, or at such other address as a Lessee Lender shall designate in writing to Lessor.

          (ii) In the event of a default or breach by Lessee under this
     Agreement, the Lessee Lender shall have the right, but not the obligation, to remedy such event, or cause the same to be remedied, within ten days
     (10) days after the expiration of all applicable grace or cure periods provided to Lessee in this Agreement, in the event of a monetary default or breach, or within sixty (60) days after the expiration of all applicable grace or cure periods provided to Lessee in this Agreement in the event of any other breach or default, and Lessor shall accept such performance by or at the instance of the Lessee Lender as if the same had been made by
     Lessee, provided, that if any such non-monetary default or breach that is capable of cure requires Lessee Lender to acquire possession of the
     Lessee's interest in the Sites that are the subject of such breach or default, such period will be extended for such reasonable period as may be required to obtain such possession and cure such default of breach;
     provided, however, during such extended period, Lessee Lender must continue to cure other defaults and breaches in accordance with the provisions of this Section 40(b)(ii).

          (iii) In the event of the termination of this Agreement prior to the expiration of the Term of this Agreement as provided herein for any reason
     (other than Lessee's failure to cure under (ii) above), including pursuant to Section 365 of the federal bankruptcy code, as amended from time to time, including any successor legislation thereto, or otherwise, Lessor shall serve upon Lessee Lender written notice that this Agreement has been terminated, together with a statement of any and all sums due under this
     Agreement and of all breaches and events of default under this Agreement, if any, then known to Lessor. Lessee Lender thereupon shall have the option, which option must be exercised by Lessee Lender's delivering notice to Lessor within then (10) Business Days after the Lessee Lender's receipt of notice from Lessor that the Lease has been terminated to cure any such
     Lessee breaches or Lessee events of default (and any Lessee breaches or
     Lessee events of default not susceptible of being cured by the Lessee
     Lender shall be deemed to have been waived) and the right to enter into a new lease (the "NEW LEASE") (i) effective as of the date of termination of this Agreement, (ii) for the remainder of what otherwise would have been the Term of this Agreement but for such termination, (iii) at and upon all the agreements, terms, covenants, and conditions of this Agreement (with no
     Rent or Pre-Lease Rent payable thereunder), and (iv) including any applicable right to exercise the purchase option under Section 36
     (collectively, the "NEW LEASE TERMS"). Upon the execution and delivery of a new lease under this Section 40, all Collocation Agreements and other agreements which theretofore may have been assigned to the Lessor (or reverted back to Lessor as a matter of law) thereupon shall be assigned and transferred, without recourse, representation or warranty, by Lessor to the lessee named in such new lease.

          (iv) Any notice or other communication which a Lessee Lender shall desire or is required to give to or serve upon Lessor shall be deemed to have been duly given or served if sent to Lessor in accordance with the provisions of this Agreement at the address set forth herein.

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     (c) PARTICIPATION IN CERTAIN PROCEEDINGS AND DECISIONS. Any Lessee Lender
shall have the right to intervene and become a party, but only with respect to
Lessee's involvement, in any Arbitration, litigation, condemnation or other proceeding affecting this Agreement to the extent of its security interest herein. Lessee's right to make any election or decision under this Agreement that is required or permitted to be made by Lessee with respect to the negotiation or acceptance of any Award or insurance settlement shall be subject to the prior written approval of such Lessee Lender.

     (d) NO MERGER. Without the written consent of each Lessee Lender, the leasehold interest created by this Agreement shall not merge with the fee interest in all or any portion of the Sites, notwithstanding that the fee interests and the leasehold interests are held at any time by the same Person.

     (e) ENCUMBRANCES ON PERSONAL PROPERTY AND SUBLEASES. Lessor hereby consents to Lessee's grant, if any, to any Lessee Lender of a security interest in the personal property owned by Lessee and located at the Sites and a collateral assignment of subleases of the interest of Lessee in all or any portion of the
Sites and the rents, issues and profits therefrom, if any and a pledge of any equity interests in Lessee. Lessor agrees that any interest that Lessor may have in such personal property, whether granted pursuant to this Agreement or by statute, shall be subordinate to the interest of any Lessee Lender.

     (f) NOTICE OF DEFAULT UNDER ANY SECURED LESSEE LOAN. Lessee shall promptly deliver to Lessor a true and correct copy of any such notice of default, notice of acceleration or other notice regarding a default by Lessee under a Secured
Lessee Loan after Lessee's receipt of the same.

     (g) CASUALTY AND CONDEMNATION PROCEEDS. Notwithstanding anything in this
Agreement to the contrary, in the event of any casualty to or condemnation of any Site or any portion thereof during such time as any Secured Lessee Loan shall remain unsatisfied, the Lessee Lender shall be entitled to receive all insurance Proceeds and/or condemnation awards (up to the amount of the indebtedness secured by the Lessee Loan) otherwise payable to Lessee and apply same to restoration of the Leased Property in accordance with the provisions of this Agreement (to the extent required by the terms of this Agreement); provided that if the Leased Property is not required to be restored pursuant to the terms of this Agreement, such Proceeds may be applied to the Secured Lessee Loan. Upon the Lessee Lender's request, the name of such Lessee Lender may be added to the
"Loss Payable Endorsement" of any and all insurance policies required to be carried by Lessee hereunder.

     (h) OTHER. Notwithstanding any other provision of this Agreement to the contrary, (i) Lessor shall not be obligated to provide the benefits and protections afforded to Lessee Lenders in this Section 40 to more than two (2)
Lessee Lenders at any given time or (ii) in no event whatsoever will there be any subordination of the rights and interests of Lessor or of Sprint Collocator or its Affiliates in and to the Sprint Collocation Space by virtue of any
Mortgage granted by Lessee to any Lessee Lender and each Lessee Lender will, upon request, confirm such fact in writing. If there is more than one Lessee
Lender subject to the provisions of this Section 40, Lessor shall recognize the
Lessee Lender exercising rights afforded by this Section 40 whose Secured Lessee
Loan is most senior in lien (unless a Lessee Lender junior in lien

                                       88

requires that the holder thereof have a superior entitlement to such rights, and the other Lessee Lender senior in lien shall agree in writing to such request, in which event such recognition shall be of the holder of that Secured Lessee
Loan), provided that such Lessee Lender shall have complied with the provisions of this Section 40; provided, however, that Lessor shall have no obligation to determine which Lessee Lender is indeed senior in lien and shall have no liability to either Lessee Lender for an erroneous determination, if Lessor attempts to make such a determination, so long as such determination is made in good faith based upon the evidence and information of lien priority provided to
Lessor by the Lessee Lenders. Each Lessee Lender shall have the right to appear in any arbitration or other material proceedings arising under this Agreement and to participate in any and all hearings, trials and appeals in connection therewith, but only to the extent related to the rights or obligations of Lessee in the matter that is the subject of the arbitration or proceedings or to protect the security interest of Lessee in the Leased Property.

     (i) RECOURSE OF LESSOR. Lessor's recourse against any Lessee Lender shall be expressly limited to the Lessee Lender's interest in this Agreement and in the Sites and any and all real, personal and intangible property associated with the Sites (including without limitation, any revenues from any Collocation
Agreements or any Proceeds or Awards).

     SECTION 41. FINANCEABLE SITES AND SEVERED LEASES.

     (a) NON-FINANCEABLE SITES. With respect to each Site that is not a
Financeable Site on the Effective Date, Lessee will use commercially reasonable efforts to make each such Site a Financeable Site prior to the one-year anniversary of the Effective Date. In connection therewith, Lessee will take such actions and incur such costs, expenses and fees as are commercially reasonable in light of Lessee's financing structure.

     (b) MUTUAL COOPERATION. In connection with Lessee's efforts under this
Section 41(b), Lessor and the Sprint Additional Parties shall (and shall cause its Affiliates to) be actively involved with Lessee in all material aspects of the efforts to make all Sites Financeable Sites and shall use commercially reasonable efforts to cooperate with Lessee in such respect (but without obligation to pay any out-of-pocket costs, expenses or fees in respect thereof or related thereto). Lessee shall provide to Lessor and the Sprint Additional
Parties information in reasonable detail from time to time with respect to the actions taken by Lessee pursuant to this Section 41, and Lessor and the Sprint
Additional Parties shall have the right to request, which request shall be reasonably approved by Lessee, to directly contact the applicable Parties in an effort to cause any Site to become a Financeable Site; provided that the foregoing shall not obligate Lessor or the Sprint Additional Parties to expend any amounts in connection therewith and may not obligate Lessee to expend any amounts in connection therewith.

     (c) FAILURE OF SITES TO BE FINANCEABLE.

          (i) Within thirty (30) days following the one-year anniversary of the
     Effective Date, Lessee will deliver to Lessor a written statement listing all the Sites that are not Financeable Sites (the "PRELIMINARY
     NON-FINANCEABLE SITES STATEMENT") together with any Non-Financeable Site supporting documentation that Lessee deems relevant to be delivered therewith. Within fifteen (15) Business Days after receipt by Lessor of the

                                       89

     Preliminary Non-Financeable Sites Statement, Lessor shall have the right to request Non-Financeable Site Supporting Documentation reasonably required by Lessor. Lessor will have thirty (30) days following its receipt of the
     Preliminary Non-Financeable Sites Statement and all Non-Financeable Site
     Supporting Documentation requested by Lessor in a timely manner as provided herein to notify Lessee of any objection with respect to the inclusion on such statement of a Site as not being a Financeable Site (and must state any such objection on a Site-by-Site basis, together with a reasonably detailed explanation of such objection). If Lessor does not so notify
     Lessee of any such objection to a specific Site not being a Financeable
     Site within such thirty (30) day period in accordance with this Section
     41(c), the Preliminary Non-Financeable Sites Statement with respect to such
     Site will be deemed to be the final non-financeable sites statement (the
     "FINAL NON-FINANCEABLE SITES STATEMENT"). All Sites on the Final
     Non-Financeable Site Statement shall be deemed to be "NON-FINANCEABLE
     SITES."

          (ii) Lessor and Lessee will cooperate in good faith for ten (10)
     Business Days to resolve any dispute relating to the Preliminary
     Non-Financeable Sites Statement. If the Parties are unable to resolve any dispute relating to the Preliminary Non-Financeable Sites Statement within such ten (10) Business Day period, the Parties will initiate arbitration proceedings in accordance with the provisions of Section 31(h) to seek final determination of which Sites are included on the Final
     Non-Financeable Site Statement.

          (iii) If the sum of (x) the aggregate amount of the Non-Financeable
     Sites Financing Costs for all Non-Financeable Sites included on the Final
     Non-Financeable Sites Statement rendered pursuant to this Agreement and (y)
     the Non-Financeable Sites Financing Costs for all Non-Financeable Sites
     included on the Final Non-Financeable Sites Statement (under and as defined in each Additional Master Lease and Sublease) (collectively, the "TOTAL
     NON-FINANCEABLE SITE FINANCING COSTS") exceeds $10,000,000, the Sprint
     Additional Parties will pay to Lessee and the lessee under each Additional
     Master Lease and Sublease in aggregate one payment (which payment shall be divided between Lessee and the Additional Master Lease Lessees based upon agreement as between such Persons) in an amount equal to fifty percent
     (50%) of the positive excess of (A) the Total Non-Financeable Sites
     Financing Costs over (B) $10,000,000 by wire transfer of immediately available funds to an account jointly designated in writing by Lessee and the Additional Master Lessees; provided, however, that the Sprint
     Additional Parties shall have no obligation to pay any such amount attributable to any matter for which any Lessee Indemnitee has received payment pursuant to a claim for indemnification under Article 9 of the
     Agreement to Lease and Sublease.

     (d) SEVERANCE OF AGREEMENT.

          (i) In order for Lessee's Affiliates from time to time to cause the financing of Sites, Lessee shall have the right to cause the severance of this Agreement (or future Severance Leases) into multiple Severance Leases and have the "lessee's/operator's" right under such Severance Lease for the
     Severed Sites (as well as the "lessor's" right under the Sprint Collocation
     Agreement with respect to the Severed Sites) assumed by a GSI Financing
     Subsidiary, provided this Lease shall not be severed into more than three
     (3)

                                       90

     Severance Leases in the aggregate and shall also be subject to the limitation set forth in the first sentence of Section 41(d)(ii)(B). Each
     Severance Lease shall be substantially in the form of this Lease, with appropriate modifications to reflect the fact that this Agreement has been severed. The Exhibits for such Severance Leases shall include the applicable information set forth in the Exhibits for this Agreement, solely with respect to the Severed Sites. Upon entering into each Severance Lease, the Parties shall also amend the exhibits to this Agreement to exclude each of the Severed Sites. Lessee shall also have the right to sever each of the
     Master Collocation Agreements with respect to the Severed Sites (and, if requested by Lessee, Sprint Collocator shall cause its Affiliates to assist
     Lessee in effectuating same). The obligations of the "lessee" under each
     Severance Lease to Lessor and Sprint under each Severed Lease shall be separate and distinct from the obligations of the "lessee" under this
     Agreement and under each other Severed Lease, and this lease and the
     Severed Leases shall not be cross-defaulted with one another, and the obligations of Lessee and the lessees under each severance lease and the
     Additional Master Lease and Subleases, at Lessee's election (and Global
     Parent under each Severed Lease), shall be separate and distinct from one another. If Lessee desires the other Parties to enter into a Severance
     Lease, Lessee shall send notice to Lessor and Sprint Collocator (the
     "SEVERANCE NOTICE") informing Lessor and Sprint Collocator of its desire to enter into a Severed Lease, specifying the applicable Sites and including with such notice an executable Severed Lease and amendment hereto, along with amended memoranda of leases or Site Designation Supplements with respect to the applicable Sites. Lessor and Sprint Collocator shall upon receipt of same, review and reasonably cooperate with Lessee (and Sprint
     Collocator shall cause its Affiliates to cooperate) to effect the execution and delivery of any Severed Lease. Under each Severance Lease and this
     Lease, following execution of a Severance Lease the Global Parent Maximum
     Obligation hereunder and thereunder shall be reduced to an amount equal to the Ratable Global Parent Maximum Obligation hereunder and thereunder, and, if requested by Lessor, Global Parent will confirm such Ratable Global
     Parent Maximum Obligation in writing. "RATABLE GLOBAL PARENT MAXIMUM
     OBLIGATION" shall mean an amount equal to the product of (x) the Global
     Parent Maximum Obligation and (y) a fraction the numerator of which is the aggregate sum of the Rent and the Pre-Lease Rent for the Sites remaining under this Lease or a Severance Lease, as applicable and the denominator of which is the aggregate sum of the Rent and the Pre-Lease Rent hereunder on the date hereof. Notwithstanding the foregoing, the Parties acknowledge and agree that for all tax purposes, including Section 467 of the Code, a
     Severance Lease shall be treated as a continuation of this Agreement with respect to the Severed Sites, no Severance Lease will contain any substantial modifications to this Agreement, and with respect to each Site, any Severance Lease and this Agreement will be treated as one lease agreement.

          (ii) Notwithstanding anything to the contrary contained herein or in any other Additional Master Lease and Sublease, (A) Lessee, in a Severance
     Notice, may elect to modify the definition of "Cross-Defaulted Master Lease and Sublease" to include any or none of the Additional Master Leases and
     Subleases (or Severance Leases thereunder) and (B) regardless of the number of Severance Leases hereunder or under the other Additional Master Leases and Subleases, there shall not be at any time, in the aggregate, more than three (3) Cross-Defaulted Lease Pools. For example, if pursuant to a
     Severance Notice, this Agreement is severed into three Master Leases and
     Subleases

                                       91

     and no other Additional Master Leases and Subleases are severed, and Lessee elects to treat (x) the first such Severed Lease ("SEVERED LEASE #1") as not being cross-defaulted with any other Additional Master Leases and
     Subleases, then the definition of Cross-Defaulted Master Lease and Sublease under such Severed Lease shall mean "none" and Severed Lease #1 shall be treated as its own Cross-Defaulted Lease Pool; and (y) the second such
     Severed Lease ("SEVERED LEASE #2") as cross-defaulted with Master Lease and
     Sublease Four and Master Lease and Sublease Five, then the definition of
     Cross-Defaulted Master Lease and Sublease under such Severed Lease #2 shall mean "Master Lease and Sublease Four and Master Lease and Sublease Five,"
     and Severed Lease #2 and Master Lease and Sublease Four and Master Lease
     and Sublease Five shall be treated as a Cross-Defaulted Lease Pool; and the definition of "Cross-Defaulted Master Lease and Sublease" under the third such Severed Lease ("SEVERED LEASE #3") shall include all of the other
     Additional Master Leases and Subleases not included in clauses (x) and (y)
     of this sentence and Severed Lease #3, and such other Additional Master
     Leases and Subleases shall be treated as a Cross-Defaulted Lease Pool.

     (e) SEVERANCE OF INDEMNIFICATION OBLIGATIONS. With respect to all indemnification obligations of Lessee hereunder (or of a GSI Financing
Subsidiary under a Severed Lease), Lessee, at its election, may elect to have
Global Parent provide such indemnities in lieu of Lessee (or the applicable GSI
Financing Subsidiary), and in connection therewith execute an indemnity reasonably acceptable to Lessor and Sprint, and upon execution of same, Lessor will acknowledge that Lessee is relieved of all indemnification obligations hereunder.

     (f) COOPERATION WITH FINANCING. Sprint and Lessor acknowledge that in connection with the financings of its interests in the Sites, from time to time,
Lessee may require legal opinions (or updates thereof or reliance letters or similar items with respect thereto) from its counsel, at Lessee's expense, with respect to certain bankruptcy-related matters and in connection therewith Sprint and Lessor will cooperate in taking such actions as may be reasonably required to give such opinions as Lessee may reasonably request and to provide customary undertakings, representations and certificates (including without limitation, as corporate structure charts, certifications that the requirements of the LLC
Agreement will be, and have at all times been, complied with), such cooperation and provision at Lessee's expense.

     SECTION 42. GLOBAL PARENT GUARANTY.

     (a) Global Parent unconditionally guarantees to the Sprint Indemnitees the full and timely payment and performance and observance of all of the terms, provisions, covenants and obligations of Lessee under this Agreement (the
"LESSEE OBLIGATIONS"). Global Parent agrees that if Lessee defaults at any time during the Term of this Agreement in the performance of any of the Lessee
Obligations, Global Parent shall faithfully perform and fulfill all Lessee
Obligations that involve payment of a fixed sum and shall pay to the applicable beneficiary all attorneys' fees, court costs, and other expenses, costs and disbursements incurred by the applicable beneficiary on account of any default by Lessee and on account of the enforcement of this guaranty. Notwithstanding anything to the contrary contained herein (but subject to the provisions of
Section 41(d)), the maximum aggregate amount payable hereunder by Global Parent shall be Three Million Two Hundred Sixty Seven Thousand Four Hundred Forty Five
Dollars ($3,267,445) (the "GLOBAL PARENT MAXIMUM OBLIGATION") and following aggregate

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payment by Global Parent to the Sprint Indemnitees of such amount, Global Parent shall have no further obligations hereunder.

     (b) The foregoing guaranty obligation of Global Parent shall be enforceable by any Sprint Indemnitee in an action against Global Parent without the necessity of any suit, action, or proceedings by the applicable beneficiary of any kind or nature whatsoever against Lessee, without the necessity of any notice to Global Parent of Lessee's default or breach under this Agreement, and without the necessity of any other notice or demand to Global Parent to which
Global Parent might otherwise be entitled, all of which notices Global Parent hereby expressly waives. Global Parent hereby agrees that the validity of this guaranty and the obligations of Global Parent hereunder shall not be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by any Sprint Indemnitee against Lessee any of the rights or remedies reserved to such Sprint Indemnitee pursuant to the provisions of this Agreement or any other remedy or right which such Sprint Indemnitee may have at law or in equity or otherwise.

     (c) Global Parent covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of Global
Parent hereunder shall not be affected, modified, or diminished by reason of any assignment, renewal, modification or extension of this Agreement or any modification or waiver of or change in any of the covenants and terms of this
Agreement by agreement of a Sprint Indemnitee and Lessee, or by any unilateral action of either a Sprint Indemnitee or Lessee, or by an extension of time that may be granted by a Sprint Indemnitee to Lessee or any indulgence of any kind granted to Lessee, or any dealings or transactions occurring between a Sprint
Indemnitee and Lessee, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction, or release, or any bankruptcy, insolvency, reorganization, arrangements, assignment for the benefit of creditors, receivership, or trusteeship affecting Lessee. Global Parent does hereby expressly waive any suretyship defense it may have by virtue of any statute, Law, or ordinance of any state or other Governmental Authority.

     (d) All of the Sprint Indemnitees' rights and remedies under this guaranty are intended to be distinct, separate and cumulative and no such right and remedy herein is intended to be the exclusion of or a waiver of any other.
Global Parent hereby waives presentment demand for performance, notice of nonperformance, protest notice of protest, notice of dishonor, and notice of acceptance. Global Parent further waives any right to require that an action be brought against Global or any other Person or to require that resort be had by a beneficiary to any security held by such beneficiary.

     SECTION 43. GENERAL PROVISIONS.

     (a) COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

     (b) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof)
as to all matters, including matters of validity, construction, effect, performance and remedies.

                                       93

     (c) ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement (including the
Exhibits), constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements, both written and oral, between the Parties with respect to the subject matter of this
Agreement. This Agreement will be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

     (d) FEES AND EXPENSES. Except as otherwise specifically set forth in this
Agreement, whether the transactions contemplated by this Agreement are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such costs and expenses.

     (e) NOTICES. All notices, requests, demands, waivers and other communications required or permitted under this Agreement will be in writing and will be deemed to have been delivered (i) five (5) Business Days after being mailed by first-class mail, postage prepaid, (ii) the next Business Day when sent overnight by a recognized courier service, (iii) upon confirmation when sent by telecopy, confirmed by mailing written confirmation at substantially the same time as such telecopy, or (iv) upon delivery when personally delivered to the receiving Party (which if other than an individual will be an officer or other responsible party of the receiving Party). All such notices and communications will be mailed, sent or delivered as set forth below or to such other person(s), telex or facsimile number(s) or address(es) as the Party to receive any such communication or notice may have designated by written notice to the other Party. A notice delivered to any of Lessor or any Person comprising
Sprint shall be deemed to have been delivered to all such Persons.

          If to Lessor or any Party comprising Sprint, to:

          Sprint Contracts and Performance
          Mailstop KSOPHT0101 - Z2650
          6391 Sprint Parkway
          Overland Park, Kansas 66251-2650
          Hotline: (800) 357-7641
          Fax No. (913) 794-0824
          Attention: Marion S. Crable, Manager

          with a copy to:

          Sprint Law Department
          Mailstop KS0PHT0101-Z2020
          6391 Sprint Parkway
          Overland Park, Kansas 66251
          Fax No. (913) 523-9823
          Attention: Real Estate Attorney

          and a copy of any notice given pursuant to Section 31 to:

          King & Spalding LLP
          191 Peachtree Street
          Atlanta, Georgia 30303-1763

                                       94

          Fax No. (404) 572-5146
          Attention: Raymond E. Baltz, Jr.

          If to Lessee or Global Parent, to:

          c/o Global Signal Inc.
          301 North Cattlemen Road
          Suite 300
          Sarasota, Florida 34232
          Attention: General Counsel

          and a copy of any notice given pursuant to Section 31 to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          4 Times Square
          New York, New York 10036
          Fax No. (212) 735-3000
          Attention: Joseph A. Coco

     (f) HEADINGS. The Section and Article headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the
Parties and will not in any way affect the meaning or interpretation of this
Agreement.

     (g) AMENDMENT; MODIFICATIONS. This Agreement may be amended, modified or supplemented only by written agreement of the Parties.

     (h) TIME OF THE ESSENCE. Time is of the essence in this Agreement, and whenever a date or time is set forth in this Agreement, the same has entered into and formed a part of the consideration for this Agreement.

     (i) SPECIFIC PERFORMANCE. Each Party recognizes and agrees that if any other Party should refuse to perform any of its obligations under this
Agreement, the remedy at Law would be inadequate and agrees that for breach of such provisions, each Party will, in addition to such other remedies as may be available to it at Law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Subject to
Section 43(l) of this Agreement, nothing contained in this Agreement will be construed as prohibiting any Party from pursuing any other remedies available to it pursuant to the provisions of this Agreement or applicable Law for such breach or threatened breach, including without limitation the recovery of damages. The arbitrator referred to in Section 43(l) will be empowered to enforce this Section 43(i).

     (j) MUTUAL DRAFTING. This Agreement is the result of the joint efforts of
Lessor, Lessee and Sprint, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of the Parties and there will be no construction against any Party based on any presumption of that
Party's involvement in the drafting of this Agreement.

                                       95

     (k) JURISDICTION AND CONSENT TO SERVICE. Without limiting the jurisdiction or venue of any other court, each of the Parties (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement will be brought solely in the state or federal courts of the State of New York, (ii)
consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement, (iii) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court, and (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable Laws or court rules governing service of process.

     (l) WAIVER OF JURY TRIAL.

          (i) EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION
     ARISING AMONG ANY OF THE PARTIES, WHETHER UNDER OR RELATING TO THIS
     AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTER CLAIM, THIRD PARTY CLAIM OR
     OTHERWISE. If for any reason the jury waiver is held to be unenforceable, the Parties agree to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local statutes, Laws or regulations, under the applicable commercial rules of the
     AAA. Any arbitration will be held in the New York, New York metropolitan area and be subject to the Governing Law provision of this Agreement.
     Discovery in the arbitration will be governed by the Local Rules applicable in the United States District Court for the Southern District of New York.

          (ii) The agreement of each Party to waive its right to a jury trial will be binding on its successors and assigns and will survive the termination of this Agreement.

     SECTION 44. NO PETITION; LIMITED RECOURSE AGAINST LESSEE

     Prior to the date that is one year and one day after the date on which this
Agreement has terminated in accordance with its terms, and all obligations of the Lessee under or in respect to any Secured Lessee Loans have been paid in full, neither Lessor nor any Sprint Additional Parties will institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation, receivership or similar proceeding under the laws of the United States of America or any state thereof against the Lessee. The provisions of this Section 44 will survive any termination of this Agreement.

     SECTION 45. EXECUTION BY SPRINT SPECTRUM L.P., AND SPRINTCOM, INC.

In addition to Sprint Spectrum L.P. executing this Agreement as "Sprint
Collocator," Sprint Spectrum L.P. and SprintCom, Inc. are executing this
Agreement to confirm, to the extent that a Sprint Additional Party has any obligations or covenants hereunder, Sprint Spectrum L.P., and SprintCom, Inc., as applicable, shall cause such Sprint Additional Party to perform its obligations or covenants hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       96

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and sealed by their duly authorized representatives, all effective as of the day and year first written above.

                                        LESSOR:

                                        STC SIX COMPANY

                                        By /s/ Leslie H. Meredith
                                           -------------------------------------
                                        Name: Leslie H. Meredith
                                        Title: President

                   MASTER LEASE AND SUBLEASE - STC SIX COMPANY

                                        SPRINT COLLOCATOR:

                                        SPRINT SPECTRUM L.P.

                                        By /s/ Leslie H. Meredith
                                           -------------------------------------
                                        Name: Leslie H. Meredith
                                        Title: Vice President

                   MASTER LEASE AND SUBLEASE - STC SIX COMPANY

                                        LESSEE:

                                        GLOBAL SIGNAL ACQUISITIONS II LLC

                                        By /s/ Greerson G. McMullen
                                           -------------------------------------
                                        Name: Greerson G. McMullen
                                        Title: Executive Vice President, General
                                               Counsel, and Secretary

                                        GLOBAL PARENT:

                                        GLOBAL SIGNAL INC.

                                        By /s/ Greerson G. McMullen
                                           -------------------------------------
                                        Name: Greerson G. McMullen
                                        Title: Executive Vice President, General
                                               Counsel, and Secretary

                   MASTER LEASE AND SUBLEASE - STC SIX COMPANY